As filed with the Securities and Exchange Commission on April 20, 2011	Registration Statement No. 333-159356

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2 TO REGISTRATION STATEMENT
ON FORM S-1
UNDER
THE SECURITIES ACT OF 1933

AXION POWER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0774638	2121
(State or other jurisdiction of	(I.R.S. Identification Number)	(Primary Standard Industrial
incorporation or organization)		Classification Code Number)

3601 Clover Lane
New Castle, Pennsylvania 16105
Telephone (724) 654-9300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Granville
3601 Clover Lane
New Castle, Pennsylvania 16105
Telephone (724) 654-9300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jolie Kahn, Esq.
61 Broadway, Suite 2820
New York, NY 10006
Telephone (212) 422-4910

and

Quentin Collin Faust, Esq.
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Telephone (214) 659-4400

Approximate Date of Commencement of Proposed Sale to the Public: At such time or times after the effective date of this registration statement as the selling stockholders shall determine.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus included herein is a combined prospectus, which also relates to the same class of securities of the Registrant previously registered under the Registration Statement on Form S-1 (Registration No. 333-150901) of the Registrant. This Post-Effective Amendment No. 1 to Registration Statement No. 333-159356 constitutes Post-Effective Amendment No. 6 to Registration Statement No. 333-150901. Such Post-Effective Amendment No. 6 shall become effective concurrently with the effectiveness of this Post-Effective Amendment No. 1.

Explanatory Note

This Post-Effective Amendment No. 2 on Form S-1 (this “Post-Effective Amendment”) relates solely to the sale by selling stockholders of up to 3,421,036 shares of common stock issued to the selling stockholders, which resales were registered by the registrant on the Registration Statement on Form S-1 (File No. 333-159356) declared effective by the Securities and Exchange Commission on or about May 29, 2009, as amended by Post-Effective Amendment No. 1 on Form S-1 declared effective by the Securities and Exchange Commission on or about May 14, 2010. This Post-Effective Amendment is being filed to include the financial statements for the year ended December 31, 2010. All filing fees payable in connection with the registration of these securities were previously paid by the registrant at the time of filing the original Registration Statement on Form S-1.

Subject to Completion, dated April 20, 2011

PROSPECTUS

3,421,036 Shares of Common Stock

This prospectus relates to the offer and sale of 638,199 shares of common stock of Axion Power International, Inc., a Delaware corporation, issued to The Quercus Trust (“Quercus”) pursuant to a Securities Purchase Agreement, dated January 14, 2008 between Quercus and the Company and that may be offered and sold from time to time by Quercus.

Unless otherwise noted, the terms “the Company,” “our Company,” “Axion,” “we,” “us” and “our” refer to Axion Power International, Inc. and its subsidiaries.

This prospectus also covers 2,782,837 shares that were previously registered on Registration Statement No. 333-150901 that were issued to Quercus and to the Second Amended Stockholders Trust of Mega-C Corporation in 2003 and 2005 (the “Mega-C Trust”, and together with Quercus, the “Selling Stockholders”).

These 3,421,036 shares of common stock may be offered and sold from time to time by the Selling Stockholders or by pledgees, donees, transferees, assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer.

The Selling Stockholders may offer their shares from time to time directly or through one or more underwriters, broker-dealers or agents, in the over-the-counter market at market prices prevailing at the time of sale, in one or more negotiated transactions at prices acceptable to the Selling Stockholders, or otherwise.

We will not receive any proceeds from the sale of shares by the Selling Stockholders. In connection with any sales of the common stock offered hereunder, the Selling Stockholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses related to the registration of the shares covered by this prospectus. The Selling Stockholders will pay any commissions and selling expenses they may incur.

Our common stock trades on the Over the Counter Bulletin Board (the “OTCBB”) under the symbol “AXPW.OB”. The closing sale price on the OTC Bulletin Board on April 12, 2011, was $0.97  per share.

Investing in the common stock offered by this prospectus is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2011

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
USE OF PROCEEDS	8
MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	8
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	11
BUSINESS	20
LEGAL PROCEEDINGS	29
MANAGEMENT	31
EXECUTIVE COMPENSATION	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	45
THE SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION	45
DESCRIPTION OF SECURITIES	47
LEGAL MATTERS	51
EXPERTS	51
WHERE YOU CAN FIND MORE INFORMATION	52
AXION POWER INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2010	53
PART II – INFORMATION NOT REQUIRED IN PROSPECTUS	81
SIGNATURES	90

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the Securities and Exchange Commission’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions.

A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled “Risk Factors” beginning on page 5, and any supplements before making a decision to invest in our common stock.

Cautionary Note Regarding Forward-Looking Information

This prospectus, in particular the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing herein, contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended , and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations, beliefs, intentions or strategies concerning future events, including, but not limited to, any statements regarding our assumptions about financial performance; the continuation of historical trends; the sufficiency of our cash balances for future liquidity and capital resource needs; the expected impact of changes in accounting policies on our results of operations, financial condition or cash flows; anticipated problems and our plans for future operations; and the economy in general or the future of the electrical storage device industry, all of which are subject to various risks and uncertainties.

When used in this prospectus as well as in reports, statements, and information we have filed with the Securities and Exchange Commission, in our press releases, presentations to securities analysts or investors, in oral statements made by or with the approval of an executive officer, the words or phrases “believes,” “may,” “will,” “expects,” “should,” “continue,” “anticipates,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions and variations thereof are intended to identify such forward-looking statements. However, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

PROSPECTUS SUMMARY

This summary highlights important information about this offering and our business. It does not include all information you should consider before investing in our common stock. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes, before you decide to invest.

Our Company

We are a development stage company that was formed as Axion Power Corporation in September 2003 to acquire and develop certain innovative battery technology. Since inception, Axion Power Corporation has been engaged in research and development of the new technology for the production of lead-acid-carbon energy storage devices (technology) that we refer to as our PbC devices. As of December 31, 2003, Axion Power Corporation engaged in a reverse acquisition with Tamboril Cigar Company, a public shell company. Tamboril was originally incorporated in Delaware in January 1997, operated a wholesale cigar business until December 1998 and was an inactive public shell thereafter until December 2003. The information presented herein relates to the operations of Axion Power Corporation, the accounting acquirer. Tamboril, the legal acquirer, changed its name to Axion Power International, Inc. We formed a new corporation, Axion Power Battery Manufacturing Inc., which purchased the foreclosed assets of a failed battery manufacturing plant. The new operating entity now conducts R&D and manufacturing activities and also manufactures lead-acid battery product for sale to distributors and end user customers.

Since inception, our operations have been financed by a small group of individuals and entities with little to no revenue generated from operations. As a result, trading in our common stock has been sporadic, volumes have been low, and the market price has been volatile. We believe that a successful transition from R&D to manufacturing, and therefore marketing and selling our proprietary products, will improve our cash balances and market profile and may result in a more active trading market for our stock. However, we can provide no guarantees that our transition efforts will be successful.

Our Business

We are a development stage company that has invested seven years and $60.8 million through December 31, 2010 to develop our patented energy storage device that uses activated carbon electrode assemblies to replace the lead-based negative electrodes found in conventional lead-acid batteries. Our PbC energy storage device is a hybrid battery-supercapacitor that combines the simplicity of lead-acid batteries with the fast recharge rate and longer cycle life of supercapacitors. The result is a relatively low cost device that has versatility of design that will allow differing iterations to deliver maximum power; maximum energy; or a range of balances between the two.

Our PbC technology is protected by eight issued U.S. patents and other proprietary features and structures and we typically have a number of patent applications in process at any point in time. The resulting devices are technically sophisticated and yet simple in design. The carbon electrode assemblies are fabricated from readily available raw materials using, for the most part, standard industrial processes and techniques. The PbC negative electrodes are then assembled into PbC batteries that can employ the same cases, covers, positive electrodes, separators and electrolyte that are used in conventional lead-acid batteries, and can be assembled with the same equipment and methodology used throughout the world for manufacturing conventional lead-acid batteries. PbC batteries use significantly less lead than standard lead-acid batteries with a comparable footprint, and the lead, plastics and acid employed, just like lead-acid batteries, can be routinely and profitably recycled at existing recycling facilities around the world. As is the case with the lead-acid battery, we expect that in the United States our PbC battery will be fully recycled 99.1% of the time (United States Environmental Protection Agency, Solid Waste and Energy Response [5306P]).

The Offering

Common stock offered by the selling stockholders:	3,421,036 shares of our common stock, par value $0.0001 per share.

Offering prices:	The shares offered by this prospectus may be offered and sold at prevailing market prices or such other prices as the selling stockholders may determine.

Common stock outstanding:	85,453,302 shares as of April 6, 2011, the latest practicable date.

Dividend policy:	Dividends on our common stock may be declared and paid when and as determined by our board of directors. We have not paid and do not expect to pay dividends on our common stock.

Over the Counter Bulletin Board symbol:	AXPW.OB

Use of proceeds:
We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the selling stockholders. All of the proceeds from the sale of common stock offered by this prospectus will go to the selling stockholders at the time they sell their shares.

Risk Factors

See “Risk Factors” beginning on page 5 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Our Address

Our principal executive offices are located at 3601 Clover Lane, New Castle, Pennsylvania 16105, and our telephone number is (724) 654-9300.

RISK FACTORS

Investing in our common stock is very speculative and involves a high degree of risk. You should carefully consider all of the information in this prospectus before making an investment decision. The following are among the risks we face related to our business, assets and operations. They are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also arise. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock. You should not purchase our shares unless you can afford to lose your entire investment.

We are a development stage company, and our business and prospects are extremely difficult to evaluate.

Since our inception in September 2003, the majority of our resources have been dedicated to our R&D efforts, and we have only recently begun to transition into the very early stages of commercial PbC prototype production. We do not have a stable operating history that you can rely on in connection with your evaluation of our current business and our future business prospects. Our business and prospects must be carefully considered in light of the limited history of PbC technology and the many business risks, uncertainties and difficulties that are typically encountered by development stage companies that have sporadic revenues and are committed to focusing on research, development and product testing for an indeterminate period of time. Some of the principal risks and difficulties we have encountered and expect to continue to encounter include, but are not limited to, our ability to:

•	Maintain effective control over the cost of our research, pace of progress, development and product testing activities;
•	Develop cost effective manufacturing methods for essential components of our proposed products;
•	Improve the performance of our commercial prototype batteries;
•	Successfully transition from our laboratory research and pilot production efforts to commercial manufacturing and sales of our prototype PbC battery technologies;
•	Adapt and successfully execute our vision and business plan;
•	Implement and improve operational, information technology , financial and management control systems and processes;
•	License complementary technologies if necessary and successfully defend our intellectual property rights against potential claims;
•	Respond effectively to competitive developments and changing market conditions;
•	Continue to attract, retain and motivate qualified personnel; and
•	Manage each of the other risks set forth below.

Because of our limited operating history and our relatively recent transition into the production of prototype PbC devices that we are relying on to become our core revenue generating products, we have limited insight into trends and conditions that may exist or might emerge and affect our business. There is no assurance that our business strategy will be successful or that we will successfully address the risks identified in this prospectus.

We have incurred net losses from inception and do not expect to introduce our first commercial PbC products in quantity until the fourth quarter of 2011.

From our inception we have incurred net losses and expect to incur substantial and possibly increasing losses for the foreseeable future as we increase our spending to fund the development of production methods for our PbC devices and to build an infrastructure to support this business. Our operating losses have had, and will continue to have, an adverse impact on our working capital, total assets and stockholders’ equity. For 2010, we had a net loss applicable to common shareholders of $6.8 million. In addition, we had cumulative losses from inception (September 18, 2003) to December 31, 2010 of $67.7 million. We have not yet reached a point where we can manufacture our proprietary PbC batteries and our proprietary activated carbon electrodes in commercial volumes and we will not be in a position to commercialize such products until we complete the design development, manufacturing process development and pre-market testing activities. There can be no assurance that our development and testing activities will be successful or that our proposed products will achieve market acceptance or be sold in sufficient quantities and at prices necessary to make them commercially viable.

We are subject to stringent environmental regulation.

We use or generate certain hazardous substances in our research and manufacturing facilities. We do not carry environmental impairment insurance. We believe that all permits and licenses required for our current business activities are in place. Although we do not know of any material environmental, safety or health problems in our property or processes, there can be no assurance that problems will not develop in the future which could have a material adverse effect on our business, results of operation, or financial condition.

Our products contain hazardous materials including lead.

Lead is a toxic material that is a primary raw material in our batteries. We also use, generate and discharge other toxic, volatile and hazardous chemicals and wastes in our research, development and manufacturing activities. We are required to comply with federal, state and local laws and regulations regarding pollution control and environmental protection. Under some statutes and regulations, a government agency, or other parties, may seek to recover response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. In addition, more stringent laws and regulations may be adopted in the future, and the costs of complying with those laws and regulations could be substantial. If we fail to control the use of, or inadequately restrict the discharge of, hazardous substances, we could be subject to significant monetary damages and fines, or be forced to suspend certain operations.

As we sell our products, we may become the subject of product liability claims.

Due to the hazardous nature of many of the key materials used in the manufacturing of our batteries, the producers of such products may be exposed to a greater number of product liability claims, including possible environmental claims. We currently have product liability insurance up to $1,000,000 per occurrence and $5,000,000 in the aggregate to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business operations. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that as we continue distribution of our products that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay such liability.

We depend on key personnel, and our business may be severely disrupted if we lose the services of our key executives, employees, and consultants.

Our business is dependent upon the knowledge and experience of our key scientists, engineers, manufacturing staff and executive officers. Given the competitive nature of our industry, there is the risk that one or more of our key scientists or engineers will resign their positions, which could have a disruptive impact on our operations. If any of our key scientists, engineers or executive officers do not continue in their present positions, we may not be able to easily replace them and our business may be severely disrupted. If any of these individuals joins a competitor or forms a competing company, we could lose important know-how and experience and incur substantial expense to recruit and train suitable replacements. Currently, all of our key employees have employment contracts that include non-compete provisions.

We will not begin automated production of our PbC technology until the 3rd quarter of 2011.

We will not be able to begin full commercial production of our PbC energy storage devices until we complete our current testing operations, our planned application evaluation, our planned product development and until our second generation robotic PbC negative electrode production line is fully commissioned. We believe our path to full automated production will, at a minimum, take us into the third quarter of 2011. Even if our prototype development operations are successful, there can be no assurance that we will be able to establish and maintain our facilities and relationships for the manufacturing, distribution and sale of our PbC batteries and other technologies or that any future products will achieve market acceptance and be sold in sufficient quantities and at prices necessary to make them commercially successful. Even if our proposed products are commercially successful, there can be no assurance that we will realize enough revenue and gross margin from the sale of products to achieve profitability.

We have limited manufacturing experience with respect to our PbC technology, which may translate into substantial cost overruns in manufacturing and marketing our products.

We do not have extensive manufacturing experience with respect to production of our commercial PbC negative electrode prototypes in quantities required to achieve our operational goals, and there is no assurance that we will be able to retain a qualified manufacturing staff or effectively manage the manufacturing of our proposed products when we are ready to do so.

As we transition into the commercial production of our prototype devices, we may experience substantial cost overruns in manufacturing and marketing our PbC technologies, and we may not have sufficient capital in the future to successfully complete such tasks. In addition, we may not be able to manufacture or market our products because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors. Either of these inabilities could cause us to abandon our current business plan and may cause our operations to eventually fail.

Risks related to our PbC Technology

We need to improve the performance of our commercial prototypes before we commit to achieve large scale production.

Our commercial prototypes do not satisfy all of our performance expectations, and we need to continue to improve various aspects of our PbC technology as we move forward with larger scale production of our commercial prototypes. There is no assurance that we will be able to resolve the known technical issues. Future testing of our prototypes may reveal additional technical issues that are not currently recognized as obstacles. If we cannot improve the performance of our prototypes in a timely manner, we may be forced to redesign or delay the large scale production of commercial prototypes or possibly cause us to abandon our product development efforts altogether.

We do not have any long-term vendor contracts.

We currently purchase the raw materials for our carbon electrodes and a variety of other components from third parties. We then fabricate our carbon electrodes and build our prototypes in-house. We do not have any long-term contracts with suppliers of raw materials and components, and our current suppliers may be unable to satisfy our future requirements on a timely basis. Moreover, the price of purchased raw materials and components could fluctuate significantly due to circumstances beyond our control. If our current suppliers are unable to satisfy our long-term requirements on a timely basis, we may be required to seek alternative sources for necessary materials and components or redesign our proposed products to accommodate available substitutes.

We will be a small player in an intensely competitive market and may be unable to compete.

The lead-acid battery industry is large, intensely competitive and resistant to technological change. Even if our product development efforts are successful, we will have to compete or enter into further strategic relationships with well-established companies that are much larger and have greater financial capital and other resources than we do. We may be unable to convince end users that products based on our PbC technology are superior to available alternatives. Moreover, if competitors introduce similar products, they may have a greater ability to withstand price competition and finance their marketing programs. There is no assurance that we will be able to compete effectively.

To the extent we enter into strategic relationships, we will be dependent upon our partners.

Some of our products are not intended for direct sale to end users and our business strategy is likely to require us to enter into strategic relationships with manufacturers of other power industry equipment that use batteries and other energy storage devices as important components of their finished products. The agreements governing any future strategic relationships may not provide us with control over the activities of any strategic relationship we negotiate and our future partners, if any, could retain the right to terminate the strategic relationship at their option. Our future partners will have significant discretion in determining the efforts and level of resources that they dedicate to our products and may be unwilling or unable to fulfill their obligations to us. In addition, our future partners may develop and commercialize, either alone or with others, products that are similar to or competitive with the products that we intend to produce.

Risks relating to our intellectual property

We may rely on licenses for our PbC technology, which may affect our continued operations with respect thereto.

As we develop our PbC technology, we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated. The inability to obtain any necessary third-party licenses could cause us to abandon a particular development path, which could seriously harm our business, financial position and results of our operations.

New technology may lead to our competitors developing superior products which would reduce demand for our products.

Research into the electrochemical applications for carbon nanotechnology and other storage technologies is proceeding at a rapid pace, and many private and public companies and research institutions are actively engaged in the development of new battery technologies based on carbon nanotubes, nanostructured carbon materials and other non-carbon materials. These new technologies may, if successfully developed, offer significant performance or price advantages when compared with our technologies. There is no assurance that our existing patents or our pending and proposed patent applications will offer meaningful protection if a competitor develops a novel product based on a new technology.

If we are unable to protect our proprietary technology and preserve our trade secrets, we will increase our vulnerability to competitors which could materially adversely impact our ability to remain in business.

Our ability to successfully commercialize our products will depend, in large measure, on our ability to protect those products and our technology with domestic and foreign patents. We will also need to continue to preserve our trade secrets. The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of technology companies, including us, are uncertain and involve complex legal and factual issues.

We cannot assure you that our patents will prevent other companies from developing similar products or products which produce benefits substantially the same as our products, or that other companies will not be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products. Accordingly, if our patent applications are not approved or, even if approved, if such patents are circumvented or not upheld in a court of law, our ability to competitively exploit our patented products and technologies may be significantly reduced. Additionally, the coverage claimed in a patent application can be significantly reduced before the patent is issued.

From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Additionally, we cannot assure investors that any of our products or technology will be patentable or that any future patents we obtain will give us an exclusive position in the subject matter claimed by those patents. Furthermore, we cannot assure investors that our pending patent applications will result in issued patents, that patent protection will be secured for any particular technology, or that our issued patents will be valid or enforceable or provide us with meaningful protection.

If we are required to engage in expensive and lengthy litigation to enforce our intellectual property rights, the costs of such litigation could be material to our results of operations, financial condition and liquidity and, if we are unsuccessful, the results of such litigation could materially adversely impact our entire business.

We may find it necessary to initiate litigation to enforce our patent rights, to protect our trade secrets or know-how or to determine the scope and validity of the proprietary rights of others. We plan to aggressively defend our proprietary technology and any issued patents if funding is available to do so. Litigation concerning patents, trademarks, copyrights and proprietary technologies can often be time-consuming and expensive and, as with litigation generally, the outcome is inherently uncertain.

Although we have entered into invention assignment agreements with our employees and with certain advisors, if those employees or advisors develop inventions or processes independently which may relate to products or technology under development by us, disputes may also arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights under these agreements.

We also rely on confidentiality agreements with our strategic partners, customers, suppliers, employees and consultants to protect our trade secrets and proprietary know-how. We may be required to commence litigation to enforce such agreements, and it is certainly possible that we will not have adequate remedies for breaches of our confidentiality agreements.

Other companies may claim that our technology infringes on their intellectual property or proprietary rights and commence legal proceedings against us which could be time-consuming and expensive and could result in our being prohibited from developing, marketing, selling or distributing our products.

Because of the complex and difficult legal and factual questions that relate to patent positions in our industry, we cannot assure you that our products or technology will not be found to infringe upon the intellectual property or proprietary rights of others. Third parties may claim that our products or technology infringe on their patents, copyrights, trademarks or other proprietary rights and demand that we cease development or marketing of those products or technology or pay license fees. We may not be able to avoid costly patent infringement litigation, which will divert the attention of management away from the development of new products and the operation of our business. We cannot assure investors that we would prevail in any such litigation. If we are found to have infringed on a third party’s intellectual property rights, we may be liable for money damages, encounter significant delays in bringing products to market or be precluded from manufacturing particular products or using particular technology.

Other parties may challenge certain of our foreign patent applications. If such parties are successful in opposing our foreign patent applications, we may not gain the protection afforded by those patent applications in particular jurisdictions and may face additional proceedings with respect to similar patents in other jurisdictions, as well as related patents. The loss of patent protection in one jurisdiction may influence our ability to maintain patent protection for the same technology in other jurisdictions.

Risks relating to our common stock

We have issued a large number of warrants and options, which if exercised would substantially increase the number of common shares outstanding.

On March 1, 2011, we had 85,453,302 shares of common stock outstanding, and (a) we have warrants outstanding and that, if exercised, would generate proceeds of $15,258,947 and cause us to issue up to an additional 12,973,820 shares of common stock, with 1,085,714 of these warrants classified as derivative liabilities, and (b) we have options outstanding to purchase common stock that, if exercised, would generate proceeds of $7,051,223 and result in the issuance of an additional 3,578,520 shares of common stock.

As a key component of our growth strategy we have provided and intend to continue offering compensation packages to our management and employees that emphasize equity-based compensation and would thus cause further dilution.

Our stock price may not stabilize at current levels.

Our common stock is quoted on the Over the Counter Bulletin Board. Since trading in our common stock began in January 2004, trading has been sporadic, trading volumes have been low and the market price has been volatile. The closing price reported as of April 12, 2011, the latest practicable date, was $0.97 per share. Current quotations are not necessarily a reliable indicator of value and there is no assurance that the market price of our stock will stabilize at or near current levels.

USE OF PROCEEDS

We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the selling stockholders. All of the proceeds from the sale of common stock offered by this prospectus will go to the selling stockholders at the time they offer and sell such shares. We will bear all costs associated with registering the shares of common stock offered by this prospectus.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At the start of the year ended December 31, 2008, our common stock was trading on the OTC Pink Sheets under the symbol AXPW.PK. On July 3, 2008, our common stock resumed trading on the Over the Counter Bulletin Board under the symbol “AXPW”. Trading in our common stock has historically been sporadic, trading volumes have been low, and the market price has been volatile.

Our common stock trades on the Over the Counter Bulletin Board under the symbol “AXPW”. Trading in our common stock has historically been sporadic, trading volumes have been low, and the market price has been volatile.

The following table shows the range of high and low bid prices for our common stock as reported on AOL Finance. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Period	High	Low
First Quarter 2009	$1.25	$0.80
Second Quarter 2009	$2.10	$0.78
Third Quarter 2009	$2.75	$1.05
Fourth Quarter 2009	$2.25	$1.20
First Quarter 2010	$1.60	$1.12
Second Quarter 2010	$1.20	$0.66
Third Quarter 2010	$0.72	$0.46
Fourth Quarter 2010	$0.80	$0.51
First Quarter 2011	$1.27	$0.55

On April 12, 2011, the latest practicable date, the sale price for our common stock as reported on the Over the Counter Bulletin Board was $0.97 per share.

Securities outstanding and holders of record

On April 6, 2011, the latest practicable date, there were approximately 432 record holders of our common stock and 85,453,302 shares of our Common Stock issued and outstanding.

Dividend Policy

We have not paid and do not expect to pay dividends on our common stock. Any future decision to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

Information respecting equity compensation plans

Summary Equity Compensation Plan Information: The following table provides summary information on our equity compensation plans as of December 31, 2010:

Equity Compensation Plan category:	Number of shares Issuable on exercise of Outstanding options	Weighted average exercise price of outstanding options	Number of shares available for future issuance under equity compensation plans
Compensation plans approved by stockholders
2004 Incentive Stock Plan	0	$0	1,379,000
2004 Directors’ Option Plan	480,972	$1.68	489,463

Compensation not approved by stockholders
Options held by officers, employees, and consultants	1,658,500	$2.46
2010 Employees and Officers Stock Option Plan	1,439,048	$1.50	524,952
Total equity awards	3,578,520	$1.97

The Company has two stockholder approved equity compensation plans, and on September 28, 2010, the board of directors amended the 2001 Director’s Option Plan without stockholder approval. For certain positions, the Company enters into employment and other contracts that provide for equity compensation arrangements other than those contemplated by the stockholder approved plans. The following summarizes the Company’s equity compensation arrangements.

Equity Compensation Not Approved by Stockholders:

Options Held by Officers, Employees, and Consultants:

In March 2008 the Company’s Chief Financial Officer, Andrew Carr Conway, Jr., was granted a contractual option to purchase 30,000 shares of common stock at an exercise price of $4.50. 10,000 options vested in March 2008 and were exercisable through December 2009, and the remaining 20,000 options vested in May 2008 and were exercisable through May 2010. These options were valued at $15,600 utilizing the Black-Scholes-Merton option pricing model with $15,600 recorded as compensation expense in 2008.

In June 2008 the Company’s Chief Financial Officer, Andrew Carr Conway, Jr., was granted a contractual option to purchase 10,000 shares of common stock at an exercise price of $4.50. These options vested in June 2008 and were exercisable through June 2010. These options were valued at $5,200 utilizing the Black-Scholes-Merton option pricing model and recorded as compensation expense in 2008.

In June 2008 our Chief Executive Officer, Thomas Granville, was granted a contractual option to purchase an additional 90,000 shares of our common stock at a price of $2.50 per share. The options vest prorated over the 24-month term of his contract, and are exercisable for a period of five years from the vesting date. These options were valued at $79,872, utilizing the Black-Scholes-Merton option pricing model with $23,296 of compensation expense recorded in 2008.

In June 2008 the Company’s Chief Technical Officer, Edward Buiel, was granted a contractual option to purchase an additional 100,000 shares of our common stock at a price of $2.50 per share. The options will cliff vest on May 31, 2011, and are exercisable for a period of five years from the vesting date. These options were valued at $95,436, utilizing the Black-Scholes-Merton option pricing model with $18,557 of compensation expense recorded in 2008.

In June 2008 the Company’s Chief Financial Officer, Donald Hillier, was granted an option to purchase 180,000 shares of our common stock. The exercise price of the option was $2.50 per share, and the option vests at the rate of 5,000 shares per month through the term of the Employment Agreement, and is exercisable for a period of 5 years from the vesting date. These options were valued at $179,244, utilizing the Black-Scholes-Merton option pricing model with $34,853 of compensation expense recorded in 2008.

In June 2008 three employees were granted contractual options to purchase an additional 200,000 shares of our common stock at a price of $2.50 per share. 5,000 of these options vested in June 2008 upon execution of the employment contracts, with the balance cliff vesting on June 15, 2011, and are exercisable for a period of three years from the vesting date. These options were valued at $165,041, utilizing the Black-Scholes-Merton option pricing model with $34,222 of compensation expense recorded in 2008.

In June 2008 seven employees were granted contractual options to purchase an additional 179,500 shares of our common stock at a price of $2.50 per share. 43,500 of these options vested in December 2008 upon execution of the employment contracts, with the balance vesting through the term of the employment agreement and are exercisable for a period of three years from the vesting date. These options were valued at $36,171, utilizing the Black-Scholes-Merton option pricing model with $5,330 of compensation expense recorded in 2008.

In January 2009 the Company granted a total of 36,000 contractual stock options to an employee at an exercise price of $2.50 per share. 6,000 of these options vested in January 2009 upon execution of the employment contract, with the balance vesting at a rate of 1,000 per month, and are exercisable for a period of five years from vesting date. These options were valued at $14,507, utilizing the Black-Scholes-Merton model with $4,835 of compensation expense recorded in 2009

On April 1, 2010 our Chief Operating Officer, Philip S. Baker was granted an option to purchase 230,000 shares of our common stock. The exercise price of the option is $1.50 per share. 26,000 of these options vested upon executing the employment contract and the remainder vest at the rate of 6,000 shares per month through the term of the Employment Agreement and are exercisable for a period of 5 years from the vesting date. These options were valued at $160,884, utilizing the Black-Scholes-Merton model with $40,221 compensation expense recorded in 2010.

On April 1, 2010 our Chief Financial Officer, Charles R. Trego was granted an option to purchase 265,000 shares of our common stock. The exercise price of the option is $1.50 per share. 27,000 of these options vested upon executing the employment contract and the remainder vest at the rate of 7,000 shares per month through the term of the Employment Agreement and are exercisable for a period of 5 years from the vesting date. These options were valued at $185,364, utilizing the Black-Scholes-Merton model with $46,341 compensation expense recorded in 2010.

On December 14, 2010 the Company granted a total of 55,000 stock options to one employee at an exercise price of $1.00 per share. 20,000 of these options vested in December 2010, and 1,000 options will vest monthly from January 2011 through November 2013, and are exercisable for a period of five years from vesting date. These options were valued at $15,948, utilizing the Black-Scholes-Merton model with $5,799 compensation expense recorded in 2010.

2010 Employees and Officers Stock Option Plan:

During March 2010, the Company granted a total of 272,000 stock options to two employees at an exercise price of $1.50 per share. 8,000 of these options vested in March 2010 upon execution of their employment contracts, with the balance vesting at a rate of 8,000 per month beginning June 30, 2010. These options are exercisable for a period of five years from vesting date. These options were valued at $189,396, utilizing the Black-Scholes-Merton model with $52,610 of compensation expense recorded in 2010.

On April 1, 2010, an employee was granted an option to purchase 195,000 shares of our common stock at an exercise price of $1.50 per share. 25,000 of these options vested upon execution of the employment contract and beginning in June 2010; 5,000 options will vest monthly through the remainder of the contract and are exercisable for a period of 5 years from the vesting date. These options were valued at $136,404, utilizing the Black-Scholes-Merton model with $34,101 of compensation expense recorded in 2010.

On May 25, 2010, an employee was granted an option to purchase 108,000 shares of our common stock at an exercise price of $1.50 per share. 6,000 of these options vested upon execution of the employment contract and beginning in June 2010; 3,000 options will vest monthly through the remainder of the contract and are exercisable for a period of five years from the vesting date. These options were valued at $43,344, utilizing the Black-Scholes-Merton model with $8,428 of compensation expense recorded in 2010.

On June 22, 2010, an employee was granted an option to purchase 102,000 shares of our common stock at an exercise price of $1.50 per share. 3,000 of these options vested in June 2010; 3,000 options will vest monthly through the remainder of the contract and are exercisable for a period of 5 years from the vesting date. These options were valued at $37,125, utilizing the Black-Scholes-Merton model with $6,750 of compensation expense recorded in 2010.

On June 22, 2010, an employee was granted an option to purchase 102,000 shares of our common stock at an exercise price of $1.50 per share. 3,000 of these options vested in June 2010; 3,000 options will vest monthly through the remainder of the contract and are exercisable for a period of 3 years from the vesting date. These options were valued at $30,426, utilizing the Black-Scholes-Merton model with $5,532 of compensation expense recorded in 2010.

On June 29, 2010, our Chief Executive Officer, Thomas Granville was granted an option to purchase 360,000 shares of our common stock. The exercise price of the option is $1.50 per share. 10,000 of these options vested upon signing the employment contract and the remainder vests at the rate of 10,000 shares per month beginning August 2010 through the term of the Employment Agreement and are exercisable for a period of 5 years from the vesting date. These options were valued at $113,112, utilizing the Black-Scholes-Merton model with $18,852 of compensation expense recorded in 2010.

During August 2010, the Company granted a total of 175,024 stock options to three employees at an exercise price of $1.50 per share. 30,000 of these options vested in August 2010, and 4,532 options will vest monthly from January 2011 through September 2013, and are exercisable for a period of five years from vesting date. These options were valued at $36,963, utilizing the Black-Scholes-Merton model with $4,731 of compensation expense recorded in 2010.

On December 28, 2010, the Company granted a total of 125,024 stock options to two employees at an exercise price of $1.50 per share. 20,000 of these options vested in December 2010, and 3,282 options will vest monthly from January 2011 through December 2013, and are exercisable for a period of five years from vesting date. These options were valued at $29,104, utilizing the Black-Scholes-Merton model with $4,639 of compensation expense recorded in 2010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements and the related notes that are set forth in our financial statements elsewhere in this prospectus.

Overview

We are a development stage company that was formed in September 2003 to acquire and develop certain innovative battery technology. Since inception we have been engaged in research and development of new technology to manufacture carbon electrode assemblies for our lead-acid-carbon energy storage devices that we refer to as our PbC devices.

Since inception, we have received $60.8 million in cash generated from financing activities of which $47.5 million was used to fund research and development activities, capital expenditures, infrastructure, operations and working capital.

Key Performance Indicators

Because we are a development stage company, typical investor financial measures are not particularly relevant or helpful in the assessment of company operations.

We utilize appropriate non-financial measures to evaluate the performance of our R&D activities and demonstration projects. Our demonstration projects entail extended periods of time to assess our energy devices over multiple charge and discharge cycles. Further, the results of our demonstration projects do not lend themselves to simple measurement and presentation.

The single most significant financial metric for us is the adequacy of working capital. Working capital is necessary to fund our capital expenditures, infrastructure and processes required to progress from demonstration projects to commercial deployment of our proprietary product. We believe we can maintain our current level of operations, R&D activities, production levels and required capital expenditures through 2011 without further external capital infusions.

We believe we need to continue to characterize and perfect our products in house and through a limited number of demonstration projects before moving into commercial production. While the results of this work are moving toward that goal, we cannot provide assurance that the products will be successful in their present design or that further R&D will not be needed. The successful completion of present and future characterization and demonstration projects is critical to the development and acceptance of our technology.

We must devise methodologies to manufacture carbon electrode assemblies for our energy storage devices in commercial quantities. While we have assembled an engineering team that we believe can accomplish this goal, and are adding to it as we go forward, there is no assurance that we will be able to successfully commercially produce our product.

Material Trends and Uncertainties

We will continue to utilize substantial portions of our available cash funds for R&D activities. Even with adequate funding, there is no assurance our new technology can be successfully commercialized. While we intend to continue to manufacture specialty batteries and AGM batteries, there is no assurance of profits or whether those profits will be sufficient to sustain us as we continue to develop our new technology.

Recent Financing Activities

2009 Secured Bridge Loan Financing. In August of 2009 we structured a short term bridge loan with certain of our directors and investors, the “Secured Bridge Loan”, secured by all of our intellectual property. Under the arrangement, we received funding of $800,000 through September 30, 2009. The Secured Bridge Loan had an original maturity date of December 31, 2009; a loan origination fee equal to 8% of the original loan; 3,405 warrants upon occurrence of the loan issuable for each $100,000 invested and exercisable at $2.00 until August 12, 2014. Anti-dilution provisions apply to the warrants. On or about December 8, 2009, we borrowed an additional $541,666 from Robert Averill, one of our directors, on substantially similar terms to the bridge loans in August 2009. The new bridge loan bears no interest but has a fee of 8% of the principal amount thereof. The holders of these notes had the right to convert the note together with interest, into any security sold by us in an institutional offering. $371,353 of the principal amount and fee was converted into an investment in us as part of the December 22, 2009 private placement described below, and $970,313 of principal amount and accrued fees thereon was repaid in December of 2009. Upon repayment of the note, all conversion rights terminated.

The December 2009 Private Placement. On December 18, 2009, we entered into a Securities Purchase Agreement pursuant to which we agreed to issue common stock at a price of $0.57 per share for total gross proceeds of $26,081,816 and net cash proceeds of $24,928,323 after “breakup” fees and cash offering costs. The transaction was consummated on December 22, 2009.

In connection with the execution of the Securities Purchase Agreement, The Quercus Trust entered into a Lock Up Agreement with regard to all of its shares of our common stock held by The Quercus Trust and any warrants to purchase shares of our common stock for a period of one year, and an Amendment No. 2 to the Securities Purchase Agreement with The Quercus Trust pursuant to which it agreed (i) to waive further registration rights on shares owned by The Quercus Trust that have not yet been registered; (ii) to waive further anti-dilution rights on its warrants to purchase our common stock below an exercise price of $0.75 per share; and (iii) to pay the Company $500,000 in lieu of acquiring an additional $2,000,000 of our common stock under the Securities Purchase Agreement with the Quercus Trust.

In the registration rights agreement entered into in conjunction with the Securities Purchase Agreement with those selling stockholders, we agreed to file one or more registration statements under the Securities Act of 1933, as amended, covering the resale by those selling stockholders of the shares of our common stock issued pursuant to the Securities Purchase Agreement. The registration rights provisions contain conventional terms including indemnification and contribution undertakings and a provision for liquidated damages in the event the required registration statements are not filed, or are not declared effective, prior to deadlines set forth in the Securities Purchase Agreement. During April 2010 an additional $55,894 in expense was incurred to register these shares for the selling stockholders.

On February 9, 2010, April 19, 2010, July 12, 2010, and October 1, 2010 a total of 400,000 warrants (100,000 warrants from each transaction) were exercised for a total of $228,000.

In settlement of the Mercatus matter, during August 2010, 301,700 warrants issued were exercised for $131,266 and in December 2010, 198,300 shares of our common stock were issued at for a total of $113,031.

Award Activities: Grants and Contracts

On February 5, 2009, we received two grants from the Advanced Lead-Acid Battery Consortium (the “ALABC”), the leading industry association made up in part by the largest companies supplying the world’s battery market. The two grants total $388,000 and provided support research into two key areas. The first grant sought to identify the mechanism by which the optimum specification of carbon, when included in the negative active material of a valve-regulated lead-acid battery, provides protection against accumulation of lead sulfate during high-rate partial-state-of-charge operation. The second grant sought to characterize our proprietary PbC battery in hybrid electric vehicle (HEV) type duty-cycle testing. The grants were administered through the Durham, NC-based International Lead Zinc Research Organization acting on behalf of the ALABC. The research work was completed during the first quarter of 2010.

On February 9, 2009, we received notice that we were the recipient a grant from the Pennsylvania Alternative Fuels Incentive Grant program. The $800,000 initial grant was part of Pennsylvania’s overall effort to invest in businesses that are creating important and innovative clean energy and bio-fuels technologies. The award proceeds were used to demonstrate the advantages our proprietary PbC battery technologies provide in a variety of electric vehicle types including: HEVs, such as the popular Toyota Prius; “plug-ins” (PHEVs) used in commuter, delivery and other vehicles; and in electric vehicles (EVs) and converted (from combustion engine operation) EVs. The grant was initially billed against in the fourth quarter of 2009. The project was completed in July 2010 and a total of $763,404 was received against this award.

On December 22, 2009, we were awarded a $248,650 grant from the Pennsylvania Energy Development Authority, to assist in the development and deployment of an Axion PowerCube™ battery energy storage system using the our PbC battery technology. The 500 kilowatt PowerCube will be built and installed at our New Castle facility and will be designed to enhance a Smart Grid electrical distribution system, that will potentially include a future solar-powered electric vehicle charging station and a potential wind-powered energy system. We have begun design work on this project.

On May 11, 2010, we were awarded a federal contract number N00014-10-C-0094 for the development of new lightweight, high-powered batteries for use in vehicles operated by the U.S. Marine Corps. This final contract provides $1,004,747 to us for this project. We were chosen for the award once the project was approved by the U.S. Congress in their 2009 budget. Under the contract, we will be working with the U.S. Navy and Marine Corps to study the feasibility of utilizing one of our PbC ® products in their assault and silent watch vehicles. During 2010, we have invoiced and collected $615,647 against this project, deferring the fixed fee of $40,276 from revenue, pending project completion and audit.

On June 16, 2010, Axion Power Battery Manufacturing, Inc. received a $298,605 solar energy program grant from the Pennsylvania Department of Community and Economic Development, to assist with solar power energy storage research and development. This grant, along with proceeds from the December 22, 2009 Pennsylvania Energy Development Authority grant will contribute funding to our development program with an estimated total project cost of $1.0 million.

A summary of award activities is listed as follows:
	Total Award Amount	Unbilled Award Balance
DOD Office of Naval Research Contract	$1,004,747	$389,090
ALABC	388,000	-
PA Alternative Fuels Incentive Grant Program	763,404	-
Pennsylvania Energy Development Authority	248,650	140,389
Pennsylvania Department of Community and Economic Development	298,605	298,605
	$2, 703,406	$828,084

Results of Operations

The following Management’s Discussion and Analysis (“MD&A”) is written to help the reader understand our company. The MD&A is provided as a supplement to, and should be read in conjunction with, our financial statements, the accompanying financial statement notes appearing elsewhere in this prospectus.

•	Our primary activity in our current development stage consists of R&D efforts for advanced battery applications and PbC carbon electrode devices.

•
Product sales are derived from the sale of lead-acid batteries (both flooded and AGM) to specialty collectors, race car owners and other battery manufacturers, and from the sale of PbC batteries. Service sales result from the sale of R&D services related to advanced PbC battery applications.

•
Product costs include raw materials, components, labor and allocated manufacturing overhead to produce batteries sold to customers. Due to the development stage of our business, product costs represented in our current financial statements may not be indicative of the future costs to produce batteries. Product costs also include provisions for inventory valuation and obsolescence reserves.

•
Research & development includes expenses to design, develop, and test advanced batteries and carbon electrode assemblies for our energy storage products based on our patented lead carbon technology. Also included are the materials consumed in production of test products, engineering services, manufacturing costs not allocated to product sales, and costs attributable to service sales.

•
Selling, general and administrative expenses include labor, expenses associated with our being a public company, selling and marketing, investor relations, and legal costs associated with litigation and protection of our intellectual property rights.

Statements of Operations

Summarized selected financial data for the years ended December 31, 2010 and 2009.

	2010	2009
Product sales	$1,328,025	$1,843,592
Service sales	820,081	-
Total sales	2,148,106	1,843,592
Product costs	893,681	1,693,714
Research & development expenses	5,432,230	4,426,956
Selling, general & administrative expenses	3,448,508	3,837,526
Derivative revaluations (income)	(1,165,751)	6,292,401
Loss before income taxes	(6,830,854)	(14,578,427)

Summary of Consolidated Results for the Year Ended December 31, 2010 compared with the Year Ended December 31, 2009

Product Sales

Product sales for the year ended December 31, 2010 were $1.3 million compared to $1.8 million for the same period in 2009. The decrease was primarily due to sales of flooded batteries to a large scale buyer group in 2009 that did not reoccur in 2010. We have two customers that accounted for 43% and 17% of product sales, respectively, in 2010 and one customer that accounted for 49 % of product sales in 2009.

Service Sales

Service sales for the year ended December 31, 2010 were $0.8 million compared to $0.0 million for the same period in 2009. We have three customers that accounted for all of the service sales during 2010.

Total Sales

Total sales for the year ended December 31, 2010 were $2.1 million compared to $1.8 million for the same period in 2009.

Product Cost

Product costs for the year ended December 31, 2010 were $0.9 million compared to $1.7 million for the same period in 2009. The decline resulted from decreases in product sales and changes in product mix.

Research & Development Expenses

Research and development expenses for the year ended December 31, 2010 were $5.4 million compared to $4.4 million for the same period in 2009. The change was due to increases in labor costs, recruiting expenses, consulting fees and supplies offset by a decrease in grant proceeds.

Selling, General & Administrative Expenses

Selling, general & administrative expenses for the year ended December 31, 2010 were $3.4 million compared to $3.8 million for the same period in 2009. The change was due to increases in labor costs, recruiting expenses, consultant fees, market research, insurance and supplies offset by a reduction of legal expenses.

Derivative Revaluation

Income from derivative revaluation for the year ended December 31, 2010 was $1.2 million compared to a loss of $6.3 million for the same period in 2009. Income from derivative revaluation results from a decrease in the fair value of derivative liabilities. Derivative revaluations are recognized whenever the Company incurs a liability associated with the issuance of an equity-based instrument. The instrument is revalued for each reporting period until the liability is settled.

Net Loss

For the year ended December 31, 2010, loss before income taxes was $6.8 million compared to $14.6 million for the same period in 2009. For the year ended December 31, 2010, the net loss applicable to common shareholders was $6.8 million compared to $18.6 million for the same period in 2009.

Liquidity and Capital Resources

Our primary source of liquidity has historically been cash generated from issuances of our equity or debt securities. From inception through fiscal year ended December 31, 2010, we generated insignificant revenue from operations. The receipt of $24.9 million in proceeds from our December 2009 equity private placement provided the financial resources to fund our operations, working capital and capital expenditures in 2010. We believe that the currently available funds at December 31, 2010, along with internally generated funds, will provide sufficient financial resources for ongoing operations, working capital and capital expenditures through 2011.

We may also receive funds from recent grant submissions both with the federal government, through the “Stimulus Package” programs, and the Commonwealth of Pennsylvania. While these latter two events do not currently have a direct effect on liquidity, they do provide the basis for potential liquidity sources in 2011.

Unless we are able to engage in commercial production of our propriety PbC technology and products in the near term or obtain major government grants, we will require further financing to fund our growth.

Cash, Cash Equivalents, and Working Capital

At December 31, 2010, we had $13.3 million of cash and cash equivalents compared to $23.3 million at December 31, 2009. At December 31, 2010 working capital was $14.0 million compared to a working capital of $23.2 million at December 31, 2009. Cash equivalents consist of short-term liquid investments with original maturities of no more than six months and are readily convertible into cash.

Cash Flows from Operating Activities

Net cash used by operating activities was $ 6.7 million for the year ended December 31, 2010 and $6.6 million for the year ended December 31, 2009. Our negative cash flow is consistent with the development stage of our business.

Cash Flows from Investing Activities

Net cash used by investing activities for year ended December 31, 2010 was $3.6 million compared to net cash provided by investing activities of $0.8 million for the same period in 2009. In 2010 equipment purchases of $3.6 million was the primary driver of investing activities. In 2009 equipment purchases of $1.4 million were offset by the maturity of $2.2 million of short term investments.

Cash Flows from Financing Activities

Net cash provided by financing activities for the year ended December 31, 2010 was $0.3 million compared to $25.9 million for the same period in 2009. In 2010, proceeds from the exercise of warrants were the primary source of financing activities. In 2009 financing activities sources resulted from a $0.8 million in Machinery and Equipment Loan Fund financing received from the Commonwealth of Pennsylvania, $24.9 million from a private placement offering, and $0.3 million from the conversion of related party notes into common stock as part of the December 2009 private placement offering.

Significant Financing Arrangements

On September 22, 2009, we entered into an Amendment to Warrants and Securities Purchase Agreement with Quercus Trust, amending the January 14, 2008 Warrant and Securities Purchase Agreement. The material terms of the Amendment were as follows:

•	The exercise for warrants previously issued to Quercus by us was reset from $2.60 per share to $0.75 per share.

•	Any previously accrued liquidated damages under the Securities Purchase Agreement to the date of the Amendment were waived.

•	Axion and Quercus agreed to elect three new directors on behalf of Quercus, each to serve a three year term.

•	Quercus agreed to invest an additional $2,000,000 in connection with a minimum $10 million capital raise by us upon certain terms and conditions as set forth in the Amendment.

•	Certain deadlines in the Agreement for filing of post effective amendments were extended from 7 business days and 30 calendar days are extended to 15 business days and 60 calendar days, respectively.

This Amendment provided us with a further financing commitment by Quercus as well as provision of the benefit of the experience and expertise of the three named individuals as new directors to us. The Amendment resolved certain milestones set forth in the Agreement which were not fully met due to the non-completion of the Production Contract which was entered into by us on June 27, 2008. See further discussion under the caption entitled 2009 Private Placement below.

Machinery and Equipment Loan Fund. On July 22, 2009, the Pennsylvania Department of Community and Economic Development approved our application for a loan from the Machinery and Equipment Loan Fund in the maximum amount of $791,055. The proceeds of the loan were used to defray part of the cost of equipment purchased for use at our facility on Green Ridge Road facility. The loan will bear interest at the rate of 3% interest per annum and will be payable in equal monthly installments of principal and interest over a period of seven years maturing on October 1, 2016. We are required to create and/or retain the number of full-time equivalent jobs specified in the loan application within three years after the date of disbursement of Machinery and Equipment Loan Fund loan proceeds. The Machinery and Equipment Loan Fund loan initial proceeds in the amount of $776,244 were received on September 14, 2009.

2009Secured Bridge Loan Financing. In August of 2009 we structured a short term bridge loan with certain of our directors and investors, the “Secured Bridge Loan”, secured by all of our intellectual property. Under the arrangement, we received funding of $800,000 through September 30, 2009. The Secured Bridge Loan had an original maturity date of December 31, 2009; a loan origination fee equal to 8% of the original loan; 3,405 warrants upon occurrence of the loan issuable for each $100,000 invested and exercisable at $2.00 until August 12, 2014. Anti-dilution provisions apply to the warrants.

On December 8, 2009, we borrowed an additional $541,666 from Robert Averill, one of our directors, on substantially similar terms to the bridge loans in August 2009. The new bridge loan bore no interest but had a fee of 8% of the principal amount thereof. The holders of these notes had the right to convert the note together with interest, into any security sold by us in an institutional offering. $371,353 of the principal amount and fee was converted into an investment in us as part of the December 22, 2009 private placement described below, and $970,313 of principal amount and accrued fees thereon were repaid in December of 2009. Upon repayment of the note, all conversion rights terminated.

2009 Private Placement. On December 18, 2009, we entered into a Securities Purchase Agreement as a Private Placement, pursuant to which we agreed to issue 45,757,572 shares of our common stock at a price of $0.57 per share for total gross proceeds of $26,081,816. ($371,366 of which was a non-cash conversion of outstanding bridge loan indebtedness plus fees and interest thereon), The net cash proceeds, from this transaction of $24,928,323, include $500,000 in “breakup” fees from the Quercus Trust, cash offering costs of $1,282,127 and $50,000 in legal fees related to the transaction. We also issued 719,665 shares of our common stock for $410,209 of non-cash offering costs. The transaction was consummated on December 22, 2009 and an additional $55,894 in expense was incurred to register these shares for the selling stockholders during April 2010.

On December 15, 2009, in connection with the execution of the Securities Purchase Agreement, The Quercus Trust entered into a Lock Up Agreement with regard to all of its shares of our common stock held by The Quercus Trust and any warrants to purchase shares of our common stock for a period of one year, and an Amendment No. 2 to the Securities Purchase Agreement with The Quercus Trust pursuant to which it agreed (i) to waive further registration rights on shares owned by The Quercus Trust that have not yet been registered; (ii) to waive further anti-dilution rights on its warrants to purchase our common stock below an exercise price of $0.75 per share; and (iii) to pay the Company $500,000 in lieu of acquiring an additional $2,000,000 of our common stock under the Stock Purchase Agreement with the Quercus Trust.

On February 9, 2010, April 19, 2010, July 12, 2010, and October 1, 2010 a total of 400,000 warrants (100,000 warrants from each transaction) were exercised for a total of $228,000. In settlement of the Mercatus matter, during August 2010, 301,700 warrants issued were exercised for $131,266 and in December 2010, 198,300 shares of our common stock were issued at for a total of $113,031.

The “Management’s Discussion and Analysis of Financial Condition or Plan of Operation” section of this prospectus discusses our financial statements, which have been prepared in accordance with GAAP. To prepare these financial statements, we must make estimates and assumptions that affect the reported amounts of assets and liabilities. These estimates also affect our reported revenues and expenses. On an ongoing basis, management evaluates its estimates and judgment, including those related to revenue recognition, accrued expenses, financing operations and contingencies and litigation. Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Critical Accounting Policies, Judgments and Estimates

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, assumptions and judgments that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Principles of Consolidation: The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries, Axion Power Battery Manufacturing, Inc., APC and C&T. All significant inter-company balances and transactions have been eliminated in consolidation.

Derivative Financial Instruments: The Company’s objective in using derivative financial instruments is to obtain the lowest cash cost-source of funds. Derivative liabilities are recognized in the consolidated balance sheets at fair value based on the criteria specified in FASB ASC topic 815-40 " Derivatives and Hedging – Contracts in Entity’s own Equity ". The estimated fair value of derivative liabilities is calculated using the Black-Scholes-Merton method where applicable and such estimates are revalued at each balance sheet date, with changes in value recorded as income or expense in the consolidated statement of operations.

Inventory: Inventory is recorded at the lower of cost or market value, and adjusted as appropriate for changes in valuation and obsolescence. Adjustments to the valuation and obsolescence reserves are made after analyzing market conditions, current and projected sales activity, inventory costs and composition to determine appropriate reserve levels.

Revenue Recognition: The Company recognizes revenue when there is persuasive evidence of an agreement, delivery has occurred or services have been rendered, the sales price to the buyer is fixed or determinable and collectability is reasonably assured. Evidence of an agreement and fixed or determinable sales price is predominantly based on a customer purchase order or other form of written sales order or written agreement. Sales on account are approved only for credit-worthy customers; otherwise payment is generally received prior to shipment. Shipping terms are generally FOB shipping point and revenue is recognized when product is shipped to the customer. In limited cases, if terms are FOB destination or contingent upon collection by a prime contractor, then in these cases, revenue is recognized when the product is delivered to the customer’s delivery site or the conditions for collection have been fulfilled. The Company records sales net of discounts and estimated customer allowances and returns. We offer a 90 day free replacement warranty on some specialty collector car and motorsports products. Collector car products also carry a four year prorated warranty that begins at the end of the 90 days. To date, our warranty exposure on these products has been minimal. Flooded battery sales do not have standard warranty provisions and instead are sold at a discount in lieu of warranty. There are no other post shipment obligations that may impact the timing of revenue recognition for the year ending December 31, 2010.

Grants: We recognize government grants when there is a reasonable assurance that we will comply with the conditions attached to the grant arrangement and the grant will be received. For reimbursements of expenses, the government grants are recognized as reduction of the related expense. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset. The grant is recognized in profit or loss over the life of a depreciable asset as reduced depreciation expense.

Stock-Based Compensation: Prior to January 1, 2006, we accounted for stock option awards in accordance with the recognition and measurement provisions of former authoritative literature APB 25 and related interpretations, as permitted by former authoritative literature Statement of Financial Accounting Standard No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation”. Under APB 25, compensation cost for stock options issued to employees was measured as the excess, if any, of the fair value of our stock at the date of grant over the exercise price of the option granted. Compensation cost was recognized for stock options, if any, ratably over the vesting period. As permitted by SFAS 123, we reported pro-forma disclosures presenting results and earnings as if we had used the fair value recognition provisions of SFAS 123 in the Notes to the Consolidated Financial Statements.

Effective January 1, 2006, we adopted the provisions of FASB ASC topic 718 using the modified prospective transition method. Stock-based compensation related to employee and non-employees is recognized as compensation expense in the accompanying consolidated statements of operations and is based on the fair value of the services received or the fair value of the equity instruments issued, whichever is more readily determinable. Our accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of FASB ASC 505-50 “Equity-Based Payments to Non-Employees” (formerly EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments granted to Other Than Employees.”) The measurement date for the fair value of the equity instruments issued is determined at the earlier of (1) the date at which a commitment for performance by the consultant or vendor is reached or (2) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Research and Development: R&D costs are recorded in accordance with FASB ASC topic 730, “Accounting for Research and Development Costs,” which requires that costs incurred in R&D activities covering basic scientific research and the application of scientific advances to the development of new and improved products and their uses be expensed as incurred. The policy of expensing the costs of R&D activities relate to (1) in-house work conducted by us, (2) costs incurred in connection with contracts that outsource R&D to third party developers and (3) costs incurred in connection with the acquisition of intellectual property that is properly classified as in-process R&D. R&D includes the conceptual formulation, design and testing of product alternatives, construction of prototypes, and operation of pilot plants.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

Axion Power International, Inc. (the “Company”, Axion, “we”, “our”, or “us”) is a development stage company whose primary mission is to engage in the development and production of new battery technologies. These are known as lead carbon, or PbC® batteries and components. In addition we manufacture standard and specialty lead-acid batteries. Our new technologies, primarily consisting of the use of activated carbon as an alternative to lead in the battery’s negative electrode, have application in the production of batteries for virtually all storage functions. It is the Company’s long term goal to become a primary supply source of PbC negative electrodes to established battery manufacturers.

The Battery Industry

There are two principal types of lead-acid batteries: flooded batteries and valve regulated lead-acid. The choice of battery depends mainly on the specific application that the battery serves. Typical standby or stationary applications use valve regulated lead-acid batteries due to their inherent advantages, including spill proof design, low maintenance, compact form, low self-discharge and high performance. On the other hand, applications like industrial equipment, traction and railroad applications are better served by the flooded lead-acid battery types due to their superior performance in continuous deep discharge applications and at high operating temperatures, among other features. Technology within the lead-acid battery industry has remained relatively stable for the last 30 years, and an industry-wide lack of innovation has generally restrained growth into new applications and emerging markets.

Alternative energy applications like wind and solar power require an energy storage solution that combines low cost and long deep discharge cycle life. Lead-acid batteries are currently one of the gold standards in large-scale power storage applications, but the short cycle-life of lead-acid chemistry at deep discharge levels is a primary inhibitor to growth. Due primarily to the cycle-life limitations of lead-acid batteries, a number of battery manufacturers are experimenting with alternative battery technologies that are far more expensive to implement, but offer substantial cycle-life advantages.

The North American lead-acid battery industry is mature with a few leading vendors that have a global presence and a larger number of smaller regional and local vendors that cater to the needs of the North American market. The first tier companies that have a global presence include EnerSys, Exide Technologies and Johnson Controls. The second tier companies that cater mainly to the North American Markets include, among others, East Penn Manufacturing, C&D Technologies, GS Batteries, and Trojan Battery. The user segments that rely on lead-acid batteries include automotive applications, standby applications ranging from uninterruptible power supplies to telecommunication applications, limited power storage for wind and solar systems and motive power for heavy-duty equipment and railroad applications.

Our Corporate History

Axion Power Corporation, our wholly owned subsidiary, was formed in September of 2003 to acquire and develop certain innovative battery technology. Since inception Axion Power Corporation has been engaged in research and development (“R&D”) of new technology for the production of our PbC batteries. As of December 31, 2003, Axion Power Corporation engaged in a reverse acquisition with Tamboril Cigar Company (“Tamboril”), a public shell company whereby Axion Power Corporation became a wholly owned subsidiary of Tamboril. Tamboril was originally incorporated in Delaware in January 1997 and operated a wholesale cigar business until December 1998, after which date it was an inactive public shell until the reverse acquisition and subsequent name change to Axion Power International, Inc.

In February 2006, we acquired use of our Clover Lane facility totaling 70,438 square feet. We have utilized this space to manufacture our specialty battery products as well as to produce and test prototypes which incorporate our new technology. This facility allows us to manufacture batteries either for our own use or under contract for third parties. This facility has been tested and was found to be in compliance with emission standards established by new federal guidelines in accordance with the Clean Air Act–Title III.

Since inception, our operations have been financed through the sale of equity and debt instruments to investors, as well as loans and proceeds from government grants, with minimal and sporadic revenue generated from operations. We believe that a successful transition from R&D to PbC manufacturing will improve our financial condition, cash flow and market profile.

Developments Since 2008

Since 2008, we have devoted a significant portion of our time and financial resources to upgrading, and where necessary, replacing existing battery manufacturing equipment as part of our long range business plan. We anticipate future use of this upgraded equipment to manufacture our proprietary PbC lead carbon products. During 2009, we continued to make improvements to our production processes including capital acquisitions and quality control systems. We also received, installed and continued to engineer our first prototype automated PbC negative electrode manufacturing line.

On December 22, 2009, we sold 45,757,572 shares of our common stock at a price of $0.57 per share for total gross proceeds of $26,081,816 and net cash proceeds of $24,928,323 after “breakup” fees and cash offering costs.

During 2010, we continued to use the new prototype line installed in 2009 which, together with certain manual processes, allowed us to manufacture our PbC negative electrodes for sale and for use in ongoing prototype testing. We then incorporated our knowledge and experience into the design of a second generation automated line that incorporated robotics. There were two main challenges we needed to address in order to be able to ready our product for commercial production quantities – (i) implementation of improved quality control; and (ii) increase in target quantity production levels. We began discussions with a major “design and equipment manufacture” firm early in 2010 which, in the summer of 2010, led to a design and build contract for a robotic carbon electrode manufacturing line. The complete new line has been shipped to us and is currently being aligned and put in place at our Green Ridge Road facility in New Castle, PA. We anticipate that the carbon electrode component of our PbC batteries for our various planned PowerCubeTM projects, our Norfolk Southern project, for our automotive strategic partners and for testing on various other customer oriented projects will all be manufactured with robotic precision on this second generation line.

In 2010, we began our planned upgrade and replacement of battery manufacturing equipment in our main battery production plant at the Clover Lane facility. This work has continued into the first quarter of 2011 and currently includes the installation of a new automatic paste mixer and a fixed orifice pasting line that will improve the quality and dimensional tolerances of battery plates. In addition, the assembly operation added an automatic stacker that will provide the precise wrap and alignment of absorbed glass matt separator that is needed for the production of our premium PbC products.

As a result of our having invested in the reconfiguration of our manufacturing space and in the training of our workforce, we have been able to seize an evolving opportunity to increase revenue and cash flow generated from legacy lead-acid batteries. On March 8, 2011, we announced that we had received a series of purchase orders for the production and immediate delivery of flooded lead-acid batteries. The batteries will be branded by the purchaser. Axion anticipates weekly shipments of these batteries in 2011 with a total minimum purchase price of $3.5 million and a potential maximum purchase price of $8 million. The maximum number is based on the purchaser's forecast, which was projected from their historical data. The flooded lead-acid batteries will be built by Axion, with the purchaser carrying the cost of inventory and providing the raw materials required. The battery order is well-suited to production on the newly renovated, and currently under-utilized, manufacturing capacity at the Clover Lane facility. Revenue and margin from the sale of these batteries will begin to be reported in our financial results for the first quarter of 2011. This initiative is not a deviation from our long-term strategy which is focused on PbC battery and component production. Rather, it provides us with an opportunity to enhance that strategy by further training our factory personnel, while at the same time it allows us to make production and quality improvements. A further benefit is the generation of cash flow to reduce our cash burn rate as we move forward with the commercialization of our PbC products.

Axion has been recommended by a Quality System Registrar (SRI) for certification under ISO 9001:2008 – ANSI/ISO/ASQ Q9001-2008 for its Quality Management System. The scope of the ISO 9001:2008 registration is the “Design, manufacture, and distribution of advanced lead acid batteries and battery components”. Training, visual shop floor controls, and a strong commitment to quality have resulted in the third-party accreditation firm (SRI) recommending Axion for ISO certification. We expect to receive the ISO certificate in April 2011.

In 2010, we also continued to work with several major global automotive manufacturers that have made commitments to fleet wide adoption of hybridization of their future manufactured vehicles. This commitment was strongly influenced by European Union (EU) legislation that requires reductions in CO2 emissions for all new passenger vehicle production in Europe beginning in 2012. In the first year of the phased in requirement, 65% of the fleet (average) is required to reduce CO2 emissions to 130 grams per kilometer. The percentage ratchets up to 75% in 2013, 80% in 2014 and a full 100% in 2015. Beginning in 2012, failure to comply with the regulation would result in a fine based on the number of grams of CO2 that were emitted above the 130 gram limit. The assessment would begin with 5 euros for the first gram; 15 euros for the second; 25 euros for the third; 95 euros for the fourth; and 95 euros for every subsequent gram of CO2 over the 130 gram limit. This fine would be assessed against the entire new manufactured fleet of an OEM. In real terms it means that if an OEM manufactured one million vehicles (and there are several that do) in 2015, and that manufacturer was 5 grams of CO2 over the limit (at the 135 grams of CO2 per kilometer level), then that manufacturer would be fined 235 million euros for the year 2015, and for every subsequent year of non-compliance (European Parliament regulation EC443/2009).

We and others believe that the fastest, and least expensive, method of reducing CO2 emissions from a gasoline powered vehicle is to equip the vehicle with stop/start technology. Simply put, in stop/start, every time the vehicle comes to rest the engine shuts off. When the operator takes their foot off the brake and re-engages, the engine comes back on. CO2 emission reductions, and the “hand in hand” fuel savings, are directly proportional to the time the engine is at rest. But, while the engine is off, there is still an ancillary load in the car that must be powered (headlights, heater/air conditioning, radio, power brakes, windshield wipers, door locks, dash board lights, power windows, etc.). The car battery will have to power this load, and it will have to do so without charge from the alternator, or integrated starter generator, because the engine is at rest. Several battery technologies can be utilized - expensive lithium ion, nickel metal hydride, super capacitors in various forms and combinations, but these solutions all cost more than $1,000 when the necessary ancillary equipment is added in. Prospective solutions in the form of conventional lead-acid batteries would cost a few hundred dollars but lead-acid batteries, in flooded, VRLA or AGM constructs, do not allow the vehicle to function fully as required. This is true because the lead-acid battery develops poor charge acceptance early in its life cycle resulting in extended charge time requirements between stop/start events. The result is a charging event that takes minutes during which time the vehicle engine cannot shut off and therefore does not reduce CO2 emissions, and increase mpg, in conformance with government regulations. The solution offered by our PbC technology combines low cost, with a fast rate of charge acceptance and achieves the specified stop/start performance that is needed to comply with CO2 emissions regulations. We feel we have the best potential product for the emerging micro-hybrid (stop/start) market and therefore we have devoted considerable time and money in working with our strategic partners and prospective customers in this area.

In 2010, we continued to work on our hybrid locomotive PbC product. Similar to the hybrid vehicle market, battery charge acceptance and ability to take advantage of opportunity charging are key elements in providing a product for the hybrid locomotive market. This area is a major focus for us and, we feel, a natural application for our high charge acceptance/fast re-charge PbC product. To that end, we have been working with Norfolk Southern for the last eighteen months and are currently string testing batteries with them to develop a system that takes full advantage of their unique usage profile. We expect to advance to full field-testing with Norfolk Southern during the second quarter of 2011.

In connection with the Pennsylvania Energy Development Authority and Commonwealth Financing Authority grants we received from the Commonwealth of Pennsylvania, we have launched our PowerCube product onsite at our Clover Lane facility. The PowerCube is outfitted with battery racking, electronics and power equipment. The batteries for the PowerCube are currently under test with the uninterrupted power supply system (UPS). We anticipate the PowerCube energy storage system will be fully functional during the summer of 2011. There is a solar tree component to this project, being installed by our strategic partner Envision Solar, which we expect to be fully functional within the same time frame.

In addition, we began developing smaller PowerCube units (mini-cubes) for smaller storage applications. These applications include residential storage and small commercial storage. The end product will provide backup power, power quality, power smoothing, and in most cases will be combined with a solar power component. We have entered into a memorandum of understanding with a group that intends to take this product to market.

We continued our work on the grant from the Office of Naval Services (ONR) in 2010. This project is aimed at developing a product for the Navy and Marine Corps silent watch program and their assault vehicle program. This program provided us with valuable information that we can utilize across the spectrum of our products. We have billed and collected 61% of this grant award in 2010 and expect to finish the program in the first half of 2011.

Our Business and Products

We are a development stage company that has invested seven years and $60.7 million through December 31, 2010 to develop our patented energy storage device that uses activated carbon electrode assemblies to replace the lead-based negative electrodes found in conventional lead-acid batteries. Our PbC energy storage device is a hybrid battery-supercapacitor that combines the simplicity of lead-acid batteries with the fast recharge rate and longer cycle life of supercapacitors. The result is a relatively low cost device that has versatility of design that will allow differing iterations to deliver maximum power; maximum energy; or a range of balances between the two.

Our PbC technology is protected by eight issued U.S. patents and other proprietary features and structures and we typically have a number of patent applications in process at any point in time. The resulting devices are technically sophisticated and yet simple in design. The carbon electrode assemblies are fabricated from readily available raw materials using, for the most part, standard industrial processes and techniques. The PbC negative electrodes are then assembled into PbC batteries that can employ the same cases, covers, positive electrodes, separators and electrolyte that are used in conventional lead-acid batteries, and can be assembled with the same equipment and methodology used throughout the world for manufacturing conventional lead-acid batteries. PbC batteries use significantly less lead than standard lead-acid batteries with a comparable footprint, and the lead, plastics and acid employed, just like lead-acid batteries, can be routinely and profitably recycled at existing recycling facilities around the world. As is the case with the lead-acid battery, we expect that in the United States our PbC battery will be fully recycled 99.1% of the time (United States Environmental Protection Agency, Solid Waste and Energy Response [5306P]).

In February 2007, our PbC technology received the Frost & Sullivan Technology Innovation Award for the best development in the field of lead-acid batteries for 2006.

We believe our advanced battery technologies are uniquely situated to answer the current challenges facing the conventional lead-acid battery and that industry as a whole. While we explore the various potential applications for our PbC technology, two facilities in New Castle, Pennsylvania provide us with both an excellent R&D facility and a pilot production plant in which to produce our advanced energy storage devices. In manufacturing this battery assembly using conventional lead-acid battery production methods for our PbC battery production, we provide proof to our future PbC negative electrode customers that our product is suitable to immediate use in their factories.

The PbC battery production is limited at this time by our inability to make the carbon electrodes in large numbers and with proper quality control. As part of our plan to transition from pilot production of PbC negative electrodes to commercial manufacturing, in 2010 we entered into a long term lease for an additional New Castle, Pennsylvania facility that we had been subleasing since 2008 (our Green Ridge Road facility). This 45,000 square foot facility currently houses our prototype automated PbC negative electrode production line, and in the first quarter of 2011, we will commission our second generation PbC negative electrode production line at this building. In addition, this transition will require that we:

•	continue to refine our fabrication methods for carbon sheeting, packet assembly and other key components of our carbon electrode assemblies;

•	demonstrate the feasibility of manufacturing our PbC device and our other technologies, using standard techniques and equipment;

•	demonstrate that the proper quality control can be achieved on our robotic PbC negative electrode manufacturing line;

•	demonstrate and document the performance of our products in key applications; and

•	respond appropriately to anticipated and unanticipated technical and manufacturing challenges.

Our Clover Lane facility has a permitted manufacturing capacity of 3,000 batteries per day, so we currently have excess battery manufacturing capacity that we are able to dedicate to production of high margin specialty batteries that are required in relatively small numbers for direct sales. We are also able to respond quickly as other opportunities to manufacture traditional products present themselves.

We plan to develop our lead carbon technology for use in a variety of applications including:

•	motive power applications;

•	stationary power applications;

•	hybrid electric vehicle applications;

•	hybrid locomotive applications; and

•	military applications.

We believe demand for cost-effective energy storage systems produced using our PbC technology will grow rapidly. We also believe that our technologies can be among the leaders in the high performance battery market, and that our competitive advantages will include:

•	Cost effectiveness: Due to an extended cycle life and relatively low production costs;

•	Superior properties of our product: The PbC battery has a much greater charge acceptance and has must faster recharge capabilities when compared to other standard and advanced lead-acid batteries;

•
Ease of manufacturing integration: Our planned carbon electrode assemblies will be designed to replace the standard lead negative electrodes in conventional lead-acid batteries. In some applications that require fixed voltage operations, voltage conversion may be needed;

•
Superior flexibility: By changing the number, geometry and arrangement of the PbC negative electrode assemblies, we expect to be able to configure our devices to favor either maximum energy storage or maximum power delivery; and

•
Reduced lead content: Depending on the energy, power and cycling requirements of a particular application, our fully recyclable device will use substantially less lead than conventional lead-acid batteries in some applications.

We anticipate our ability to establish and maintain a competitive position will be dependent on several factors, including:

•	the availability of raw materials and key components;

•	our ability to design and manufacture commercial carbon electrode assemblies;

•	our ability to establish and operate facilities that can fabricate PbC negative electrode assemblies and commercially manufacture our PbC device with consistent quality at a predictable cost;

•	our ability to establish and expand a customer base;

•	our ability to execute and perform on any future strategic distribution agreements with tier one and/or tier two battery manufacturers;

•	our ability to compete against established, emerging, and other storage technologies;

•	the market for batteries in general; and

•	our ability to retain key personnel.

Our objective is to become an industry leader in the development and production of components for low cost, high performance energy storage systems. We plan to achieve this objective by pursuing the following core strategies:

•
Platform technology business model. We plan to implement a platform technology business model that will focus on developing and manufacturing carbon electrode assemblies that we can offer for sale to established battery manufacturers who want to use our PbC carbon electrode products in their batteries.

•
Leverage relationships with thought leaders. We are engaged in discussions with industry consortia, research institutions, automotive OEM’s, rail transportation providers and other thought leaders in the fields of utility applications and hybrid electric vehicle technology. As we develop our relationships in the field of energy research, we believe the opportunities for government funding and consortia participation will expand and improve our access to potential suppliers and customers.

•
Leverage relationships with battery manufacturers. Our business model is based on the premise that we can most effectively address the needs of the market by selling PbC negative electrode assemblies to established lead-acid battery manufacturers who want to add advanced battery technology to their existing product lines. This business model should allow us to leverage the business abilities, manufacturing facilities and distribution networks of established manufacturers in order to reduce our time to market and increase our potential market penetration.

•
Build a recognized brand. We believe strong brand name recognition is important in order to increase product awareness and to effectively penetrate the mass market. We intend to differentiate our brand by emphasizing our combination of high performance and low total cost of ownership per storage cycle.

•
Focus on specific markets. Markets for hybrid electric vehicles, hybrid locomotives and conventional utility applications are becoming increasingly attractive. We are actively pursuing the use of our lead carbon technology products in these emerging markets.

•
Maintain our technical advantage and reduce manufacturing costs. We intend to maintain our technical advantage by continuing to invest in R&D in order to improve the performance of our PbC devices and other technologies and to continue to lower our manufacturing costs.

The battery industry is mature, capital intensive, heavily regulated, highly competitive and averse to product performance risks associated with radical departures from established technology. We do not believe we will be able to make a credible entry into the battery market until we have proven the advantages of our PbC device technology in demonstration projects with end users. Therefore, our business plan contemplates two discrete phases: the development phase (including prototype and demonstration) and the commercialization phase.

Development Phase. We are currently in the final stages of the development phase of our business plan. We are focusing on producing small quantities of commercial prototypes in our own manufacturing facilities. These commercial prototypes will serve as the foundation for a series of paid demonstration projects with established end users. If these projects are successful and end user testing validates the advantages of our PbC device technology under real-world operating conditions, we may be able to proceed more easily to the full commercialization phase. In general, our development path in each identified target market will include the following:

•
Prototype manufacturing. We are finalizing architecture and manufacturing methods for our commercial prototype PbC carbon electrodes. These PbC negative electrode assemblies will be the key component in the onsite manufacturing of our PbC batteries. We are also working in house, and with third parties, to develop methods of properly integrating electronics unique to various applications. Our proprietary battery management system plays a key role in this development since it allows us to remotely monitor, and in some cases manage the condition, of both individual batteries and battery strings.

•
Demonstration projects. When we have developed and bench tested our commercial prototype PbC devices for a particular target market, we will negotiate additional demonstration projects for each of the intended applications. In some of the larger projects we may partner with a larger battery manufacturer in order to provide the required quantity of PbC devices. Our goal is to document and validate the superior performance of our products in real-world applications.

•
Commercial production. When we have developed sufficient data to support a decision to commence full scale production of a product or product line, we intend to use our Clover Lane facility until we reach our maximum permitted capacity, after which we plan to pursue strategic relationships with other battery manufacturers that are willing to manufacture co-branded commercial PbC products. Those products will contain our proprietary PbC negative electrode assembly, which we will continue to manufacture at our Green Ridge Road facility and build our brand recognition.

Our planned demonstration projects are not expected to generate sufficient revenue and gross profit to offset our expected operating costs. Accordingly, we do not expect to attain profitability during the development phase. If we enter into a commercialization relationship for a specific product or product line, we believe our margins may improve based on efficiencies of scale. However, there is no assurance that the commercialization of products for one or more market segments will generate sufficient revenue and gross profit to offset our anticipated R&D and other operating expenses and yield a profit.

Commercialization Phase. During the commercialization phase, we intend to implement a platform technology business model where we will develop and manufacture the PbC carbon electrode assemblies that are unique to our PbC batteries. In addition to using these assemblies in our batteries, we eventually intend to sell our proprietary assemblies to other established battery manufacturers who are seeking to market more advanced batteries. We believe a platform technology business model will reduce our time to market, allow us to rely on the established business abilities of existing manufacturers and forge a strong brand identity for our PbC products, while, at the same time, allowing us to focus on a narrow band of value-added activities that should minimize our investment and maximize our profitability.

Until we complete our planned demonstration projects, our negotiation position with respect to developing customer relationships with established battery manufacturers may be impaired. Even if our planned demonstration projects are successful, we may be unable to negotiate manufacturing relationships on terms acceptable to us.

We plan to initially focus on high-value market segments where the total cost of ownership is the primary determining factor in product selection. We believe our commercial PbC device will be most appealing where longer life, high performance, and low maintenance are fully valued.

Our Patents and Intellectual Property

We own eight issued U.S. patents at the date of this prospectus covering various aspects of our PbC technologies, and we typically have a number of patent applications in process at any point in time. There is no assurance that any of the pending patent applications will ultimately be granted. Our issued patents are:

•	U.S. Patent No. 6,466,429 (expires May 2021) - Electric double layer capacitor;
•	U.S. Patent No. 6,628,504 (expires May 2021) - Electric double layer capacitor;
•	U.S. Patent No. 6,706,079 (expires May 2022) - Method of formation and charge of the negative polarizable carbon electrode in an electric double layer capacitor;
•	U.S. Patent No. 7,006,346 (expires April 2024) - Positive Electrode of an electric double layer capacitor;
•	U.S. Patent No. 7,110,242 (expires February 2021) - Electrode for electric double layer capacitor and method of fabrication thereof;
•	U.S. Patent No. 7,119,047 (expires February 2021) - Modified activated carbon for carbon for capacitor electrodes and method of fabrication thereof;
•	U.S. Patent No. 7,569,514 (expires May 22, 2021) - Modified activated carbon for carbon for capacitor electrodes and method of fabrication thereof; and

•	U.S. Patent No. 7,881,042 (expires March 2027) – Activated Carbon Electrode with PTFE Binder.

Presently, we have no duty to pay any royalties or license fees with respect to the commercialization of our PbC device technology, and we are not subject to any field of use restrictions. We believe our patents and patent applications, along with our trade secrets, know-how and other intellectual property, will be critical to our success.

Our ability to compete effectively with other companies will depend on our ability to maintain and protect the PbC device intellectual property and technology. We plan to file additional patent applications in the future. However, the degree of protection offered by our existing patents or the likelihood that our future applications will be granted, or the degree of protection afforded by future patents, if granted, is uncertain. Competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investment in competing technologies, may have, or may apply for and obtain patents that will prevent, limit or interfere with our ability to make and sell products based on our PbC device technology. Competitors may also intentionally infringe on our patents. The prosecution and defense of patent litigation is both costly and time-consuming, even if the outcome is favorable to us. An adverse outcome in the defense of a patent infringement suit could subject us to significant liabilities to third parties and prevent us from using all or any portion of the technology covered by such a patent. Although third parties have not asserted any infringement claims against us, there is no assurance that third parties will not assert such claims in the future.

We also rely on trade secrets and know-how, and there is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to our trade secrets, know-how and other unpatented technology. To protect our rights in these areas, we require all employees, consultants, advisors and collaborators to enter into strict confidentiality agreements. These agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire, and will continue to attempt to protect future proprietary technology through patents, copyrights and trade secrets, we believe that our success will depend, to a large extent, upon continued innovation and technological expertise.

Our proposed products are still in the development stage, and we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated.

In general, the level of protection afforded by a patent is directly proportional to the ability of the patent owner to protect and enforce those rights through legal action. Since our financial resources are limited, and patent litigation can be both expensive and time consuming, there can be no assurance that we will be able to successfully prosecute an infringement claim in the event that a competitor develops a technology or introduces a product that infringes on one or more of our patents or patent applications. There can be no assurance that our competitors will not independently develop other technologies that render our proposed products obsolete. In general, we believe the best protection of our proprietary technology will come from market position, technical innovation, speed-to-market, and product performance. There is no assurance that we will realize any benefit from our intellectual property rights.

Our Competition

Our PbC technology is potentially competitive with technologies being developed by a number of new and established companies engaged in the manufacture of storage devices or components for storage devices. In addition, many universities, research institutions and other companies are developing advanced energy storage technologies including:

•	symmetric supercapacitors;
•	asymmetric supercapacitors with organic electrolytes;
•	nickel metal hydride batteries;
•	lithium-ion batteries;
•	other advanced lead-acid devices; and
•	flow batteries.

Other business entities are developing advanced energy production technologies like fuel cells, solar cells and windmills which may use our products, or, in some cases, compete with our products. Since some of our competitors are developing technologies that may ultimately have costs similar to, or lower than, our projected costs, there can be no assurance we will be able to compete effectively.

Our competitors with more diversified product offerings may be better positioned to withstand changing market conditions. Some of our competitors own, partner with, have longer term or stronger relationships with suppliers of raw materials and components, which could result in them being able to obtain raw materials on a more favorable basis than us. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business.

The development of technology, equipment and manufacturing techniques and the operation of a facility for the automated production of rechargeable batteries require large capital expenditures. In order to minimize our capital investment in manufacturing facilities and establish strong brand name recognition for our products, our overall strategy is to negotiate strategic alliances and other production agreements with established battery manufacturers that want to add high-performance co-branded products to their existing product lines. There can be no assurance, however, that our PbC platform technology business model will succeed in the battery industry.

Raw Materials

During the research stage, we used readily available raw materials, off-the-shelf components manufactured by others and hand-made components fabricated by our staff. When we begin manufacturing our PbC products in commercial quantities, we will need to establish reliable supply channels for commercial quantities of raw materials and components. We believe established suppliers of raw materials and components will be able to satisfy our requirements on a timely basis. However, we do not have any long-term supply contracts and the unavailability of necessary raw materials or components could delay the production of our products and adversely impact our results of operations.

Lead is the primary raw material in lead-acid batteries and currently accounts for 80% of our raw material and component costs in the specialty conventional lead-acid batteries we now manufacture. Lead prices have fluctuated dramatically over the last three years, similar to other industrial grade commodity metals. Although our PbC battery does not require as much lead as a conventional lead-acid battery, lead is still a major raw material component.

Environmental Protection

Lead is a toxic material that is a primary raw material in our PbC batteries. We also use, generate and discharge other toxic, volatile and hazardous chemicals and wastes in our research, development and manufacturing activities. We comply with federal, state and local laws and regulations regarding pollution control and environmental protection. Under some statutes and regulations, a government agency, or other parties, may seek to recover response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. In addition, more stringent laws and regulations may be adopted in the future, and the costs of complying with those laws and regulations could be substantial. If we fail to control the use of, or to adequately restrict the discharge of, hazardous substances, we could be subject to significant monetary damages and fines, or forced to suspend certain operations. Our facility was previously tested and found to be in compliance with emission standards as established by new federal guidelines in accordance with the Clean Air Act – Title III.

Our Research and Development

We engage in extensive R&D activities for the purpose of improving our PbC technology and our proposed products. Our goal is to increase efficiency and reduce costs in order to maximize our competitive advantage. Our R&D organization works closely with our engineering team, our suppliers and potential customers to improve our product design and lower manufacturing costs. During 2010 and 2009, we spent $5.4 million and $4.4 million, respectively, on R&D, and $23.8 million since inception. While our limited financial resources and brief operating history makes it difficult for us to estimate our future expenditures, we expect to incur R&D expenditures of consistent magnitude for the foreseeable future.

Our Employees

As of December 31, 2010 we employed a staff of 64, including a 16 member scientific and engineering team, and 31people who are involved principally in manufacturing. We are not subject to any collective bargaining agreements, and we believe we have a good relationship with our employees.

Description of Properties

On November 4, 2010, the Company entered into a Commercial Lease (“Lease”) with Becan Development, LLC (“Lessor”) to lease a 45,000 square foot building, located at 209 Green Ridge Road in New Castle PA, (the “Property”), which the Company currently occupies to house various offices and manufacturing facilities. The salient terms of the Lease are as follows:
•	The Lease term commenced on January 1, 2011 and the term expires on December 31, 2015.
•
The Lease may be extended for two 5-year terms, by giving notice not less than 30 nor more than 120 days before the expiration of the initial term or first renewal term (as applicable). The renewal leases shall be on terms substantially similar to the terms of the initial Lease except for any adjustment to rent, if warranted, as mutually agreed upon by Lessor and the Company.

•	The rental amount for the initial term is $19,297 per month and is on a “triple net” basis.
•
If the Company is able to obtain sufficient funding from either the federal or state government or agencies, and it enters into a binding agreement to purchase the Property, the Lease shall be immediately terminated and Lessor shall credit the most recent 6 months of actual rental payments made to Lessor against the purchase price of the Property

•
The Company also has a right of first refusal to purchase the property within 30 days of receipt of notice of a third party offer from Lessor upon substantially the same terms as those offered by the third party.

•	The Lease contains market terms on standard provisions such as defaults and maintenance.

On March 28, 2010, we renewed our lease for existing space at our manufacturing plant located at 3601 Clover Lane in New Castle, Pennsylvania. The salient terms of the renewal lease are as follows:

•	The term commenced on April 3, 2010 with an initial term of three years.
•	The renewal lease may be extended for two successive five-year renewal options with future rent to be negotiated at a commercially reasonable rate.
•
The battery manufacturing facility includes 70,438 square feet of floor space, including 7,859 square feet of office, locker, lab and lunch area, 46,931 square feet of manufacturing space, 1,488 square feet of dedicated lab space, 9,200 square feet of storage buildings and 5,000 square feet of basement area.

•
The rental amount for the initial term is $16,700 per month, which is fixed through 2013. In addition to the monthly rental, we are obligated to pay all required maintenance costs, taxes and special assessments, maintain public liability insurance, and maintain fire and casualty insurance for an amount equal to 100% of the replacement value of the leased premises.

LEGAL PROCEEDINGS

From time to time, we are involved in lawsuits, claims, investigations and proceedings, including pending opposition proceedings involving patents that arise in the ordinary course of business. There are no matters pending that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

Final Settlement of the Contingent Shares Litigation

As of July 28, 2010, all remaining litigation with respect to the Mercatus stock transaction was fully settled and dismissed with a total amount of settlement proceeds of $860,000. The settlement proceeds are allocated as follows:

$214,000	To legal counsel for fees and expenses
646,000	To us (which consists mainly of reimbursement of legal fees and expenses)
$860,000	Total proceeds

The two remaining plaintiffs were issued unrestricted shares of our common stock in settlement of their right to a portion of the proceeds subject to execution of the agreements.

Taylor Litigation and Bankruptcy Court Litigation

On February 10, 2004, Lewis “Chip” Taylor, Chip Taylor in Trust, Jared Taylor, Elgin Investments, Inc. and Mega-C Technologies, Inc. (collectively the “Taylor Group”) filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that named Tamboril, Axion Power Corporation, and others as defendants (the “Taylor Litigation”). As discussed more fully below, by virtue of orders entered on February 11, 2008 and June 9, 2008 by the Bankruptcy Court in the Mega-C bankruptcy case, as confirmed by a judgment entered on November 10, 2009, this action against us is subject to the permanent injunction of the confirmed Chapter 11 Plan of Mega-C. On April 14, 2009, the Ontario Superior Court entered an order dismissing us from the Taylor Litigation.

In April 2004, we filed an involuntary Chapter 11 petition against Mega-C in the U.S. Bankruptcy Court for the District of Nevada (Case No. 04-50962-gwz). In March 2005, the Bankruptcy Court appointed William M. Noall (“Noall”) to serve as Chapter 11 Trustee for the Mega-C case. On June 7, 2005, the Chapter 11 Trustee commenced an adversary proceeding against Sally Fonner (“Fonner”), the trustee of the Mega-C Trust (Adversary Proceeding No. 05-05042-gwz), demanding, among other things, the turnover of at least 7,327,500 shares held by the Mega-C Trust as property of the bankruptcy estate. On July 27, 2005, we commenced an adversary proceeding against Noall and Fonner (Adversary Proceeding No. 05-05082-gwz).

On December 12, 2005, we entered into the Settlement Agreement with Mega-C, represented by Chapter 11 Trustee Noall, and the Mega-C Trust, represented by its trustee Fonner.

The Settlement Agreement was approved by the Bankruptcy Court after a hearing in an order dated February 1, 2006. Certain terms were subject to confirmation and effectiveness of Mega-C’s Chapter 11 plan of reorganization. On November 8, 2006, the Bankruptcy Court entered an order confirming the Chapter 11 plan. The confirmed Chapter 11 plan was subsequently substantially consummated on November 21, 2006. The Settlement Agreement was fully incorporated in the confirmed Chapter 11 plan. The plan is fully effective and substantially consummated.

The litigation settlement and releases provided by the Chapter 11 plan are now binding on Mega-C, the Chapter 11 trustee, the Taylor Group and all other parties described in the plan of reorganization. In an order entered on February 11, 2008, the Bankruptcy Court granted our motion for partial summary judgment, holding that the alleged “oral” agreement creating rights or interests in the Technology in favor of the Taylor Group never existed and, even if it had, the Taylor Group transferred any such rights to the Debtor which were then transferred to us by the confirmed Chapter 11 plan. The Bankruptcy Court held that the Taylor Group has no interest in or rights to the Technology. The Bankruptcy Court held that any attempts to claim an interest in or contest our title to the Technology are contrary to the permanent injunction of the Chapter 11 plan. The Bankruptcy Court held that the Taylor Litigation against us is barred by the permanent injunction of the confirmed Chapter 11 plan.

In orders entered on June 9, 2008, the Bankruptcy Court mandated that the Taylor Group litigation against us be dismissed. On February 10, 2009, the Taylors filed a second motion to vacate the February 11, 2008 order granting summary judgment in our favor. At a hearing on the Taylors’ second motion to vacate the February 11, 2008 summary judgment order on April 23, 2009, the Bankruptcy Court denied the Taylors’ motion in its entirety. The order denying the Taylors’ second motion to vacate and judgment were entered on November 10, 2009.

By virtue of the confirmed Chapter 11 plan, all of the Mega-C’s right, title and interest, if any, in the technology was transferred to us. By virtue of the February 11, 2008 orders of the Bankruptcy Court, as subsequently confirmed in the judgment entered on November 10, 2009, the Taylor Group has no interest in or rights to the technology. By virtue of the April 14, 2009 order from the Ontario Superior Court, the Taylor Litigation has been dismissed against us. The Taylors filed a notice of appeal from the November judgment, which is pending in the Bankruptcy Appellate Panel for the Ninth Circuit. We filed a cross-appeal from the portion of the judgment denying Axion’s requests for sanctions and to hold the Taylors in contempt.

MANAGEMENT
Our board of directors directs the management of the business and affairs of our company as provided in our certificate of incorporation, our by-laws and the General Corporation Law of Delaware. Members of our board of directors keep informed about our business through discussions with senior management, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

Board Leadership Structure and Risk Oversight; Diversity

Our Company is led by Thomas Granville, who has served as chief executive officer and chairman of the board since 2005.  Our board of directors is divided into three classes of directors that serve for staggered three-year terms. Two of our current board members have been elected to serve for terms that expire on the date of our 2011 Annual Meeting; two have been elected to serve for terms that expire on the date of our 2012 Annual Meeting; two have been elected to serve for a term that expires on the date of our 2013 Annual Meeting; and one was elected by our board of directors in September 2009 to serve for a term that expires on September 21, 2012.  The board has three standing committees – audit, compensation and technology.  The Audit Committee is comprised solely of independent directors, and each committee has a separate chair.  Our Audit Committee is responsible for overseeing risk management, and our full board receives periodic reports from management.

Our board leadership structure is used by other smaller public companies in the Unites States, and we believe that this leadership structure is effective for the Company.  We believe that having a combined Chairman/CEO and chairs for each of our board committees is the correct form of leadership for our Company.  We have a single leader for our Company and oversight of Company operations by experienced directors, three of whom are also committee chairs.  We believe that our directors provide effective oversight of the risk management function, especially through the work of the Audit Committee and dialogue between the full board and our management.

The Company does not currently consider diversity in identifying nominees for director.  Due to the small size of the Company, the priority has been in attracting qualified directors, and issues such as diversity have not yet been considered.

The following table identifies our current directors and specifies their respective ages and positions with our Company.

Name	Age	Position
Thomas Granville	66	Chief Executive Officer and Director

Howard K. Schmidt, Ph. D.	52	Director

Michael Kishinevsky	45	Director

Glenn Patterson	57	Director

Robert G. Averill	70	Director

D. Walker Wainwright	60	Director

David Anthony	50	Director

Executive officers.

The following table identifies our non-director executive officers and specifies their respective ages and positions with the Company.

Name	Age	Position
Charles R. Trego	60	Chief Financial Officer

Philip S. Baker	63	Chief Operating Officer

The following paragraphs provide summary biographical information furnished by our directors and non-director executive officers.

Directors

Robert G. Averill, 70, has served on our board of directors since February 2004. Mr. Averill is retired and principally involved in personal investments. He served as a director of Implex Corp., a New Jersey based developer and manufacturer of orthopedic implants that he co-founded in 1991 and then sold to Zimmer Holdings, Inc. From 1978 to 1991, Mr. Averill held a variety of executive positions with Osteonics Corp., a developer and manufacturer of orthopedic implants that he co-founded in 1978 and then sold to Stryker Corporation. From 1971 to 1977, Mr. Averill served as a director and held a variety of executive positions with Meditech Inc., a developer and manufacturer of orthopedic implants that he co-founded in 1971 and sold to 3M Corporation in 1975. Mr. Averill holds 28 patents on a variety of orthopedic devices and materials, and he is the co-author of several publications in the field of orthopedics. Mr. Averill holds two degrees from the Newark College of Engineering (BS-mechanical engineering, 1962 and MS-engineering management, 1966). The Company has determined that Mr. Averill should serve as a director due to his extensive engineering and manufacturing background.

Thomas Granville, 66, has served on our board of directors since February 2004 and is both our chairman of our board of directors and chief executive officer. Mr. Granville served as the president of a New York State elevator company that specialized in the installation and maintenance of elevators, escalators, moving walkways and other building transportation products. Mr. Granville also served 15 years as treasurer and ten years as the president of the National Elevator Industry Inc., a trade association that represents elevator manufacturers and contractors, where his duties included labor negotiations for national contracts and oversight duties to a $2.3 billion national pension fund. Mr. Granville has also been a partner, or the general partner, of a number of real estate partnerships that owned multi-family housing, commercial real estate and a cable television company. Mr. Granville is a 1967 graduate of Canisus College. (BA-Business Administration). The Company has determined that Mr. Granville should serve as a director due to his position as senior executive officer of the Company, which gives him valuable insight, as well as his prior managerial experience which provides unique insight for the Board into the operations of the Company.

Michael Kishinevsky, 45, is an independent director who has served on our board since June 2005. Mr. Kishinevsky is a Canadian lawyer who had been principally engaged in the practice of corporate and commercial law from February 1995 until August 2005. For five years Mr. Kishinevsky served as general legal counsel for C&T. Mr. Kishinevsky currently serves as a director of Sunrock Consulting Ltd., a company he co-founded in October 1995, which specializes in the import and distribution of carbon black and synthetic rubber. He is also the president and director of SunBoss Chemicals Corp., a corporation specializing in chemical additives for the custom rubber mixing industry. Mr. Kishinevsky is a 1989 graduate of the University of Calgary (B.Sc. in Cellular, Molecular and Microbial Biology and B.Sc. in Psychology) and a 1993 graduate of the University of Ottawa Law School. Mr. Kishinevsky was called to the bar in the Ontario courts in 1995 and is a member of the Law Society of Upper Canada. The Company has determined that Mr. Kishinevsky should serve as a director due to his legal background as well as his import and distribution experience which provides expertise on the Board with regard to product distribution.

Howard K. Schmidt, Ph.D., 52, is an independent director, who has served on our board of directors since April, 2005. Dr. Schmidt has been employed as a Petroleum Engineering Consultant at Saudi Aramco since August, 2009.  Dr. Schmidt is an expert in the field of carbon nanotechnology and single-wall carbon nanotubes, and occasionally acts as an expert witness in nanotechnology patent litigation.  He founded AOTA Energy, LLC in mid-2009 to pursue long-term research in renewable energy and sustainable water technologies.  Prior to Aramco, Schmidt served as a Senior Research Fellow in the Department of Chemical and Biomolecular Engineering at Rice University in Houston, Texas. Between September, 2003 and March, 2008, he was the Executive Director of the Carbon Nanotechnology Laboratory (the “CNL”) at Rice University. Before joining CNL, Dr. Schmidt operated Stump Partners, a Houston-based consultancy firm and was involved in two Internet ventures. In 1989, Dr. Schmidt founded SI Diamond Technology, Inc., a company that received the prestigious R&D 100 Award from Research and Development Magazine in 1989, went public in 1993, and recently changed its name to Applied Nanotech Holdings, Inc. Dr. Schmidt holds two degrees from Rice University (BS-Electrical Engineering, 1980 and Ph.D.-Chemistry, 1986). The Company has determined that Dr. Schmidt should serve as a director due to his unique and extensive   technical knowledge.

Glenn Patterson, 57, was appointed to our board of directors in February 2004. He is currently president of HAP International Inc., an investment research and analysis company specializing in renewable and smart grid applications. Mr. Patterson is also a project executive with Rosendin Electric, a privately held electrical energy systems company. Mr. Patterson, in addition to Axion Power International Inc., sits as a director on Shopoff Properties Trust Inc., a publicly held REIT. Until November 2004, Mr. Patterson was president of the Oregon Electric Group, an electrical power and technology services company based in Portland, Oregon. In September 2001, the Oregon Electric Group of which Mr. Patterson was a major owner, was sold to Montana-Dakota Resources, whose major subsidiaries includes electrical power generating, utility and distribution companies with operations in 40 states. Mr. Patterson graduated from Willamette University (BS-Economics) in 1975. The Company has determined that Mr. Patterson should serve as a director due to his extensive background in power generation and electrical power areas.

D. Walker Wainwright, 60, is an independent director who was appointed to our board of directors in January 2007. He is Chairman of Interboro Insurance Company, a provider of personal lines insurance products in New York State. He is also the founder and chief executive of Wainwright & Co. LLC, an independent financial advisory firm and investment manager. The firm’s activities include the identification and assessment of alternative investments, the monitoring of these investments and the creation of proprietary portfolios. In this respect, the firm works with investment management firms, not-for-profit organizations and family offices as an independent consultant to create client-specific solutions. Wainwright & Co. also researches and reviews private investments, including private equity funds, to assist in determining their suitability for specific accounts or portfolios. Formerly a Managing Director in investment banking at Smith Barney, Inc. and at Kidder, Peabody & Co., Mr. Wainwright has over 35 years’ consulting, banking and investment banking experience. Having directed Kidder’s investment banking efforts in the Asia Pacific Region, he has extensive international experience and has lived in Australia and Lebanon. Mr. Wainwright began his career at Chemical Bank and, subsequently, the Schroder Group. He is a graduate of Stanford University (A.B. – 1972) and of Columbia University (M.B.A. – 1976). The Company has determined that Mr. Wainwright should serve as a director due to his long term finance and banking experience.

David Anthony, 50, was appointed to our board of directors in September 2009. Mr. Anthony is an experienced entrepreneur, venture capitalist, and educator. He is Managing Director of 21 Ventures LLC, which since founding in 2004, has provided seed, growth, and bridge capital to over forty technology ventures across the globe, focusing mainly in the cleantech area.  He sits or has sat during the past five years on the boards of Clean Power Technologies Inc., Energy Focus Inc., Solar EnerTech Corp., and ThermoEnergy Corporation, and numerous private companies. Since 2004, he has held the position of Adjunct Professor at the New York Academy of Sciences, a leading global scientific association with over 30,000 members. Prior to 21 Ventures, LLC, David launched Notorious Entertainment, a developer of multimedia brands. David received his MBA from The Tuck School of Business at Dartmouth College and a BA in Economics from George Washington University. The Company has determined that Mr. Anthony should serve as a director due to his  experience in finance and related areas.

Philip S. Baker joined the Company as Chief Operating Officer   on April 1 , 2010. He was with Santa Fe Springs CA-based Trojan Battery Company from 1997 to 2009. From 2006 to 2009 he was Senior Vice President and General Manager of a new battery facility for which he led all the phases of development and operations in Sandersville, GA. Baker guided the lead-acid battery plant from negotiations and permitting forward, and is considered to be an expert in quality control and documentation, productivity and the maximization of uptime, automation and the management of environmental issues. Prior to Sandersville, Baker served from 2001 to 2005 at the Trojan plant in Lithonia GA as Senior Vice President and General Manager, where he executed a turn-around in leadership, quality and output, introduced Kaizen events and Six-Sigma tools and improved productive output by 20% in critical bottleneck areas. Before Lithonia, Baker worked for Trojan in Santa Fe Springs as Director of Operations. He was with privately held Wyomissing PA-based Glen-Gery Corporation, a manufacturer of building materials where 700 employees reported upstream to him. He began his career at the Houston Brick & Tile Company. He is a graduate of Georgia Institute of Technology in 1971 ( BS  in Ceramic Engineering ).

Charles R. Trego joined the Company as Chief Financial Officer on April 1 , 2010. He most recently served as Executive Vice President and Chief Financial Officer of Minrad International, an Amex-listed pharmaceutical and medical device company in Orchard Park, NY. Minrad was acquired by India's Piramal Healthcare in early 2009, and Trego was an integral part of the acquisition strategy and managed the bridge financing through the transition. Prior to that, from 2005 to 2008, he was Senior Vice President and Chief Financial Officer of Elmira NY-based Hardinge Inc, a Nasdaq-listed global machine tool company ($327 million in annual revenue), and from 2003 to 2005 he was Chief Financial Officer and Treasurer of Latham NY-based Latham International ($180 million in annual revenue), a privately held manufacturer and marketer of swimming pool components,  His career began with a position as Senior Auditor with Ernst & Whinney in Dayton, and continued with increasingly responsible  financial officer positions with Ponderosa Inc, Bojangles of America, Rich Sea Pak, Rymer Foods and Rich Products Corporation. During his 14-year tenure as Chief Financial Officer at Rich Products, revenue increased from $650 million to more than $1.8 billion. He has over 30 years experience as a financial officer of  global middle businesses across several industries and include private (family), public and private equity ownership structures. He has served as the chief financial officer of startup, turnaround, restructuring  and growth businesses with revenue ranging form $25 million to $ 2 billion.   Trego graduated from the  University of Dayton in 1972 ( BS in Accounting ) and in 1978 (MBA). He achieved his CPA designation in 1973 from the State of Ohio.

Presiding Director

Our Chief Executive Officer, Thomas Granville, acts as the presiding director at meetings of our board of directors. In the event that Mr. Granville is unavailable to serve at a particular meeting, responsibility for the presiding director function will rotate among the chairmen of each of the committees of our board of directors.

Corporate Governance

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our board of directors is working to adopt and implement many “best practices” in the area of corporate governance, including separate committees for the areas of audit and compensation, careful annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors, and written expectations of management and directors, among other things. In 2010, all incumbent directors other than Dr. Howard K. Schmidt attended 75% of our meetings of the board of directors.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which has been distributed to all directors, officers, and employees and will be given to new employees at the time of hire. The Code of Business Conduct and Ethics contains a number of provisions that apply principally to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Business Conduct and Ethics can be found under the “Investor Information” section of our website at www.axionpower.com. We intend to disclose future amendments to certain provisions of our code of ethics and conduct, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our web site identified above. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Communications with the Board of Directors

Stockholders and other parties who are interested in communicating with members of our board of directors, either individually or as a group, may do so by writing to Thomas Granville, c/o Axion Power International, Inc., 3601 Clover Lane, New Castle, Pennsylvania, 16105. Mr. Granville will review all correspondence and forward to the appropriate members of the board of directors copies of all correspondence that, in the opinion of Mr. Granville, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters should be immediately brought to the attention of our audit committee and will be handled in accordance with procedures established by that committee.

Director Independence

Our board of directors has determined that five of our directors would meet the independence requirements of the NYSE AMEX if such standards applied to the Company. In the judgment of the board of directors, Messrs. Granville and Anthony do not meet such independence standards. In reaching its conclusions, the board of directors considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the directors, including those discussed under the caption “Certain Relationships and Related Transactions” below. Our board of directors determined that any relationships that exist or existed in the past between the Company and each of the independent directors were immaterial on the basis of the information set forth in the above-referenced sections.

Board Committees

The board of directors currently has three standing committees: the audit committee, the compensation committee, and the technology committee. These committees are responsible to the full board.

Audit Committee – Our board of directors has created an audit committee that presently consists of  Mr. Wainwright and Dr. Schmidt. Mr. Wainwright serves as the current chairman of our audit committee. Each of the members has a basic understanding of finance and accounting, and is able to read and understand fundamental financial statements. The board of directors has determined that each of the members of the audit committee would meet the independence requirements applicable to NYSE Amex listed companies although such standards do not apply to our company. Our board of directors has also determined that based on work history none of our current committee members meet the definition of an “Audit Committee Financial Expert” as defined in Item 407(d)(5)(ii) under Regulation S-K, promulgated under the Securities Exchange Act of 1934. The audit committee has the sole authority to appoint, review and discharge our independent registered public accounting firm. The audit committee reviews the results and scope of the audit and other services provided by our independent registered public accounting firm, as well as our accounting principles and our system of internal controls, reports the results of their review to the full board of directors and to management, and recommends to the full board of directors that the our audited consolidated financial statements be included in our Annual Report on Form 10-K.

   The audit committee met 11 times during the year-ended December 31, 2010. The audit committee charter can be found on our website under About Axion; Corporate Governance / Committees , at www.axionpower.com.

 Compensation Committee – Our board of directors has created a compensation committee that presently consists of Messrs. Averill, Patterson, Kishinevsky and Wainwright. Mr. Patterson serves as chairman of the compensation committee. The compensation committee makes recommendations concerning compensation of the executive management team and non-employee directors and administers our stock-based incentive compensation plans. The compensation committee typically meets in separate sessions independently of board meetings. The compensation committee typically schedules telephone meetings as necessary to fulfill its duties. The chairman establishes meeting agendas after consultation with other committee members and Mr. Thomas Granville, our Chief Executive Officer. Subject to supervision by the full board of directors, the compensation committee administers our stock option plans. Our Chief Executive Officer and other members of management regularly discuss our compensation issues with compensation committee members. Subject to compensation committee review, modification and approval, Mr. Granville typically makes recommendations respecting bonuses and equity incentive awards for the other members of the executive management team. The compensation committee in conjunction with other non-employee directors establishes all bonus and equity incentive awards for Mr. Granville and the other executive members of the management team.   Our board of directors has determined that all members of the compensation committee would meet the independence requirements applicable to NYSE Amex listed companies although such standards do not apply to us.

The compensation committee met 4 times during the year ended December 31, 2010. The compensation committee charter can be found on our website under “ About Axion; Corporate Governance; Committees ,” at www.axionpower.com.

Technology Committee – Our board of directors has created a technology committee that consists of Dr. Schmidt, Messrs. Averill and Granville. The technology committee provides board-level oversight, guidance and direction to our R&D staff, supervises evaluates and makes recommendations with respect to the acquisition and licensing of complementary and competitive technologies and supervises the activities of our intellectual property lawyers.

The technology committee conducted 1 formal meeting during the year ended December 31, 2010  and met informally with our CTO and other members of the R&D and manufacturing teams during the course of the year.

We do not have a nominating committee – Given the relatively small size of our board of directors and the desire to involve the entire board of directors in nominating decisions, we have elected not to have a separate nominating committee, and the entire board of directors currently serves that function. With respect to director nominees, our board of directors will consider nominees recommended by stockholders that are submitted in accordance with our By-Laws. We do not have any specific minimum qualifications that our board believes must be met by a board recommended nominee for a position on our board of directors or any specific qualities or skills that our board believes are necessary for one or more of our directors to possess. We also do not have a specific process for identifying and evaluating nominees for director, including nominees recommended by security holders. The board has not paid fees to any third party to identify or evaluate potential board nominees.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by or paid to our Named Executive Officers with respect to the year ended December 31, 2010.  The Named Executive Officers are as shown. We did not have any non-equity incentive plans, pension plans or deferred compensation plans during the year ended December 31, 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	All Other Compensation ($) (4)		Total Compensation ($)
Thomas Granville CEO and Director (5)	2010	350,708	270,000		113,112	33,653		767,473
Thomas Granville CEO and Director (5)	2009	324,000				23,458		347,458
Charles R. Trego CFO	2010	161,827			185,364	38,323		385,514

Philip S. Baker COO
	2010	143,702			160,884	76,743	2010	381,329

Edward Buiel (7) Vice President and CTO	2010	80,308				454,262		534,570
Edward Buiel (7) Vice President and CTO	2009	180,000				18,230		198,230
Donald Hillier CFO (6)	2010	20,192				41,119		61,311
Donald Hillier CFO (6)	2009	150,000				19,643		169,643

1.	Salaries are presented as the contractual amount paid during 2010.

2.	Discretionary bonuses are not made pursuant to any specific bonus plan. Bonuses cited were awarded and paid in 2010.

3.	Stock and option awards were granted pursuant to the individual employment contracts. Options are valued using the Black-Scholes-Merton option pricing model.

4.
Other compensation includes Company perquisites relating to pre and post-employment consulting contracts, severance payments, auto allowance, personal use of company cars, accrued vacation payments, moving expenses with related gross-up, gross–ups on stock awards, other earned compensation, as well as healthcare premiums paid under the group health plan.

5.
During 2009, $ 6,231 of the compensation reported to Mr. Granville was remitted to Gallagher Elevator Co. (Gallagher) pursuant to his 2005 employment contract.  Remaining payments were remitted directly to Mr. Granville through our payroll department.

6.
Mr. Hillier joined the Company on June 19, 2008.  Salary and other compensation cited for 2008 reflects the apportionment of these expenses based on his dates of service for that year.  Mr. Hillier served as our chief financial officer throughout fiscal year 2009 and was terminated  on February 5, 2010.

7.
Dr. Edward Buiel. On June 23, 2008, the Company entered into an Executive Employment Agreement with Dr. Edward Buiel as Vice President and Chief Technology Officer, which terminated on May 31, 2010. Upon expiration of his status as employee, 50,000 shares of restricted stock were forfeited pursuant to the terms of his 2008 employment agreement.  On June 7, 2010 the Company agreed to engage Dr. Buiel as an interim independent contractor with compensation at $10,000 per week, plus travel expenses to and from all work sites, meals, administrative expenses, other travel related expenses, and health care benefits through December 31, 2010.  Dr. Buiel is currently working as a consultant to the Company on a project basis. There is no formal consulting agreement in place, and Dr. Buiel’s compensation is determined on a project specific basis.

Employment Agreements

During 2010, the Company has entered into executive employment agreements with Thomas Granville, Charles R. Trego, and Phillip S. Baker. These agreements generally require each executive to devote substantially all of his business time to the Company’s affairs, establish standards of conduct, prohibit competition with our company during their term, affirm our rights respecting the ownership and disclosure of patents, trade secrets and other confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement. Each of the executives is allowed to participate in our standard employee benefit programs, including medical/hospitalization insurance and group life insurance, as in effect from time to time. Each of the covered executives will generally receive an automobile allowance, reimbursement for all reasonable business expenses incurred by him on behalf of the Company in the performance of his duties, and a severance package that guarantees continued remuneration equal to the executive’s base salary for a total of 23 months so long as the Company elects to enforce the provisions of the Non-Competition Agreement, should  the executive be unable to find employment  or accepts employment at a reduced  rate of pay due solely to the Non-Competition Agreement. There are  no non-qualified deferred compensation plans. The provisions of the individual agreements are set forth in the following table:

•
Thomas Granville. On June 29, 2010, the Company entered into an Executive Employment Agreement with Thomas Granville as Chief Executive Officer. Pursuant to this agreement, Mr. Granville receives an annual salary of $380,000, and an annual car allowance of $9,000 for the period commencing June 29, 2010, and terminating June 30, 2013. Mr. Granville’s base salary is subject to annual review, and such salary is subject to renegotiation on the basis of Mr. Granville’s and the Company’s performance. In addition, Mr. Granville received a signing bonus of $270,000 and was paid on July 9, 2010. The Company also granted Mr. Granville an option to purchase 360,000 shares of our common stock at a price of $1.50 per share at a vesting rate of 10,000 shares per month through the term of the agreement. Mr. Granville is eligible to participate in any executive compensation plans adopted by the shareholders of the Company and the Company's standard employee benefit programs.

•
Charles R. Trego. On April 1, 2010, the Company entered into an Executive Employment Agreement with Charles R. Trego as Chief Financial Officer. Under the terms of his employment agreement, which has a term of three years (and thus terminates on March 31, 2013), Mr. Trego receives an annual salary of $225,000, which is subject to review after the initial six month term of the agreement and annually thereafter, an annual car allowance of $9,000, bonuses as determined by the compensation committee, and a 5-year option to purchase 265,000 shares of our common stock at a price of $1.50 per share. 27,000 options shall vest upon execution of this contract and, beginning in June 2010, 7,000 options will vest monthly through the remaining 34 months of this agreement.

•
Philip S. Baker. On April 1, 2010, the Company entered into an Executive Employment Agreement with Philip S. Baker as Chief Operating Officer. Under the terms of his employment agreement, which has a term of three years (and thus terminates on March 31, 2013), Mr. Baker receives an annual salary of $199,800,which is subject to review after the initial six month term of the agreement and annually thereafter, an annual car allowance of $6,000, and a 5-year option to purchase 230,000 shares of our common stock at a price of $1.50 per share, of which 26,000 options shall vest upon execution of this contract and, beginning in June, 2010, 6,000 options will vest monthly through the remaining 34 months of this agreement.

Warrants

As of April 6, 2011, we have 12,576,070 outstanding warrants that represent potential future cash proceeds to our company of $12,872,447. The warrants are divided into seven classes that are presently exercisable and expire at various times through December 8, 2014. The following table summarizes the number of warrants in each class, the anticipated proceeds from the exercise of each class, and the expiration date of each class.

Warrant Series	Number of Warrants	Exercise Price	Anticipated	Expiration Date
Series V Warrants	680,000	$4.00	$2,720,000	December 31, 2011
2007 Bridge Warrants	183,755	2.35	431,824	December 31, 2012
2008 Conversion-Warrants	580,940	2.60	1,510,444	June 29, 2013
2008 Quercus	10,000,000	0.75	7,500,000	June 29, 2013
2008 Derivatives	1,085,714	0.57	618,857	June 29, 2013
2009 Bridge Warrants	45,661	2.00	91,322	August 12, 2014
Total	12,576,070		$12,872,447

The holders of warrants are not required to exercise their rights at any time prior to the expiration date and we are unable to predict the amount and timing of any future warrant exercises. We reserve the right to temporarily reduce the exercise prices of our warrants from time to time in order to encourage the early exercise of the warrants.

Stock Options

As of April 6, 2011, we have 3,558,520 outstanding stock options that represent potential future cash proceeds to our company of $6,991,233. The outstanding options include 1,789,410 options that are currently vested and exercisable, or 1,794,442 that will become vested and exercisable within 60 days, and represent potential future cash proceeds to our company of $4,176,135 and $4,186,683, respectively. The remaining options will vest and become exercisable over the next three years. The following table provides summary information on our outstanding options.

	Vested Option Grants			Unvested Option Grants
	Shares	Price	Proceeds	Shares	Price	Proceeds
2010 Employee & officer plan options	431,500	$1.50	$647,250	1,017,548	$1.50	$1,526,322
Directors plan options	316,910	1.98	628,885	164,062	1.10	180,016
Non-plan options to consultants and employees	1,041,000	2.79	2,900,000	587,500	1.89	1,108,750
Total	1,789,410	$2.33	$4,176,135	1,769,110	$1.59	$2,815,088

The holders of options are not required to exercise their rights at any time and we are unable to predict the amount and timing of any future option exercises. We reserve the right to temporarily reduce the exercise prices of our options from time to time in order to encourage the early exercise of the options.

Outstanding Equity Awards At 2010 Fiscal Year-End

	Option Awards					Stock Awards
	Non-Plan		Equity Incentive Plan Awards					Equity Incentive Plan Awards
	Number of shares underlying unexercised options					Number		# Shares
Name	# Exercisable	# Unexer- cisable	Unearned	Option Exercise Price	Option Expiration Date	Unearned Shares or units of stock	Market Value	Unearned shares, units, or other rights not vested	Market Value	Footnotes
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Granville, Tom	120,000	-	-	$2.50	varies through 4/30/2012					Issued pursuant to April 2005 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Granville, Tom	90,000	-	-	$2.50	varies through 6/15/2015					Issued pursuant to June 2008 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Granville, Tom	60,000	300,000	-	$1.50	varies through 6/29/2018					Issued pursuant to June 2010 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Buiel, Edward	80,000	-	-	$4.00	varies through 8/31/2013					Issued pursuant to Sept 2005 Executive Employment Agreement. Options expire 5 years after monthly vest date

Buiel, Edward	50,000	-	-	$3.75	12/29/2015					Options issued pursuant to Dec 2006 Executive Employment Agreement. Lump sum vesting date - 12/29/2009

Buiel, Edward	50,000	-	-	3.75	5/30/2015					Options issued pursuant to Dec 2006 Executive Employment Agreement. Lump sum vesting date - 5/31/10 upon expiration of employment contract

Buiel, Edward	100,000	-	-	2.50	5/30/2015					Issued pursuant to June 2008 Executive Employment Agreement. Lump sum vesting date - 5/31/10 upon expiration of employment contract

Charles Trego	76,000	189,000	-	$1.50	varies through 3/30/2018					Issued pursuant to April 2010 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Philip Baker	68,000	162,000	-	$1.50	varies through 3/30/2018					Issued pursuant to April 2010 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Hillier, Don	95,000	0	0	2.50	varies through 01/15/15					Issued pursuant to June 2008 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Post-Termination Compensation

We have not entered into change in control agreements with any of our named executive officers or other members of the executive management team, although our employment agreements with certain members of management do call for immediate vesting of options upon a 50% change in control. No awards of equity incentives under our 2004 Incentive Stock Plan or awards of options under our 2004 Outside Directors Stock Option Plan provide for immediate vesting upon a change in control other than a restricted stock grant of 36,000 shares issued to Robert Nelson. However, the compensation committee has the full and exclusive power to interpret the plans, including the power to accelerate the vesting of outstanding, unvested awards. A “change in control” is generally defined as (1) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities or (2) the occurrence of a transaction requiring stockholder approval and involving the sale of all or substantially all of our assets or the merger of us with or into another corporation.

Director Compensation

The following table provides information regarding compensation paid to non-employee directors for services rendered during the year ended December 31, 2010.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards
Name	($) (1)	($)	($) (3)	Total ($)
Thomas Granville (2)
Dr. Igor Filipenko (4)	$-		$-	$-
Robert G. Averill	69,297		34,860	104,157
Dr. Howard K. Schmidt	44,250			36,500
Michael Kishinevsky	56,500			37,000
Glenn Patterson	60,646			39,000
Stanley A. Hirschman(5)	69,198			33,750
D. Walker Wainwright	72,872		14,882	87,754
David Gelbaum (6)				-
David Anthony (6)				-
Joseph Bartlett (6)				-

1.	Fees are presented based on the amount paid during 2010.

2.
Mr. Granville was reelected to serve on the Board of Directors at the Annual Meeting held on June 09, 2010. Mr. Granville received no compensation during 2010 for his service as a Director, as he served as our chief executive officer during that time period.  For a summary of the compensation received by him as chief executive officer  during 2010, see Summary Compensation Table above.

3.
One director was reelected to serve on the Board of Directors at the Annual Meeting held on June 09, 2010, receiving 77,922 five-year options with an exercise price of $0.77 per share, pursuant to the 2004 Outside Directors Stock Option Plan. The options granted shall vest at the rate of 25,974 per year commencing on the date of the company's Annual Meeting, so long as the director serves as a member of the board on the date of such meeting. Another director received 8,000 five-year options with an exercise price of $3.60 per share pursuant to terms of his 2007 appointment. The options are valued using the Black-Scholes-Merton option pricing model.

4.	On January 11, 2010, Dr. Igor Filipenko gave notice of his resignation as a director of the Company.

5.	Stanley A. Hirschman resigned as a director on September 28, 2010.

6.
David Gelbaum, David Anthony and Joseph Bartlett were added to the Board as a condition of the Quercus Trust Amendment to Warrants and Securities Purchase Agreement. These members received no compensation for 2009.  Mr. Gelbaum resigned as a director on March 3, 2010. Joseph Bartlett resigned as a director on September 28, 2010.

The members of our board of directors are actively involved in various aspects of our business ranging from relatively narrow board oversight functions to providing hands-on guidance to our executives and scientific staff with respect to matters within their personal experience and expertise. We believe that the active involvement of all directors in our principal business and policy decisions increases our board of directors’ understanding of our needs and improves the overall quality of our management decisions. In recognition of the substantial time and personal effort that we require from our directors, we have adopted director compensation policies that provide for higher director compensation than is typically found in companies at our early stage of development.

Only non-management directors are compensated separately for service as members of our board of directors. Each of our non-management directors received the following components of compensation for the period January 1, 2010 through December 31, 2010:

•	A basic annual retainer of $25,000 for service as a director;

•	A supplemental retainer of $6,000 for service as chairman of any committee;

•	A supplemental annual retainer of $3,000 for service as a committee member;

•	A meeting fee of $1,500 per day for each board or committee meeting attended in person or $500 for each board or committee meeting attended by telephone; and

•	Reimbursement for all reasonable travel, meals and lodging costs incurred on our behalf.

•	Options to reelected directors.

•	Reimbursement for expenses up to $5,000 annually for education related to chairmanship of a committee.

The 2004 stock option plan for independent directors that authorized the issuance of options to purchase $20,000 of our common stock for each year of service as a director was amended on September 28, 2010 increasing the shares reserved for issuance under the outside directors’ stock option plan from 500,000 to 1,000,000 by Resolution of the Board of Directors.

For 2010, 2009, 2008, 2007, 2006, 2005 and 2004, we issued 85,922, 128,585, 179,555, 0, 60,000, 70,000 and 54,000, options pursuant to our directors’ stock option plan, respectively. Of this total, no options were exercised during the year ended December 31, 2010, 316,910 options are currently vested and exercisable at a weighted average price of $1.98 per share and 164,062 options are unvested and will be exercisable at a weighted average price of $1.10 per share.

On April 6, 2011, we had 85,453,302 shares of common stock. The following table sets forth certain information with respect to the beneficial ownership of our securities as of April 6, 2011, for (i) each of our directors and executive officers; (ii) all of our directors and executive officers as a group; and (iii) each person who we know beneficially owns more than 5% of our common stock. Normally, the Company would rely on the Section 16 filings for our 5% owners. Our reporting is limited to the information we do have when we do not have the benefit of further information.

Beneficial ownership data in the table has been calculated based on the Securities and Exchange Commission rules that require us to identify all securities that are exercisable for or convertible into shares of our common stock within 60 days of April 6, 2011 and treat the underlying stock as outstanding for the purpose of computing the percentage of ownership of the holder.

Except as indicated by the footnotes following the table, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Axion Power International, Inc. 3601 Clover Lane, New Castle PA 16105.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2010 is being furnished to each Stockholder with this Proxy Statement.

On April 6, 2011, we had 85,453,302 shares of common stock. The following table sets forth certain information with respect to the beneficial ownership of our securities as of April 6, 2011, for (i) each of our directors and executive officers; (ii) all of our directors and executive officers as a group; and (iii) each person who we know beneficially owns more than 5% of our common stock. Normally, the Company would rely on the Section 16 filings for our 5% owners. Our reporting is limited to the information we do have when we do not have the benefit of further information.

Beneficial ownership data in the table has been calculated based on the Securities and Exchange Commission rules that require us to identify all securities that are exercisable for or convertible into shares of our common stock within 60 days of April 6, 2011 and treat the underlying stock as outstanding for the purpose of computing the percentage of ownership of the holder.

Except as indicated by the footnotes following the table, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Axion Power International, Inc. 3601 Clover Lane, New Castle PA 16105.

	Common Stock	Warrant & Options (1)	Combined Ownership	Percentage

Quercus Trust (2) 1835 Newport Blvd A109 – PMB 467 Cosa Mesa, CA 92627	7,701,104	10,000,000	17,701,104	18.5%

AWM Investment Company, Inc. (3) Special Situations Cayman Fund LP 527 Madison Avenue, Suite 2600 c/o Austin W Marxe & David M Greenhouse	1,694,386	-	1,694,386	2.0%

AWM Investment Company, Inc. (3) Special Situations Private Equity Fund 527 Madison Avenue, Suite 2600 c/o Austin W Marxe & David M Greenhouse	1,270,789	-	1,270,789	1.5%

AWM Investment Company, Inc. (3) Special Situations Technology Fund LP 527 Madison Avenue, Suite 2600 c/o Austin W Marxe & David M Greenhouse	770,946	-	770,946	0.9%

AWM Investment Company, Inc. (3) Special Situations Technology Fund II LP 527 Madison Avenue, Suite 2600 c/o Austin W Marxe & David M Greenhouse	4,735,809	-	4,735,809	5.5%

James E. Winner Jr. & Donna C Winner JT TEN (4) Winner Building, 32 West State Street, Sharon, PA 16146	8,245,614	-	8,245,614	9.6%

Manatuck Hill Partners, LLC (5) 1465 Post Road East Westport, CT 06880	7,200,000	-	7,200,000	8.4%

Hare & Co. (6) Bank of New York Mellon, One Wall Street, New York NY 10286 Attn Anthony V. Saviano, 3rd floor / Window A	7,150,000	-	7,150,000	8.4%

Gelbaum, David (7)	7,701,104	10,000,000	17,701,104	18.5%

Averill, Robert	3,774,059	617,183	4,391,242	5.1%

Glenn Patterson	2,752,001	260,317	3,012,318	3.5%

Filipenko, Igor (8)	1,217,197	45,809	1,263,006	1.5%

Granville, Tom	696,596	270,000	966,596	1.1%

Buiel, Edward	305,000	305,000	610,000	*

Hillier, Donald	30,000	95,000	125,000	*

Trego, Charles	-	97,000	97,000	*

Baker, Phillip	-	86,000	86,000	*

Wainwright, Walker	8,000	27,840	35,840	*

Schmidt, Howard	-	52,000	52,000	*

Hirschman, Stan	-	44,285	44,285	*

Kishinevsky, Michael	-	44,000	44,000	*

Bartlett, Joseph	-	-	-	*

Anthony, David	-	-	-	*

Directors and officers as a group (15 persons)

* Less than 1%.	16,483,957	11,944,434	28,428,391	29.2%

(1)	Represents shares of common stock issuable upon exercise of warrants and options held by the stockholder that are presently exercisable or will become exercisable within 60 days.

(2)	The trustees of The Quercus Trust are Mr. David Gelbaum and Ms. Monica Chavez Gelbaum, each with shared voting and dispositive power over the shares held by this trust.

(3)
AWM Investment Company, Inc. (“AWM”) the general partner of and investment adviser to the Special Situations Cayman Fund, L.P.  AWM also serves as the investment adviser to, Special Situations Private Equity Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of AWM. Through their control of AWM, Messrs. Marxe and Greenhouse share voting and investment power over the portfolio securities of each of the funds listed above

(4)	8,245,614 shares formerly held by James A. Winner Jr. & Donna C Winner were transferred to street name on 9-9-10. We do not have the benefit of further information.

(5)
Manatuck Hill Partners LLC  is an investment adviser acting on behalf of its clients' accounts with investments in Manatuck Hill Scout Fund, LP, Manatuck Hill Mariner Master Fund, LP, and Manatuck Hill Navigator Master Fund,Steve Orlov & Mark Broach serves as the legal representative for these accounts. Steve Orlov & Mark Broach share voting and dispositive power over the shares. 7,200,000 shares were transferred to street name on 6-3-10. We do not have the benefit of further information.

(6)	Hare & Co. is an investment advisor operating in the U.K., with offices in New York. Blackrock Investment Managers (UK) Ltd has voting and dispositive power over the shares.

(7)
The ownership reflected for David Gelbaum is the actual and beneficial ownership of The Quercus Trust.   The trustees of The Quercus Trust are Mr. David Gelbaum and Ms. Monica Chavez Gelbaum, each with shared voting and dispositive power over the shares held by this trust.

(8)	Includes 1,026,295 shares beneficially held by Dr. Igor Filipenko and 236,711 shares beneficially held by his wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Executive Management

See the “Executive Compensation” section for a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers. Other than as stated in the “Executive Compensation” section, we have not entered into any transactions with executive management.

THE SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

This prospectus covers 3,421,036 shares of common stock held by the Selling Stockholders pursuant to the registration obligations of the Securities Purchase Agreement and the Settlement Agreement in order to permit the resale of these shares of common stock by the Selling Stockholders from time to time after the date of this prospectus. After completion of the offering, Quercus will hold 15,938,729 shares of our common stock, either out right or upon the exercise of its warrants and the Mega-C Trust will hold 3,652,166 shares of our common stock. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock covered by this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock. Reflects amounts to be offered as of date of original registration of such shares.

Name of Selling Stockholder	Amount beneficially owned by Selling Stockholder	Amount to be offered to Selling Stockholder’s Account		Amount to be beneficially owned following completion of offering	Percent to be beneficially owned following completion of the offering
The Quercus Trust(1)	18,571,429	2,632,700	(3)	15,938,729	45.6%
Second Amended Stockholders Trust of Mega-C Corporation(2)	4,440,502	788,336	(4)	3,652,166	10.4%

(1)	David Gelbaum and Monica Chavez Gelbaum are the trustees of The Quercus Trust, each with shared voting power over the shares held by this trust.

(2)	Mark Dolan is the current trustee of the Mega-C Trust with sole voting power over the shares held by this trust.
(3)	Includes 2,097,35 shares previously registered under Registration Statement No. 333-150901 and 534,865 shares registered under Registration Statement No. 333-159356
(4)	Includes 685,002 shares previously registered under Registration Statement No. 333-150901 and 103,334 shares registered under Registration Statement No. 333-159356

Each of the Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	to purchasers directly;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from such stockholders or from the purchasers of the securities for whom they may act as agent;

•	by the pledge of the shares as security for any loan or obligation, including pledges to brokers or dealers who may effect distribution of the shares or interests in such securities;

•	to purchasers by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	in a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate a transaction;

•	through an exchange distribution in accordance with the rules of the exchange or in transactions in the over-the-counter market;

•	pursuant to Rule 144; or

•	in any other manner not proscribed by law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of 125,000,000 shares of common stock and 12,500,000 shares of preferred stock. As of April 6, 2011, the latest practicable date, we have 85,453,302 common shares outstanding. Outstanding warrants, vested options, and convertible rights entitle the holders to purchase 14,365,480 additional shares of common stock.

Within the limits established by our amended and restated of incorporation, our board of directors has the power at any time and without stockholder approval to issue shares of our authorized common stock or preferred stock for cash, to acquire property or for any other purpose that the board of directors believes is in the best interests of our company. Our stockholders have no pre-emptive rights and any decision to issue additional shares of common stock or preferred stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

Our board of directors has the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and our by-laws, each of which are included as exhibits to the registration statement of which this prospectus forms a part and by the provisions of applicable law.

Common Stock

Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the entire board of directors. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available. In the event of our liquidation, dissolution or winding up, our common stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of common stock have no preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Warrants

As of April 6, 2011, we have 12,576,070 outstanding warrants that represent potential future cash proceeds to our company of $12,872,447. The warrants are divided into seven classes that are presently exercisable and expire at various times through December 8, 2014. The following table summarizes the number of warrants in each class, the anticipated proceeds from the exercise of each class, and the expiration date of each class.

Warrant Series	Number of Warrants	Exercise Price	Anticipated	Expiration Date
Series V Warrants	680,000	$4.00	$2,720,000	December 31, 2011
2007 Bridge Warrants	183,755	2.35	431,824	December 31, 2012
2008 Conversion-Warrants	580,940	2.60	1,510,444	June 29, 2013
2008 Quercus	10,000,000	0.75	7,500,000	June 29, 2013
2008 Derivatives	1,085,714	0.57	618,857	June 29, 2013
2009 Bridge Warrants	45,661	2.00	91,322	August 12, 2014
Total	12,576,070		$12,872,447

The holders of warrants are not required to exercise their rights at any time prior to the expiration date and we are unable to predict the amount and timing of any future warrant exercises. We reserve the right to temporarily reduce the exercise prices of our warrants from time to time in order to encourage the early exercise of the warrants.

Stock Options

As of April 6, 2011, we have 3,558,520 outstanding stock options that represent potential future cash proceeds to our company of $6,991,233. The outstanding options include 1,789,410 options that are currently vested and exercisable, or 1,794,442 that will become vested and exercisable within 60 days, and represent potential future cash proceeds to our company of $4,176,135 and $4,186,683, respectively. The remaining options will vest and become exercisable over the next three years. The following table provides summary information on our outstanding options.

	Vested Option Grants			Unvested Option Grants
	Shares	Price	Proceeds	Shares	Price	Proceeds
2010 Employee & officer plan options	431,500	$1.50	$647,250	1,017,548	$1.50	$1,526,322
Directors plan options	316,910	1.98	628,885	164,062	1.10	180,016
Non-plan options to consultants and employees	1,041,000	2.79	2,900,000	587,500	1.89	1,108,750
Total	1,789,410	$2.33	$4,176,135	1,769,110	$1.59	$2,815,088

The holders of options are not required to exercise their rights at any time and we are unable to predict the amount and timing of any future option exercises. We reserve the right to temporarily reduce the exercise prices of our options from time to time in order to encourage the early exercise of the options.

Delaware Anti-takeover Statute

We are subject to the provisions of section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and By-laws

Our amended and restated certificate of incorporation and by-laws include provisions that may have the effect of delaying or preventing a change of control or changes in our management. These provisions include:
•	the division of our board of directors into three classes of directors that serve for rotating three-year terms;

•	the right of the board of directors to elect a director to fill a vacancy created by the resignation of a director or the expansion of the board of directors;

•	the prohibition of cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	the requirement for advance notice for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•
the ability of the board of directors to issue, without stockholder approval, up to 12,355,000 shares of preferred stock with terms set by the board of directors, which rights could be senior to those of common stock; and

•	the right of our board of directors to alter our bylaws without stockholder approval.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust, 17 Battery Place, New York, New York 10004.

LEGAL MATTERS

The legality of the shares of common stock offered by this prospectus will be passed upon for us by Jolie Kahn, Esq. of New York, NY.

EXPERTS

The financial statements as of December 31, 2010 and 2009 included in this prospectus have been so included in reliance on the report of EFP Rotenberg, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to this offering. This prospectus, which is part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits and schedules attached to the registration statement for copies of the actual contract, agreement or other document.

We also file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Exchange Act. You may read and copy any materials that we may file without charge at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-Securities and Exchange Commission-0330 for further information on the operation of the Public Reference Room. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission also maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The other information we file with the Securities and Exchange Commission is not part of the registration statement of which this prospectus forms a part.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Axion Power International, Inc.

We have audited the accompanying consolidated balance sheets of Axion Power International, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2010 and for the period since inception (September 18, 2003) through December 31, 2010. Axion Power International, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Axion Power International, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 and for the period since inception (September 18, 2003) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2009, the Company changed the manner in which it accounts for certain warrants pursuant to new authoritative guidance in FASB ASC 815-40, "Contracts in Entity's Own Equity".

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
March 30, 2011

AXION POWER INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(A Development Stage Company)

	December 31, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$13,330,009	$23,279,466
Accounts receivable	221,922	194,315
Other receivables	144,973	208,179
Prepaid expenses	82,060	79,987
Inventory, net	1,428,560	1,008,092
Total current assets	15,207,524	24,770,039

Property & equipment, net	6,738,575	4,216,080
Other receivables	65,000	34,601
TOTAL ASSETS	$22,011,099	$29,020,720

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$930,021	$1,375,292
Other liabilities	225,804	82,326
Notes payable	101,684	101,684
Total current liabilities	1,257,509	1,559,302

Deferred revenue	1,385,185	856,237
Derivative liabilities	254,461	1,616,788
Notes payable	547,612	649,549
Total liabilities	3,444,767	4,681,876

Stockholders' Equity
Convertible preferred stock-12,500,000 shares authorized
Series-A preferred – 2,000,000 shares designated 0 shares issued and outstanding (630,897 in 2009)	-	9,069,871
Common stock-125,000,000 shares authorized $0.0001 par value 85,453,302 issued & outstanding (75,767,818 in 2009)	8,545	7,576
Additional paid in capital	86,499,416	76,372,520
Deficit accumulated during development stage	(67,690,004)	(60,859,150)
Cumulative foreign currency translation adjustment	(251,625)	(251,973)
Total stockholders' equity	18,566,332	24,338,844

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$22,011,099	$29,020,720

The accompanying notes are an integral part of these consolidated financial statements

AXION POWER INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(A Development Stage Company)

	Years Ended		Inception
	December 31		9/18/2003 to
	2010	2009	12/31/2010
Product	$1,328,025	$1,843,592	$4,660,464
Service	820,081	-	820,081
Net sales	2,148,106	1,843,592	5,480,545

Costs and expenses
Product costs	893,681	1,693,714	3,797,657
Research & development	5,432,230	4,426,956	23,810,856
Selling, general & administrative	3,448,508	3,837,526	25,301,415
Interest expense - related party	21,143	186,063	2,359,129
Impairment of assets	361,793	-	1,753,278
Derivative revaluations (income)	(1,165,751)	6,292,401	(1,388,018)
Mega C Trust share augmentation	-	-	400,000
Interest & other income	(12,644)	(14,641)	(561,437)
Loss before income taxes	(6,830,854)	(14,578,427)	(49,992,335)

Income taxes	-	-	4,300
Accumulated deficit	(6,830,854)	(14,578,427)	(49,996,635)

Less preferred stock dividends and beneficial conversion feature	-	(4,046,836)	(17,693,369)
Net loss applicable to common shareholders	$(6,830,854)	$(18,625,263)	$(67,690,004)

Basic and diluted net loss per share	$(0.08)	$(0.67)	$(2.53)

Weighted average common shares outstanding	83,711,708	27,619,839	26,718,580

The accompanying notes are an integral part of these consolidated financial statements

AXION POWER INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(A Development Stage Company)

	Years Ended		Inception
	December 31		9/18/2003 to
	2010	2009	12/31/2010
Cash Flows from Operating Activities
Accumulated deficit	$(6,830,854)	$(14,578,427)	$(49,996,635)

Adjustments to reconcile deficit accumulated for noncash items
Depreciation	673,170	441,005	1,657,461
Interest expense	-	139,668	1,970,251
Impairment of assets	361,793	-	1,753,279
Derivative revaluations (income)	(1,165,751)	6,292,401	(1,388,018)
Mega C Trust share augmentation	-	-	400,000
Share based compensation expense	444,986	986,982	5,782,467

Changes in operating assets & liabilities
Accounts receivable	(27,607)	(66,280)	(228,791)
Other receivables	63,206	(143,723)	(123,013)
Prepaid expenses	(2,073)	(998)	(79,472)
Inventory, net	(420,468)	261,423	(1,428,559)
Accounts payable	(445,271)	51,005	2,584,665
Other liabilities	143,478	(80,254)	246,936
Liability to issue equity instruments	-	-	178,419
Deferred revenue and other	528,977	105,151	1,472,703

Net cash used by operating activities	(6,676,414)	(6,592,047)	(37,198,307)

Cash Flows from Investing Activities
Short term investments	-	2,193,920	-
Other receivables	(30,399)	(6,213)	(1,282,016)
Purchases of property & equipment	(3,557,458)	(1,382,902)	(8,754,540)
Investment in intangible assets	-	-	(167,888)
Net cash provided (used) by investing activities	(3,587,857)	804,805	(10,204,444)

Cash Flows from Financing Activities
Net proceeds from related party debt	-	265,687	5,445,458
Repayment of notes payable	(101,937)	751,234	649,297
Net proceeds from sale of common stock	57,137	24,928,323	45,171,365
Net proceeds from exercise of warrants	359,266	-	2,014,766
Net proceeds from sale of preferred stock	-	-	7,472,181
Net cash provided by financing activities	314,466	25,945,244	60,753,067

Net change in cash and cash equivalents	(9,949,805)	20,158,002	13,350,316
Effect of exchange rate on cash	348	(2,704)	(20,307)
Cash and cash equivalents - beginning	23,279,466	3,124,168	-
Cash and cash equivalents - ending	$13,330,009	$23,279,466	$13,330,009

The accompanying notes are an integral part of these consolidated financial statements

Axion Power International, Inc.
Consolidated Statement of Stockholders' Equity (Deficit)
For Periods Ended December 31, 2003 through 2010
(A Development Stage Company)

	Preferred			Common				Deficit Accumulated During	Other Comprehensive Income Cumulative	Total Stockholders'
	Shares	Senior Preferred	Series-A Preferred	Shares	Common Stock Amount	Additional Paid- In Capital	Subscriptions Receivable	Development Stage	Translation Adjustments	Equity (Deficit)
Inception September 18, 2003	0	$0	$0	0	$0	$0	$0	$0	$0	$0
Shares to founders upon formulation of APC				1,360,000	137	(137)	0			0
Stock based compensation				170,000	17	48,936				48,953
Conversion of debt to equity				1,108,335	111	1,449,889	(350,000)			1,100,001
Debt Discount from convertible debt						86,402				86,402
Unamortized discount on convertible debt						(77,188)				(77,188)
Fair value of options issued as loan inducements						15,574				15,574
Recapitalization:
- Shares issued to Mega-C trust				6,147,483	615	(615)				0
- Equity acquired in recapitalization				1,875,000	188	(188)				0
Net Loss December 31, 2003								(3,097,030)		(3,097,030)
Other Comprehensive income (loss):
Foreign Currency Translation Adjustment									(56,547)	(56,547)
Comprehensive loss										(3,153,577)
Balance at December 31, 2003	0	$0	$0	10,660,818	$1,067	$1,522,674	$(350,000)	$(3,097,030)	$(56,547)	$(1,979,836)
Shares issued to founders				445,000	45	(45)				0
Augmentation shares issued to Mega-C trust				180,000	18	(18)				0
Conversion of debt				283,333	28	451,813	350,000			801,841
Warrants in consideration for technology purchased						563,872				563,872
Common stock offering - net of cost				823,800	81	1,607,053				1,607,134
Proceeds from exercise of warrants				475,200	48	867,972				868,020
Liability converted as partial prepayment on options						306,000				306,000
Stock based compensation				45,000	5	191,738				191,742
Fraction Shares Issued Upon Reverse Spilt				48,782	5	(5)				0
Net Loss December 31, 2004								(3,653,637)		(3,653,637)
Other Comprehensive income (loss):
Foreign Currency Translation Adjustment									(74,245)	(74,245)
Comprehensive loss										(3,727,882)
Balance at December 31, 2004	0	$0	$0	12,961,933	$1,296	$5,511,054	$0	$(6,750,667)	$(130,792)	$(1,369,109)

Axion Power International, Inc.
Consolidated Statement of Stockholders' Equity (Deficit)
For Periods Ended December 31, 2003 through 2010
(A Development Stage Company)
Continued

	Preferred			Common				Deficit Accumulated During	Other Comprehensive Income Cumulative	Total Stockholders'
	Shares	Senior Preferred	Series-A Preferred	Shares	Common Stock Amount	Additional Paid- In Capital	Subscriptions Receivable	Development Stage	Translation Adjustments	Equity (Deficit)
Balance at December 31, 2004	0	$0	$0	12,961,933	$1,296	$5,511,054	$0	$(6,750,667)	$(130,792)	$(1,369,109)
Proceeds From Exercise of Warrants & Options				853,665	85	1,283,395	(496,000)			787,480
Common Stock Offering Proceeds				600,000	60	1,171,310	(200,000)			971,370
Preferred Stock Offering proceeds	385,000	3,754,110					(25,000)			3,729,110
Conversion of preferred to common	(245,000)	(2,475,407)		1,470,000	147	2,475,260				0
Stock issued for services				500,000	50	1,524,950				1,525,000
Fair Value of Options for Non-Employee Services						237,568				237,568
Employee incentive share grants				219,000	22	647,480				647,502
Impact of beneficial conversion feature						3,099,156		(3,099,156)		0
Preferred Stock Dividends		176,194						(176,194)		0
Net Loss December 31, 2005								(6,325,113)		(6,325,113)

Other Comprehensive income (loss):
Foreign Currency Translation Adjustment									(24,780)	(24,780)
Comprehensive loss										(6,349,893)
Balance at December 31, 2005	140,000	$1,454,897	$0	16,604,598	$1,661	$15,950,173	$(721,000)	$(16,351,130)	$(155,572)	$179,028

Preferred Series-A Proceeds	782,997		7,571,768							7,571,768
Preferred - Dividends		119,092	103,101					(222,193)		0
Senior Preferred Cancellation	(2,500)	(25,000)					25,000			0
Common Stock Offering Proceeds				80,000	8	199,992	696,000			896,000
Proceeds from exercise of warrants				56,700	6	113,394				113,400
Employee incentive share grants				6,000	1	23,999				24,000
Augmentation shares issued to Mega-C trust				(500,000)	(50)	(1,124,950)				(1,125,000)
Stock based compensation						1,241,231				1,241,231
Fair value of warrants with related party debt						885,126				885,126
Modification of preexisting warrants						392,811				392,811
Fair value warrants issued for services						86,848				86,848
Beneficial conversion feature on related party debt						95,752				95,752
Beneficial conversion feature on Preferred Stock			(6,096,634)			6,709,970		(613,336)		0
Net Loss December 31, 2006								(7,027,963)		(7,027,963)
Other Comprehensive income (loss):										0
Foreign Currency Translation Adjustment									(95,387)	(95,387)
Comprehensive loss										(7,123,350)

Balance at December 31, 2006	920,497	$1,548,989	$1,578,235	16,247,298	$1,625	$24,574,346	-	$(24,214,622)	$(250,959)	$3,237,614

Axion Power International, Inc.
Consolidated Statement of Stockholders' Equity (Deficit)
For Periods Ended December 31, 2003 through 2010
(A Development Stage Company)
Continued

	Preferred			Common				Deficit Accumulated During	Other Comprehensive	Total Stockholders'
	Shares	Senior Preferred	Series-A Preferred	Shares	Common Stock Amount	Additional Paid- In Capital	Subscriptions Receivable	Development Stage	Income Cumulative Translation Adjustments	Equity (Deficit)
Balance at December 31, 2006	920,497	$1,548,989	$1,578,235	16,247,298	$1,625	$24,574,346	$-	$(24,214,622)	$(250,959)	$3,237,614
Preferred Series-A Proceeds	40,000		337,270							337,270
Preferred - Dividends		130,566	1,790,755					(1,921,321)		0
Employee incentive share grants				1,000	0	315,950				315,950
Stock based compensation						215,393				215,393
Fair value of warrants with related party debt						98,463				98,463
Modification of preexisting warrants		(164,179)				164,179				0
Beneficial conversion feature on Preferred Stock			6,096,634			400,000		(6,496,634)		0
Net Loss December 31, 2007								(5,866,127)		(5,866,127)
Other Comprehensive income (loss):										0
Foreign Currency Translation Adjustment									21,136	21,136
Comprehensive loss										(5,844,991)

Balance at December 31, 2007	960,497	$1,515,376	$9,802,894	16,248,298	$1,625	$25,768,331	$0	$(38,498,704)	$(229,823)	$(1,640,301)

Preferred - Dividends		141,359	976,340					(1,117,699)		0
Preferred Converted into Common Stock	(104,000)		(1,338,875)	1,071,099	107	1,338,768				0
Bridge Loans Converted into Common Stock				514,611	51	1,080,633				1,080,684
Proceeds from Quercus Trust-net of costs				8,571,429	857	15,273,908				15,274,765
Employee incentive share grants				12,000	1	435,725				435,726
Stock based compensation						425,979				425,979
Fair value of warrants with related party debt						667,208				667,208
Fair value warrants issued for services						1,193,735				1,193,735
Net Loss December 31, 2008								(9,494,659)		(9,494,659)
Other Comprehensive income (loss):										0
Foreign Currency Translation Adjustment									(19,446)	(19,446)
Comprehensive loss										(9,514,105)

Balance at December 31, 2008	856,497	$1,656,735	$9,440,359	26,417,437	$2,641	$46,184,287	$0	$(49,111,062)	$(249,269)	$7,923,691

Axion Power International, Inc.
Consolidated Statement of Stockholders' Equity (Deficit)
For Periods Ended December 31, 2003 through 2010
(A Development Stage Company)
Continued
	Preferred			Common				Deficit Accumulated During	Other Comprehensive Income Cumulative	Total Stockholders'
	Shares	Senior Preferred	Series-A Preferred	Shares	Common Stock Amount	Additional Paid- In Capital	Subscriptions Receivable	Development Stage	Translation Adjustments	Equity (Deficit)
Balance at December 31, 2008	856,497	$1,656,735	$9,440,359	26,417,437	$2,641	$46,184,287	$0	$(49,111,062)	$(249,269)	$7,923,691
Preferred - Dividends		126,497	909,819					(1,036,316)		0
Preferred Converted into Common Stock	(88,100)		(1,280,308)	1,149,201	114	1,280,194				0
Senior Preferred Converted into Common	(137,500)	(1,982,315)	0	1,390,944	139	1,982,176				0
Reclassify warrants to APIC upon conversion of Senior Preferred		164,179				(164,179)				0
Reclassify offering costs to APIC upon Preferred conversion into Common		34,904				(34,904)				0
Bridge Loans Converted to Common Stock				651,520	65	371,301				371,366
Proceeds from common stock offering-net of costs				45,825,716	4,583	24,923,740				24,928,323
Employee incentive share grants				333,000	33	500,451				500,484
Stock based compensation						441,120				441,120
Fair value of warrants with related party debt						34,002				34,002
Fair value warrants issued in lieu of liquidated damages						45,380				45,380
Cumulative adjustments from adoption of ASC 815 as of Jan 1, 2009						(6,877,176)		6,877,176		0
Reclassification of warrants to derivative liabilities						(2,450,542)				(2,450,542)
Extinguishment of derivative liabilities						7,126,155				7,126,155
Beneficial conversion feature on Preferred Stock						3,010,517		(3,010,517)		0
Net Loss December 31, 2009								(14,578,427)		(14,578,427)
Other Comprehensive income (loss):										0
Foreign Currency Translation Adjustment									(2,704)	(2,704)
Comprehensive loss										(14,581,131)
Balance at December 31, 2009	630,897	$(0)	$9,069,871	75,767,818	$7,576	$76,372,520	$0	$(60,859,150)	$(251,973)	$24,338,844

Stock Issuance Costs						(55,894)				(55,894)
Preferred Converted into Common Stock	(630,897)	-	(9,390,803)	8,785,484	879	9,389,924				0
Reclassify offering costs to APIC on Series-A conversion			320,932			(320,932)				0
Warrants exercised				400,000	40	227,960				228,000
Mercatus settlement in shares				198,300	20	113,011				113,031
Mercatus warrant exercise				301,700	30	131,266				131,296
Incentive Shares forfeited						(46,993)				(46,993)
Stock based comp.						491,978				491,978
Extinguishment of derivative liabilities						196,576				196,576
Net Loss Dec. 31, 2010								(6,830,854)		(6,830,854)
Other Comprehensive income (loss):
Foreign Currency Translation Adjustment									348	348
Comprehensive loss										(6,830,506)

Balance at Dec 31, 2010	0	$0	$0	85,453,302	$8,545	$86,499,416	$0	$(67,690,004)	$(251,625)	$18,566,332

The Accompanying Notes are an Integral Part of the Financial Statements

AXION POWER INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(A DEVELOPMENT STAGE COMPANY)

Note 1 — Organization and Operations

These consolidated financial statements of Axion Power International, Inc., a Delaware corporation (API), include the operations of its wholly owned subsidiaries; Axion Power Battery Manufacturing, Inc. (APB), Axion Power Corporation, a Canadian Federal corporation (“APC”), and C & T Co. Inc., an Ontario corporation (“C&T”) (collectively, the “Company”).

Axion is developing innovative battery/energy storage device technology. The Company continues its research and development and has entered the testing phase of its unique battery designs. Development activities, testing and prototype manufacturing are performed at the Company’s manufacturing facilities. The Company also manufactures specialty and traditional flooded batteries for resale.

Note 2 — Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates, assumptions and judgments that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Principles of Consolidation: The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries, Axion Power Battery Manufacturing, Inc., APC and C&T. All significant inter-company balances and transactions have been eliminated in consolidation.

Basis of Presentation: The financial statements have been presented in a “development stage” format in accordance with the provisions of Statement of Financial Accounting Standards (FASB) ASC 915, “Development Stage Entities”. Since inception, the Company’s primary activities have been raising capital to invest in the development and testing of Axion’s propriety energy storage technology.

Segment Reporting: Management has determined that the Company is organized, managed and internally reported as one business segment.

Foreign Currency Translation: The accounts of APC and C&T are measured using the Canadian dollar as the functional currency for all the periods presented in the financial statements. The translation from Canadian dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at each of the balance sheet dates, and for the revenue and expense accounts using the average rate in effect during the periods. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income (loss) within stockholders’ equity. Gains or losses resulting from transactions denominated in currencies other than the functional currency are included in the results of operations as incurred. The gains or losses arising from the inter-company loan denominated in U.S. dollars are directly reflected in other comprehensive income, as the amounts are not expected to be repaid in the foreseeable future.

Comprehensive Income: The Company follows FASB ASC 220, “Comprehensive Income.” Comprehensive income is the change in equity of a business enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. In addition to the Company’s net loss, the change in equity components under comprehensive income include the foreign currency translation adjustment.
Fair Value of Financial Instruments: FASB ASC 825, “Financial Instruments ," requires disclosure of fair value information about certain financial instruments, including, but not limited to, cash and cash equivalents, accounts receivable, refundable tax credits, prepaid expenses, accounts payable, accrued expenses, notes payable to related parties and convertible debt-related securities. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010 and 2009. The carrying value of the balance sheet financial instruments included in the Company’s consolidated financial statements approximated their fair values.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments to be cash or cash equivalents. Our investment policy is that we only invest cash in U.S. Government Treasuries with original maturities of six months or less. As of December 31, 2010, cash invested in U.S. Government Treasuries was $12.5 million.

Accounts Receivable and Concentration of Credit Risk: The Company records its accounts receivable net of an allowance for doubtful accounts. The Company manages its credit risk exposure and establishes an allowance for doubtful accounts for accounts that are deemed at risk for collection. When management determines that an account is uncollectible, it is written off against the related allowance.

Inventory: Inventory is recorded at the lower of cost or market value, and adjusted as appropriate for decreases in valuation and obsolescence. Adjustments to the valuation and obsolescence reserves are made after analyzing market conditions, historical and current sales activity, inventory costs and inventory composition to determine appropriate reserve levels. Cost is determined using the first-in first-out (FIFO) method. Many components and raw materials we purchase have minimum order quantities.
A summary of inventory at December 31, 2010 and 2009 is as follows:

	2010	2009
Raw materials	$1,053,825	$345,784
Work in process	470,219	314,209
Finished goods	123,516	469,175
Inventory reserves	(219,000)	(121,076)
	$1,428,560	$1,008,092

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets, ranging from 3 to 22 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items are charged to repairs and maintenance expense. Gain or loss upon sale or retirement is reflected in operating results in the period the event takes place.

Impairment or Disposal of Long-Lived Assets: The Company adopted the provisions of FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets.” This standard requires, among other things, that long-lived assets be reviewed for potential impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these expected cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations. The Company recorded an impairment loss of $361,793 in 2010 related to those components of the PbC negative electrode prototype line deemed to be impaired. There were no impairments for 2009.

Derivative Financial Instruments: The Company’s objectives in using derivative financial instruments are to obtain the lowest cash cost-source of funds. Derivative liabilities are recognized in the consolidated balance sheets at fair value based on the criteria specified in FASB ASC topic 815-40 " Derivatives and Hedging – Contracts in Entity’s own Equity ". The estimated fair value of the derivative liabilities is calculated using the Black-Scholes-Merton method where applicable and such estimates are revalued at each balance sheet date, with changes in value recorded as other income or expense in the consolidated statement of operations. As a result of the Company’s adoption of ASC topic 815-40, effective January 1, 2009 some of the Company’s warrants are now accounted for as derivatives.

On January 1, 2009 the Company adopted ASC topic 815-40, and as a result the 10,000,000 outstanding warrants issued to the Quercus Trust and another 1,485,714 warrants issued as payment of services related to this offering, both containing exercise price down round reset provisions that were previously classified in equity, were reclassified to derivative liabilities. As of January 1, 2009, these warrants were no longer deemed to be indexed to the Company’s own stock. The fair value of these derivative liabilities as of January 1, 2009 was $2,450,542 and was reclassified from additional paid-in capital. The significant assumptions used in the January 1, 2009 valuation were: the exercise price of $2.60; the market value of the Company’s common stock on January 1, 2009, $1.15; expected volatility of 49.44%; risk free interest rate of 1.28%; and a remaining contract term of 4.27 years.

On September 22, 2009, the exercise price for 10,000,000 warrants issued to The Quercus Trust was reset from $2.60 to $0.75. On December 15, 2009 the 1,485,714 warrants issued in payment of services related to Quercus offering, were reset from $2.60 to $0.57.

On December 22, 2009 the derivative liability relating to the 10,000,000 Quercus Trust warrants was extinguished, and the liability valued on that date of $7,126,155 was reclassified back into Equity. The significant assumptions used in the December 22, 2009 valuation were: the exercise price of $0.75; the market value of the Company’s common stock of $1.30 on December 22, 2009, expected volatility of 61.5%; risk free interest rate of 1.22%; and a remaining contract term of 2.5 years.

On February 9, 2010, 100,000 warrants valued at $78,213 were exercised at $0.57 per share. On April 19, 2010, 100,000 warrants valued at $66,053 were exercised at $0.57 per share. On July 12, 2010, 100,000 warrants valued at $26,379 were exercised at $0.57 per share. On October 1, 2010, 100,000 warrants valued at $25,931 were exercised at $0.57 per share. Using the Black-Scholes-Merton stock option valuation model, the reduction in the fair value of the Company’s remaining 1,085,714 derivative liabilities was primarily driven by the decrease in stock price from $1.56 per share on December 31, 2009 to $0.57 per share on December 31, 2010, yielding a gain of $1,165,750 for the year ended December 31, 2010.

Losses from derivative revaluation for the year ended December 31, 2009 were $6,292,401. The loss for 2009 includes an increase in the derivative liability of $8,257,840 resulting from the reset in the exercise price of the 11,485,714 warrants previously issued.

A summary of the assumptions used for the derivative revaluations at December 31, 2010 and 2009 is as follows:

	2010	2009
Exercise Price	$0.57	$0.57
Risk-free interest rate	0.61%	1.70%
Dividend yield	$-	$-
Expected volatility	71.14%	56.20%
Expected term (in years)	2.27	3.27

Revenue Recognition: The Company recognizes revenue when there is persuasive evidence of an agreement, delivery has occurred or services have been rendered, the sales price to the buyer is fixed or determinable and collectability is reasonably assured. Evidence of an agreement and fixed or determinable sales price is predominantly based on a customer purchase order or other form of written sales order or written agreement. Sales on account are approved only for credit-worthy customers; otherwise payment in full is received prior to shipment. Shipping terms are generally FOB shipping point and revenue is recognized when product is shipped to the customer. In limited cases, if terms are FOB destination or contingent upon collection by a prime contractor, then in these cases, revenue is recognized when the product is delivered to the customer’s delivery site or the conditions for collection have been fulfilled. The Company records sales net of discounts and estimated customer allowances and returns. We offer a 90 day free replacement warranty on some specialty collector car and motorsports products. Collector car products also carry a four year prorated warranty that begins at the end of the 90 days. To date, our warranty exposure on these products has been minimal. Flooded battery sales do not have standard warranty provisions and instead are sold at a discount in lieu of warranty. There are no other post shipment obligations that may impact the timing of revenue recognition for the year ending December 31, 2010.

Grants: The Company recognizes government grants when there is reasonable assurance that the Company will comply with the conditions attached to the grant arrangement and the grant will be received. Government grants are recognized in the consolidated statements of operations on a systematic basis over the periods in which the Company recognizes the related costs for which the government grant is intended to compensate. Specifically, when government grants are related to reimbursements for cost of revenues or operating expenses, the government grants are recognized as a reduction of the related expense in the consolidated statements of operations. For government grants related to reimbursements of capital expenditures, the government grants are recognized as a reduction of the basis of the asset and recognized in the consolidated statements of operations over the estimated useful life of the depreciable asset as reduced depreciation expense. The Company records government grants receivable in the consolidated balance sheets in other receivables.

Stock-Based Compensation: Prior to January 1, 2006, we accounted for stock option awards in accordance with the recognition and measurement provisions of former authoritative literature APB 25 and related interpretations, as permitted by former authoritative literature Statement of Financial Accounting Standard No. 123, (“SFAS 123”) “Accounting for Stock-Based Compensation” . Under APB 25, compensation cost for stock options issued to employees was measured as the excess, if any, of the fair value of our stock at the date of grant over the exercise price of the option granted. Compensation cost was recognized for stock options, if any, ratably over the vesting period. As permitted by SFAS 123, we reported pro-forma disclosures presenting results and earnings as if we had used the fair value recognition provisions of SFAS 123 in the Notes to the Consolidated Financial Statements.

Effective January 1, 2006, we adopted the provisions of ASC topic 718 using the modified prospective transition method. Stock-based compensation related to employees and non-employees is recognized as compensation expense in the accompanying consolidated statements of operations and is based on the fair value of the services received or the fair value of the equity instruments issued, whichever is more readily determinable. Our accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC 505-50 “Equity-Based Payments to Non-Employees” (formerly EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments granted to Other Than Employees.”) The measurement date for the fair value of the equity instruments issued is determined at the earlier of (1) the date at which a commitment for performance by the consultant or vendor is reached or (2) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Research and Development : R&D costs are recorded in accordance with FASB ASC topic 730, “Accounting for Research and Development Costs,” which requires that costs incurred in R&D activities covering basic scientific research and the application of scientific advances to the development of new and improved products and their uses be expensed as incurred. The policy of expensing the costs of R&D activities relate to (1) in-house work conducted by us, (2) costs incurred in connection with contracts that outsource R&D to third party developers and (3) costs incurred in connection with the acquisition of intellectual property that is properly classified as in-process R&D. R&D includes the conceptual formulation, design and testing of product alternatives, construction of prototypes, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other ongoing operations, even though those alterations may represent improvements, and it also does not include market research or market-testing activities.

Income Taxes: Deferred income taxes are recorded in accordance with FASB ASC 740, “Income Taxes”, and deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. FASB ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of net deferred tax assets is dependent upon generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carry forwards. The Company has determined it is more likely than not that the deferred tax asset resulting from these timing differences will not materialize and have provided a valuation allowance against the entire net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If the assessment of the deferred tax assets or the corresponding valuation allowance were to change, the Company would record the related adjustment to income during the period in which the determination is made. The tax rate may also vary based on actual results and the mix of income or loss in domestic and foreign tax jurisdictions in which operations take place. Refundable tax credits are recorded, to the extent receipt is assured, in the year that they are earned and included in other income. The provision for taxes represents corporate-level franchise taxes which may be based on assets, equity, capital stock or a variation thereof.

Recently Issued Accounting Pronouncements:

In October 2009, the FASB issued authoritative guidance on ASC 605-25 “Revenue Recognition - Multiple-Deliverable Revenue Arrangement” became effective beginning July 1, 2010, with earlier adoption permitted. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. Adoption of this new guidance did not have a material impact on the consolidated financial statements

In January 2010, the Company adopted ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820)-Improving Disclosures about Fair Value Measurements)”, which requires reporting entities to provide information about movements of assets among Levels 1 and 2 of the three-tier fair value hierarchy established by SFAS No. 157 (FASB ASC 820), Fair Value Measurements. Entities will also need to provide a reconciliation of purchases, sales, issuance, and settlements of anything valued with a Level 3 method, which is used to price the hardest to value instruments. The guidance is effective for any fiscal year that begins after December 15, 2009, and it should be used for quarterly and annual filings. Adoption of this new guidance did not have a material impact on the consolidated financial statements.

In April 2010, the FASB issued ASU 2010-17, “Milestone Method of Revenue Recognition”. This update provides guidance on defining a milestone under Topic 605, Revenue Recognition – Milestone Method, and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and non-substantive milestones that should be evaluated individually. ASU 2010-17 is effective on a prospective basis for milestones achieved beginning on or after June 15, 2010. Adoption of this new guidance did not have a material impact on the consolidated financial statements.

Note 3 — Grant Income Pertaining to Equipment

Grants from Commonwealth of Pennsylvania: The Company records state grants received for equipment as deferred revenue based on qualifying equipment purchases that are billed to the Commonwealth for reimbursement. Deferred revenue is amortized into income over the estimated useful life of the related equipment. As of December 31, 2010, the liability for deferred revenue was $1,385,185 and other receivables included $108,261 for equipment grants invoiced in 2010. During the year 2010, $187,900 of income was recorded for the amortization of deferred revenue. As of December 31, 2009, the liability for deferred revenue from state equipment grants was $856,237, other receivables relating to equipment grants included $195,142 for equipment grants invoiced in 2010, and $90,002 of income was recorded for the amortization of deferred revenue.

Note 4 — Property and Equipment

A summary of property and equipment at December 31, 2010 and 2009 is as follows:

	Estimated useful life	2010	2009
Construction in progress		$2,361,391	$1,000,692
Leasehold improvements	Lesser of lease term or 10 years	154,650	144,335
Machinery & equipment	3-22 years	5,970,015	4,145,364
Less accumulated depreciation		1,747,481	1,074,311
Net		$6,738,575	$4,216,080

Depreciation expense was $673,170 and $441,005 for the years ended December 31, 2010 and December 31, 2009 respectively.

Certain of our machinery and equipment amounting to $1,582,111 are secured by the Pennsylvania Department of Community and Economic Development in relation to the Machinery and Equipment Loan Fund financing. The initial loan proceeds in the amount of $776,244 were received by us on September 14, 2009. The proceeds of the loan were used to defray part of the cost of equipment purchased for use at our Green Ridge Road facility. The loan bears interest at the rate of 3% interest per annum and is payable in equal monthly installments of principal and interest over a period of seven years, maturing on October 1, 2016.

Note 5 — Related Party Debt

2009 Activity:

2009 Secured Bridge Loan Financing: In August of 2009 we structured a short term bridge loan with certain of our directors and investors, the “Secured Bridge Loan”, secured by all of our intellectual property. Under the arrangement, we received funding of $800,000 through September 30, 2009. The Secured Bridge Loan had an original maturity date of December 31, 2009; a loan origination fee equal to 8% of the original loan; 3,405 warrants upon occurrence of the loan issuable for each $100,000 invested and exercisable at $2.00 until August 12, 2014. Anti-dilution provisions apply to the warrants. On December 8, 2009, we borrowed an additional $541,666 from Robert Averill, one of our directors, on substantially similar terms to the bridge loans in August 2009. The new bridge loan bore no interest but had a fee of 8% of the principal amount thereof. The holders of these notes had the right to convert the note together with interest, into any security sold by us in an institutional offering. $371,353 of the principal amount and fee was converted into an investment in us as part of the December 22, 2009 private placement, and $970,313 of principal amount and accrued fees thereon was repaid in December of 2009. The amounts reported as related party in this disclosure include payment to one accredited investor with certain associations to related parties. Upon repayment of the notes, all conversion rights terminated.

Options and Warrants: The Secured Bridge Loan Financing disclosed above provided for the aggregate issuance of 45,661 common stock purchase warrants with 38,851 issued to one director. $34,002 in debt discount was recognized during 2009 relating to these warrants.

Interest Expense: Interest expense during 2009 in connection with notes payable to related parties amounted to $186,063. Of this total $46,395 relates to the interest coupon and $139,668 to the amortization of note discount associated with loan origination fees and detachable warrants. The amounts reported as interest expense-related party on the income statement include payment to one accredited investor with certain associations to related parties.

2010 Activity:

None.

Note 6 — Stockholders' Equity

Authorized Capitalization: The Company’s authorized capitalization includes 125,000,000 shares of common stock and 12,500,000 shares of preferred stock. This represents an increase in the number of authorized common shares by 25,000,000 pursuant to the Shareholder meeting vote on June 9, 2010.

Common Stock: At December 31, 2010, 85,453,302 shares of common stock were issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of common stock are entitled to receive dividends when and if declared by the board out of funds legally available. In the event of liquidation, dissolution or winding up, the common stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The common stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock: The Company’s certificate of incorporation authorizes the issuance of 12,500,000 shares of blank check preferred stock. The Company’s board of directors has the power to establish the designation, rights and preferences of any preferred stock. Accordingly, the board of directors has the power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock.

At December 31, 2009, no shares of 8% Cumulative Convertible Senior Preferred stock were issued and outstanding. The shares were fully converted during 2009. For the year ended December 31, 2009, $113,652 in dividends was accrued. At December 31, 2010, no shares of 8% Cumulative Convertible Senior Preferred stock were outstanding and therefore no dividends were accrued.

At December 31, 2009, 693,997 shares of Series-A Convertible Preferred stock were issued and outstanding, with $747,399 in dividends accrued. On November 30, 2009, holders of Series-A Convertible Preferred stock elected to convert the remaining shares into the Company’s common stock, therefore no dividends accrued subsequent to this election. On January 26, 2010, a shareholder converted 100,000 shares of Series-A Convertible Preferred stock along with accrued dividends of $525,277 into 1,426,960 shares of the Company’s common stock, and the remaining 530,897 shares of Series-A Convertible Preferred stock were converted into 7,358,524 shares of common stock pursuant to an amendment to the Series-A Certificate of Designation filed with the Delaware Secretary of State on February 24, 2010. At December 31, 2010, no shares of Series-A Convertible Preferred stock were issued and outstanding and therefore no dividends were accrued.

Equity Transactions –Year ended December 31, 2009

Senior Preferred: On September 22, 2009, the agreement to reset the Quercus warrants triggered the anti-dilutive protection of this instrument and the conversion price was reduced from $1.86 to $1.43 per share. Effective October 30, 2009, all of the outstanding 137,500 shares of 8% Cumulative Convertible Senior Preferred stock were converted into 1,390,944 common shares, with certificates physically issued on December 23, 2009. During 2009, $126,497 in dividends had been accrued to cover the Company’s obligations through October 30, 2009. The non-cash dividends have increased the value of the Senior Preferred shares by $4.42 to a stated value of $14.42 per share through the conversion date.

The following table summarizes the stated value through 2009, and there are no senior preferred outstanding as of December 31, 2009.

Period Ended	Adjusted Stated Value
31-Mar-09	$13.77
30-Jun-09	$14.04
30-Sep-09	$14.32
30-Oct-09	$14.42

Series-A Preferred: With the Company becoming current with respect to its reporting obligations under the Securities Exchange Act of 1934, the dividend rate on its Series-A Preferred was reduced to an annual rate of 10% of the Stated Value. During the year ended December 31, 2009, 88,100 Series-A Preferred shares along with accrued dividends of $399,308 were converted into 1,149,201 common shares.

On September 22, 2009, the agreement to reset the Quercus warrants triggered the anti-dilutive protection of this instrument and the conversion price was reduced from $1.25 to $1.07 per share. On November 30, 2009 the Corporation’s board of directors passed resolutions approving Amendments to the Certificate to provide that the remaining 630,897 issued and outstanding shares of Series-A Preferred, including any dividends otherwise owing with respect thereto, shall be automatically converted into 8,785,484 shares of Common Stock without any further action required on the part of the holders of its Series-A Preferred, and the powers, designations, preferences and rights of holders of Series-A Preferred shall automatically become null and void. The Amendments were approved by the requisite number of shareholders of Series-A Preferred and Common Stock on December 10, 2009, and the Definitive Information Statement has been filed on Schedule 14C with the Securities and Exchange Commission on January 11, 2010. Our Series-A Convertible Preferred Stock has been converted into 8,785,483 shares of common stock pursuant to an amendment to the Series-A Certificate of Designation filed with the Delaware Secretary of State on February 24, 2010. $909,819 in dividends has been accrued through the date of the November 30, 2009 resolution. The non-cash dividends have increased the value of Series-A Preferred shares by $4.88 to a stated value of $14.88 per share. As of December 31, 2009, 630,897 shares of Series-A Convertible Preferred stock were issued and outstanding.

The following table summarizes the stated value through December 31, 2009.

Quarter Ended	Adjusted Stated Value
31-Mar-09	$13.92
30-Jun-09	$14.26
30-Sep-09	$14.63
31-Dec-09	$14.88

Equity Transactions –Year ended December 31, 2010

Series-A Preferred: On January 26, 2010, a shareholder converted 100,000 shares of Series-A Convertible Preferred stock along with accrued dividends of $525,277 into 1,426,960 shares of the Company’s common stock, and the remaining 530,897 shares of Series-A Convertible Preferred stock were converted into 7,358,524 shares of common stock pursuant to an amendment to the Series-A Certificate of Designation filed with the Delaware Secretary of State on February 24, 2010.

Warrants: On February 9, 2010, April 19, 2010, July 12, 2010, and October 1, 2010 a total of 400,000 warrants (100,000 warrants from each transaction) were exercised for a total of $228,000. During August 2010, 301,700 warrants issued were exercised for $131,266, in partial settlement of the Mercatus matter.

Common Stock & Private Placements: In December 2010, 198,300 shares of our common stock were issued for a total of $113,031, in settlement of the Mercatus matter.

Common Stock Issuances: The following table represents per share issuances of common stock from inception through December 31, 2010, pursuant to FASB ASC 915, “Development Stage Enterprises”:

2003
			Per share
Description:	Date	Shares	valuation	Business reason:
Shares issued to founders	9/18/2003	1,360,000	$0.00	original capitalization-no contributed capital
APC Founder	9/18/2003	170,000	$0.29	services rendered with respect to formation
Seed debt financing	12/31/2003	500,000	$1.00	conversion of debt plus interest to common stock
Series I convertible debt	12/31/2003	533,334	$1.50	conversion of debt plus interest to common stock
Series II convertible debt	12/31/2003	75,000	$2.00	conversion of debt plus interest to common stock
Mega-C Trust	12/31/2003	6,147,484	$0.00	In lieu of shares issuable to founders
Tamboril shareholders	12/31/2003	1,875,000	$0.00	recapitalization at fair market value of Tamboril assets
2003 Totals		10,660,818	$0.14

2004
			Per share
Description:	Date	Shares	valuation	Business reason:
Shares issued to founders	1/9/2004	445,000	$0.00	In lieu of shares issuable to founders
Mega-C Trust	1/9/2004	180,000	$0.00	adjustment is shares issuable to founders
Officer	1/9/2004	45,000	$1.60	services rendered by former officer
Series I convertible debt-Igor Filipenko	1/9/2004	50,000	$1.00	conversion of debt plus interest to common stock
Series II convertible debt-Turitella	1/9/2004	133,333	$1.50	conversion of debt plus interest to common stock
Series III convertible debt-Turitella	1/9/2004	100,000	$2.00	conversion of debt plus interest to common stock
Series II common stock offering	2/1/2004	175,000	$2.00	common stock & warrants issued for cash
Series III common stock offering	3/31/2004	288,100	$3.00	common stock & warrants issued for cash
Exercise of Series I warrants	Various	316,700	$1.50	warrants exercised pursuant to original terms
Exercise of Series II warrants	Various	125,000	$2.28	warrants exercised pursuant to original terms
Exercise of Series II warrants	Various	33,500	$3.23	warrants exercised pursuant to original terms
November emergency funding	11/1/2004	314,000	$1.50	common stock & warrants issued for cash
December emergency funding	12/1/2004	46,700	$1.50	common stock & warrants issued for cash
Fractional shareholders	12/31/2004	48,782	$0.00	shares issued due to reverse split rounding formula
2004 Totals		2,301,115	$1.37

2005
			Per share
Description:	Date	Shares	valuation	Business reason:
Mega-C Trust	2/28/2005	500,000	$3.05	Trust augmentation
Banca di Unionale	3/18/2005	30,000	$2.00	conversion of Preferred and accrued dividends
Banca di Unionale	4/20/2005	20,000	$2.00	conversion of Preferred and accrued dividends
C&T employees	4/1/2005	219,000	$2.50	employee incentive share grants
7 individuals	6/10/2005	29,565	$3.57	Exercise of Director options
3 individuals	7/11/2005	190,000	$1.58	conversion of Preferred and accrued dividends
Banca di Unionale	7/11/2005	10,000	$1.60	exercise of preferred warrants
3 individuals	8/28/2005	150,000	$1.67	conversion of Preferred and accrued dividends
James Smith	9/7/2005	30,000	$1.67	conversion of Preferred and accrued dividends
2 individuals	9/28/2005	1,050,000	$1.69	conversion of Preferred and accrued dividends
2 individuals	Various	226,900	$1.79	exercise of Series I warrants
3 individuals	Various	91,200	$2.40	exercise of Series III warrants
2 individuals	Various	25,000	$1.60	exercise of Preferred warrants
Officer	10/20/2005	446,000	$1.00	exercise of warrants and options
Officer	10/20/2005	25,000	$2.00	exercise of warrants
6 individuals	12/1/2005	600,000	$2.00	common stock and warrants
2005 Totals		3,642,665	$1.94
2006
			Per share
Description:	Date	Shares	valuation	Business reason:
2 individuals	4/21/2006	80,000	$2.50	Common stock and warrants issued for cash
Officer	4/21/2006	56,700	$2.00	Exercise of non-plan incentive option by CEO
Officer	4/21/2006	6,000	$4.00	Unrestricted share grant to CTO
Mega-C Trust	11/28/2006	(500,000)	$2.25	Return of shares per settlement agreement
2006 Totals		(357,300)	$2.20
2007
			Per share
Description:	Date	Shares	valuation	Business reason:
Officer	12/1/2007	1,000	$2.30	Unrestricted share grant to VP Mfg Eng.
2007 Totals		1,000	$2.30

2008
			Per share
Description:	Date	Shares	valuation	Business reason:
The Quercus Trust	1/14/2008	1,904,762	$2.10	Securities purchase agreement
1 individual	3/31/2008	106,659	$2.10	2007 Bridge Loan Conversion
The Quercus Trust	4/8/2008	1,904,762	$2.10	Securities purchase agreement
1 individuals	4/21/2008	25,000	$2.10	2007 Bridge Loan Conversion
Lichtensteiniche Landsbank	5/6/2008	508,512	$1.25	Series-A Preferred Conversions
Director	5/29/2008	2,000	$2.10	2007 Bridge Loan Conversion
The Quercus Trust	6/30/2008	4,761,905	$2.10	Securities purchase agreement
Director	6/30/2008	380,952	$2.10	2007 Bridge Loan Conversion
1 individual	8/20/2008	520,787	$1.25	Series-A Preferred Conversion
1 individual	9/11/2008	41,800	$1.25	Series-A Preferred Conversion
V.P. Mfg Engineering	01/01/2008-12/01/2008	12,000	$1.85	Unrestricted share Grant
2008 Totals		10,169,139	$2.01

2009
			Per share
Description:	Date	Shares	valuation	Business reason:
V.P. Mfg Engineering	01/01/2009-12/01/2009	23,000	$1.55	Unrestricted share Grant
CFO	6/16/2009	30,000	$1.41	Unrestricted share Grant
New Energy Fund	7/21/2009	286,735	$1.25	Series-A Preferred Conversions
Fursa Global Event Driven Fund LP	11/4/2009	862,466	$1.07	Series-A Preferred Conversions
Director	12/23/2009	252,912	$1.43	Senior Preferred Conversion
Director	12/23/2009	431,297	$1.43	Senior Preferred Conversion
8 individuals	12/23/2009	706,735	$1.43	Senior Preferred Conversion
11 individuals	12/23/2009	719,664	$0.57	Common stock placement fees
48 investors	12/22/2009	45,106,052	$0.57	Securities purchase agreement, net of 2009 Bridge Loan conversion
Director	12/22/2009	300,620	$0.57	2009 Bridge Loan conversion
1 individual	12/22/2009	350,900	$0.57	2009 Bridge Loan conversion
CTO	12/29/2009	280,000	$1.50	Unrestricted share Grant
2009 Totals		49,350,381	$0.61

2010
			Per share
Description:	Date	Shares	valuation	Business reason:
1 individual	1/26/2010	1,426,960	$1.07	Series-A conversion
1 individual	2/9/2010	100,000	$0.57	Warrant Exercise
18 individuals	2/24/2010	3,453,899	$1.07	Series-A conversion
Director	2/24/2010	1,692,160	$1.07	Series-A conversion
Officer	2/24/2010	275,296	$1.07	Series-A conversion
Director	2/24/2010	1,937,169	$1.07	Series-A conversion
1 individual	4/19/2010	100,000	$0.57	Warrant Exercise
1 individual	7/12/2010	100,000	$0.57	Warrant Exercise
1 individual	7/28/2010	301,700	$0.44	Mercatus Warrants
1 individual	10/1/2010	100,000	$0.57	Warrant Exercise
2 individuals	12/15/2010	198,300	$0.57	Settlement of accrued liabilities to selling shareholders in the Mercatus settlement
2010 Totals		9,685,484	$1.02

Warrants: The following table provides summary information on warrants outstanding as of December 31, 2010 and 2009, with summary information on the various warrants issued by the Company in private placement transactions, warrants exercised to date, warrants that are presently exercisable and the current exercise prices of such warrants.

		2010		2009
		Weighted Average		Weighted Average
	Shares	Exercise price	Shares	Exercise price
Warrants outstanding January 1	13,965,433	$1.36	14,278,772	$1.44
Granted during year	-	-	45,661	2.00
Exercised	(701,700)	.51	-	-
Lapsed	(289,913)	6.00	(359,000)	4.33
Outstanding at December 31	12,973,820	$1.18	13,965,433	$1.36
Weighted average years remaining	2.2		3.1

As of December 31, 2010, 1,085,714 of these warrants were classified as derivative liabilities. Each reporting period the warrants are re-valued and adjusted through the caption “derivative revaluation” on the consolidated statements of operations.

On September 22, 2009, we entered into an Amendment to Warrants and Securities Purchase Agreement with Quercus Trust, amending the January 14, 2008 Warrant and Securities Purchase Agreement. The Amendment resets the exercise price for warrants previously issued to Quercus from $2.60 per share to $0.75 per share, and is reflected in this table by reducing the weighted average exercise price of warrants outstanding as of January 1, 2009 from $2.94 to $1.44 per share. In Amendment No. 2 to the Securities Purchase Agreement dated December 15, 2009, The Quercus Trust agreed to waive further anti-dilution rights on its warrants to purchase our common stock below an exercise price of $0.75 per share. On December 22, 2009 the 1,485,714 warrants issued in payment of services related to Quercus offering, were reset from $2.60 to $0.57 per share. The reset in the exercise price of the Quercus related warrants decreased the weighted average exercise price for warrants outstanding at December 31, 2009 from $2.90 to $1.36 per share

Registration Rights

General: In May 2009, the Company filed resale registration statements for 534,865 common shares held by the Quercus Trust and 103,334 of the shares of common stock held by the Mega-C Trust. On December 22, 2009, in connection with the execution of the Securities Purchase Agreement , The Quercus Trust agreed to waive further registration rights on shares owned by The Quercus Trust that have not yet been registered. In April 2010, the Company filed resale registration statements for 45,757,572 common shares held by signatories to the securities purchase agreement pursuant dated December 18, 2009.

Warrants: The Company has registered the resale of the shares of common stock issuable upon exercise of all warrants that were issued and outstanding in June 2005 and is required to maintain an effective registration statement until the expiration dates of the warrants. It is also obligated to file a resale registration statement for the warrants issued after June 2005. The recently issued warrants generally provide that they will be exercisable for terms of two to three years after the effective date of the required registration statements. There were no cash penalties or exercise price adjustments associated with registration delays.

Note 7 — Equity Compensation

In December 2004, FASB issued FASB 123R, “Share-Based Payment (now ASC 718 “Compensation – Stock Compensation”). On January 1, 2006, the Company adopted the provisions of FASB 123R using the modified prospective transition method. Under this method, compensation expense is recorded for all stock based awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding as of the beginning of the adoption. Under ASC 718, employee-compensation expense related to stock based payments is recorded over the requisite service period based on the grant date fair value of the awards.
Prior to the adoption of FASB 123R, the Company accounted for employee stock options using the intrinsic value method in accordance with APB 25. Accordingly, no compensation expense was recognized for stock options issued to employees as long as the exercise price was greater than or equal to the market value of the common stock at the date of grant. In accordance with FASB 123, the Company disclosed the summary of pro forma effects to reported net loss as if the Company had elected to recognize compensation costs based on the fair value of the awards at the grant date.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC 505-50 “ Equity-Based Payments to Non-Employees” (formerly EITF 96-18, “ Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ” and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments granted to Other Than Employees.”) . The measurement date for fair value of the equity instruments is determined by the earlier of (i) the date at which commitment for performance by the vendor or consultant is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

The compensation expense that has been recognized for options granted was $491,979 for the year ended December 31, 2010. The impact of these expenses to basic and diluted loss per share was $0.01 per share during the year. For stock options issued as non-qualified stock options, a tax deduction is not allowed until the options are exercised. The amount of this deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise. Accordingly, there is a deferred tax asset recorded for the tax effect of the financial statement expense recorded. The tax effect of the income tax deduction in excess of the financial statement expense will be recorded as an increase to additional paid-in capital. Due to the uncertainty of the Company’s ability to generate sufficient taxable income in the future to utilize the tax benefits of the options granted, the Company has recorded a valuation allowance to reduce gross deferred tax assets to zero. As a result, for the year ended December 31, 2010, there is no income tax expense impact from recording the fair value of options granted. There is no tax deduction allowed by the Company for incentive stock options.

The Company has two stockholder approved equity compensation plans. The following sections summarize the Company’s equity compensation arrangements.

Incentive Stock Plan Approved by Stockholders: The Company’s stockholders have adopted an incentive stock plan for the benefit of its employees, consultants and advisors. Under the terms of the original plan, the Company was authorized to grant incentive awards for up to 1,000,000 shares of common stock. At the Company’s 2005 annual meeting, its shareholders increased the authorization under the incentive stock plan to 2,000,000 shares.

The incentive stock plan authorizes a variety of awards including incentive stock options, non-qualified stock options, shares of restricted stock, shares of phantom stock and stock bonuses. In addition, the plan authorizes the payment of cash bonuses when a participant is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

The plan authorizes the grant of incentive awards to full-time employees of the Company who are not eligible to receive awards under the terms of an employment contract or another specialty plan. The plan also authorizes the grant of incentive awards to directors who are not eligible to participate in the Company’s outside directors’ stock option plan, independent agents, consultants and advisors who have contributed to the Company’s success.

The Compensation Committee administers the plan. The Committee has absolute discretion to decide which employees, consultants and advisors will receive incentive awards, the type of award to be granted and the number of shares covered by the award. The committee also determines the exercise prices, expiration dates and other features of awards.

The exercise price of incentive stock options must be equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of the Company’s common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for incentive stock options is ten years from the date of grant, or five years in the case of an individual who owns more than 10% of the Company’s common stock. The aggregate fair market value determined at the date of the option grant, of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year, shall not exceed $100,000.

Outside Directors' Stock Option Plan Approved by Stockholders: The Company’s stockholders have adopted an outside directors' stock option plan for the benefit of its non-employee directors in order to encourage their continued service as directors. Under the terms of the original plan, the Company was authorized to grant incentive awards for up to 125,000 shares of common stock. At the 2005 annual meeting, the Company’s shareholders increased the authorization under the incentive stock plan to 500,000 shares.

Each eligible director who is, on or after the effective date, appointed to fill a vacancy on the Board or elected to serve as a member of the Board may participate in the plan. Each eligible director shall automatically be granted an option to purchase the maximum number of shares having an aggregate fair market value on the date of grant of twenty thousand dollars ($20,000). The option price of the stock subject to each option is required to be the fair market value of the stock on its date of grant. Options generally expire on the fifth anniversary of the date of grant. Any option granted under the plan shall become exercisable in full on the first anniversary of the date of grant, provided that the eligible director has not voluntarily resigned or been removed "for cause" as a member of the Board of Directors on or prior to the first anniversary of the date of grant (qualified option). Any qualified option shall remain exercisable after its first anniversary regardless of whether the optionee continues to serve as a member of the Board.

The following awards have been granted under the Plan during 2009 and 2010:

During the year ended December 31, 2009, the Company issued 128,565 five year options to three of its directors, vesting one third per year over the next three years. These options are exercisable at a price of $1.40 per share, expiring five years from vest date and are valued at $100,188 utilizing the Black-Scholes-Merton option pricing model, of which $29,916 was recorded as compensation expense in 2009.

During 2010, the Company issued 77,922 five year options to one of its directors, vesting one third per year over the next three years. These options are exercisable at a price of $0.77 per share, expiring five years from vest date and are valued at $34,860 utilizing the Black-Scholes-Merton option pricing model, with $12,152 recorded as compensation in 2010, and the Company issued 8,000 four year options to one of its directors, vesting immediately. These options are exercisable at a price of $3.60 per share, expiring June 25, 2014 and are valued at $14,882 utilizing the Black-Scholes-Merton option pricing model, with $14,882 recorded as compensation expense in 2010.

Equity Incentives Options Held by Officers, Employees, and Consultants Not Approved by Stockholders:

In January 2009 the Company granted a total of 36,000 contractual stock options to an employee at an exercise price of $2.50 per share. 6,000 of these options vested in January 2009 upon execution of the employment contract, with the balance vesting at a rate of 1,000 per month, and are exercisable for a period of five years from vesting date. These options were valued at $14,507, utilizing the Black-Scholes-Merton model with $4,835 of compensation expense recorded in 2009

On April 1, 2010, our Chief Financial Officer, Charles R. Trego was granted an option to purchase 265,000 shares of our common stock. The exercise price of the option is $1.50 per share. 27,000 of these options vested upon executing the employment contract and the remainder vests at the rate of 7,000 shares per month through the term of the Employment Agreement and are exercisable for a period of 5 years from the vesting date. These options were valued at $185,364, utilizing the Black-Scholes-Merton model with $46,341 of compensation expense recorded in 2010.

On April 1, 2010, our Chief Operating Officer, Philip S. Baker was granted an option to purchase 230,000 shares of our common stock. The exercise price of the option is $1.50 per share. 26,000 of these options vested upon executing the employment contract and the remainder vests at the rate of 6,000 shares per month through the term of the Employment Agreement and are exercisable for a period of 5 years from the vesting date. These options were valued at $160,884, utilizing the Black-Scholes-Merton model with $40,221 of compensation expense recorded in 2010.

On December 14, 2010, the Company granted a total of 55,000 stock options to one employee at an exercise price of $1.00 per share. 20,000 of these options vested in December 2010, and 1,000 options will vest monthly from March 2011 through November 2013, and are exercisable for a period of five years from vesting date. These options are valued at $15,948, utilizing the Black-Scholes-Merton model with $5,799 of compensation recorded in 2010.

2010 Employees and Officers Stock Option Plan Not Approved by Stockholders:

During March 2010, the Company granted a total of 272,000 contractual stock options to two employees at an exercise price of $1.50 per share. 8,000 of these options vested in March 2010 upon execution of their employment contracts, with the balance vesting at a rate of 8,000 per month beginning June 30, 2010. These options are exercisable for a period of five years from vesting date. These options were valued at $189,396, utilizing the Black-Scholes-Merton model with $52,610 of compensation expense recorded in 2010.

On April 1, 2010, an employee was granted an option to purchase 195,000 shares of our common stock at an exercise price of $1.50 per share. 25,000 of these options vested upon execution of the employment contract and beginning in June 2010; 5,000 options will vest monthly through the remainder of the contract and are exercisable for a period of 5 years from the vesting date. These options were valued at $136,404, utilizing the Black-Scholes-Merton model with $34,101 of compensation expense recorded in 2010.

On May 25, 2010, an employee was granted an option to purchase 108,000 shares of our common stock at an exercise price of $1.50 per share. 6,000 of these options vested upon execution of the employment contract and beginning in June 2010; 3,000 options will vest monthly through the remainder of the contract and are exercisable for a period of five years from the vesting date. These options were valued at $43,344, utilizing the Black-Scholes-Merton model with $8,428 of compensation expense recorded in 2010.

On June 22, 2010, an employee was granted an option to purchase 102,000 shares of our common stock at an exercise price of $1.50 per share. 3,000 of these options vested in June 2010; 3,000 options will vest monthly through the remainder of the contract and are exercisable for a period of 5 years from the vesting date. These options were valued at $37,125, utilizing the Black-Scholes-Merton model with $6,750 of compensation expense recorded in 2010.

On June 22, 2010, an employee was granted an option to purchase 102,000 shares of our common stock at an exercise price of $1.50 per share. 3,000 of these options vested in June 2010; 3,000 options will vest monthly through the remainder of the contract and are exercisable for a period of 3 years from the vesting date. These options were valued at $30,426, utilizing the Black-Scholes-Merton model with $5,532 of compensation expense recorded in 2010.

On June 29, 2010, our Chief Executive Officer, Thomas Granville was granted an option to purchase 360,000 shares of our common stock. The exercise price of the option is $1.50 per share. 10,000 of these options vested upon signing the employment contract and the remainder vests at the rate of 10,000 shares per month beginning August 2010 through the term of the Employment Agreement and are exercisable for a period of 5 years from the vesting date. These options were valued at $113,112, utilizing the Black-Scholes-Merton model with $18,852 of compensation expense recorded in 2010.

During August 2010, the Company granted a total of 175,024 stock options to three employees at an exercise price of $1.50 per share. 30,000 of these options vested in August 2010, and 4,532 options will vest monthly from January 2011 through September 2013, and are exercisable for a period of five years from vesting date. These options were valued at $36,963, utilizing the Black-Scholes-Merton model with $4,731 of compensation expense recorded in 2010.

On December 28, 2010, the Company granted a total of 125,024 stock options to two employees at an exercise price of $1.50 per share. 20,000 of these options vested in December 2010, and 3,282 options will vest monthly from January 2011 through December 2013, and are exercisable for a period of five years from vesting date. These options were valued at $29,104, utilizing the Black-Scholes-Merton model with $4,639 of compensation expense recorded in 2010.

The Company uses the Black-Scholes-Merton Option Pricing Model to estimate the fair value of awards on the measurement date using the weighted average assumptions noted in the following table:

Year	Interest Rate %	Dividend Yield %	Expected Volatility %	Expected Life
2004	3.8	0.0	59.1	60 months
2005	4.0	0.0	52.0	100 months
2006	4.7	0.0	53.6	45 months
2007	3.9	0.0	54.4	62 months
2008	2.8	0.0	51.4	58 months
2009	2.0	0.0	53.0	80 months
2010	2.3	0.0	58.0	69 months

Expected volatilities are calculated based on the historical volatility of the Company’s stock since its listing on the public markets. Management has determined that it cannot reasonably estimate a forfeiture rate given the insufficient amount of time and activity of share option exercise and employee termination patterns. The expected life of options, representing the period of time that options granted are expected to be outstanding, was determined using the contractual term. The risk-free interest rate for periods within the expected life of the option is based on the interest rate for a similar time period of a U.S. Treasury note in effort on the date of the grant.

The following table provides consolidated summary information on the Company’s equity compensation plans for the years ended December 31, 2004 through 2010.

		2004
		Weighted Average
					Aggregate
All Plan & Non-	Number of			Remaining	Intrinsic
Plan Compensatory Options	Options	Exercise	Fair Value	Life (years)	Value
Options outstanding at December 31, 2003	-	$0.00	$0.00
Granted	736,350	3.53	2.87
Exercised	-	0.00	0.00
Forfeited or lapsed	-	0.00	0.00
Options outstanding at December 31, 2004	736,350	$3.53	$2.87	6.34

		2005
		Weighted Average
					Aggregate
All Plan & Non-	Number of			Remaining	Intrinsic
Plan Compensatory Options	Options	Exercise	Fair Value	Life (years)	Value
Options outstanding at December 31, 2004	736,350	$3.53	$2.87
Granted	1,254,500	2.48	1.34
Exercised	(358,865)	1.65	2.32
Forfeited or lapsed	(182,100)	3.04	1.44
Options outstanding at December 31, 2005	1,449,885	$3.12	$1.86	7.73

		2006
		Weighted Average
					Aggregate
All Plan & Non-	Number of			Remaining	Intrinsic
Plan Compensatory Options	Options	Exercise	Fair Value	Life (years)	Value
Options outstanding at December 31, 2005	1,449,885	$3.12	$1.86
Granted	1,191,000	5.42	0.82
Exercised	-	0.00	0.00
Forfeited or lapsed	(894,000)	3.24	1.94
Options outstanding at December 31, 2006	1,746,885	$4.65	$1.035	3.70	$634,903
Options exercisable at December 31, 2006	1,192,385	$5.11	$0.97	2.90	$254,903

		2007
		Weighted Average
				Remaining	Aggregate
All Plan & Non-Plan Compensatory	Number of			Life	Intrinsic
Options	Options	Exercise	Fair Value	(years)	Value
Options outstanding at December 31, 2006	1,746,885	$4.65	$1.03
Granted	228,000	4.82	0.87
Exercised	-	0.00	0.00
Forfeited or lapsed	(124,000)	2.50	1.14
Options outstanding at December 31, 2007	1,850,885	$4.81	$1.00	1.5	$18,000
Options exercisable at December 31, 2007	1,442,385	$4.88	$0.93	2.0	$6,000

		2008
		Weighted Average
All Plan & Non-Plan Compensatory Options	Number of Options	Exercise	Fair Value	Remaining Life (years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2007	1,850,885	$4.81	$1.00
Granted	969,055	2.38	0.73
Exercised	-	0.00	0.00
Forfeited or lapsed	-	0.00	0.00
Options outstanding at December 31, 2008	2,819,940	$3.98	$0.91	3.1	$0
Options exercisable at December 31, 2008	1,831,690	$4.75	$0.90	1.4	$0

		2009
		Weighted Average
All Plan & Non-Plan Compensatory Options	Number of Options	Exercise	Fair Value	Remaining Life (years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2008	2,819,940	$3.98	$0.91
Granted	164,565	1.64	0.70
Exercised	-	-	-
Forfeited or lapsed	(1,101,035)	5.71	0.68
Options outstanding at December 31, 2009	1,883,470	$2.77	$1.02	4.1	$51,890
Options exercisable at December 31, 2009	1,077,155	$3.16	$1.14	2.9	$10,440

		2010
		Weighted Average
All Plan & Non-Plan Compensatory Options	Number of Options	Exercise	Fair Value	Remaining Life (years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2009	1,883,470	$2.77	$1.02
Granted	2,074,970	1.47	0.49
Exercised	-	-	-
Forfeited or lapsed	(379,920)	3.17	1.11
Options outstanding at December 31, 2010	3,578,520	$1.97	$0.70	4.7	$-
Options exercisable at December 31, 2010	1,660,910	$2.42	$0.91	3.4	$-

The following table summarizes the status of the Company’s non-vested options:

All non-vested stock options as of December 31, 2010	Shares	Fair Value
Options subject to future vesting at December 31, 2009	806,315	$0.87
Options granted	2,074,970	0.49
Options forfeited or lapsed	(128,070)	0.93
Options vested	(835,605)	0.70
Options subject to future vesting at December 31, 2010	1,917,610	$0.52

As of December 31, 2010, there was $825,726 of unrecognized compensation related to non-vested options. The Company expects to recognize the cost over a weighted average period of 1.2 years. The total fair value of options vested during 2010 was $1,515,274 ($334,201 during 2009).

Note 8 — Earnings/Loss Per Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. Diluted earnings per share are computed by assuming that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds the exercise price, less shares which could have been purchased by us with the related proceeds. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive.

Had the Company recorded income applicable to common shareholders for the periods ended December 31, 2003, 2004, 2005, 2006, 2007, 2008, 2009, and 2010, weighted-average number of common shares outstanding would have increased by 785,897, 1,386,612, 2,970,730, 2,135,938, 8,975,643, 9,566,738, 15,825,589 and 1,519,892 respectively, for the fiscal years, reflecting the addition of dilutive securities in the calculation of diluted earnings per share. The increase in weighted average common shares for the cumulative period since inception (September 18, 2003) to December 31, 2010 is 7,837,497 shares.

Note 9 — Income Taxes Expense (Benefit)

A summary of the components giving rise to the income tax expense (benefit) for the periods ended December 31, 2010 and 2009 is as follows:

	2010		2009
Current income tax expense:
Federal		$-	$-
State		-	-
Foreign		-	-
		$-	$-

Deferred income tax provision (benefit):
Federal		$(2,711,000)	$(2,890,000)
State		(584,000)	(603,000)
Foreign		(441,000)	(280,000)
Total deferred		(3,736,000)	(3,773,000)
Less increase in allowance		3,736,000	3,773,000
Net deferred	$	.	$-

Total income tax expense (recovery)		$-	$-

Individual components giving rise to the deferred tax asset are as follows:		2010	2009
Future tax benefit arising from net operating loss carry forwards		$14,584,000	$11,502,000
Future tax benefit arising from available tax credits		1,373,000	1,035,000
Future tax benefit arising from options/warrants issued for Services		845,000	665,000
Other		209,000	78,000
Total		17,011,000	13,280,000
Less valuation allowance		(17,011,000)	(13,280,000)
Net deferred		$-	$-

The components of pretax net loss are as follows:		2010	2009
United States		$(6,838,031)	$(14,574,274)
Foreign		7,177	(4,153)
		$(6,830,854)	$(14,578,427)

The Company has net operating loss carry forwards of $32,000,000 and $2,800,000 available to reduce future income taxes in United States and Canada, respectively. The United States carry forwards expire at various dates between 2024 and 2029. The Canadian carry forwards expire at various dates between 2010 and 2029. The Company also has generated Canadian tax credits related to research and development activities. The credit, amounting to $1,045,000 U.S. Dollars, is available to offset future taxable income in Canada and expires at various dates between 2024 and 2026. The Company has adopted FASB ASC 740, which provides for the recognition of a deferred tax asset based upon the value certain items will have on future income taxes and management's estimate of the probability of the realization of these tax benefits. The Company has determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against the entire net deferred tax asset. The utilization of NOL and tax credit carry forwards from Tamboril prior to the reorganization may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. Accordingly, these amounts have not been included in the gross deferred tax asset number above. In addition, due to equity transactions that have occurred subsequent to the reorganization with Tamboril, the utilization of NOL carry forwards may be subject to further change in control limitations that generally restricts the utilization of the NOL per year.

The reconciliation of the United States statutory federal income rate and the effective income tax rate in the accompanying consolidated statements of operations for the periods ended December 31, 2010 and 2009 is as follows:

	2010	2009
Statutory U.S. federal income tax rate	(34.0)%	(34.0)%
Prior period adjustments	(1.9)%	0.0%
State taxes, net	(8.5)%	(4.1)%
Foreign currency fluctuation	(2.3)%	(1.9)%
U.S. tax credits	(2.2)%	(0.5)%
Revaluation of Derivatives	(5.8)%	14.7%
Other	0.2%	0.1%
Change in valuation allowance	54.7%	25.9%
Effective income tax rate	0.0%	0.0%

The Company adopted the provisions of FASB ASC 740-10 “Income Taxes” on January 1, 2008. As the result of the assessment, the Company recognized no material adjustments to unrecognized tax benefits. At the adoption date of January 1, 2008 and as of December 31, 2010, the Company has no unrecognized tax benefits. By statute, tax years ending December 31, 2007 through 2010 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Note 10 — Related Party Transactions

Trust for the Benefit of the Shareholders of Mega-C Power Corp: The Trustee for The Trust for the Benefit of the Shareholders of Mega-C Power Corp. served as an officer of one of our consolidated companies in 2004. Effective December 22, 2009 with the private placement, the percentage beneficial ownership held by the Mega-C Trust fell below 5% and is no longer a Related Party.

Transactions with C&T: A former board member of the Company, Dr. Igor Filipenko, was the former majority shareholder of C&T prior to the acquisition by the Company. The Board of Directors on August 21, 2009 approved the issuance of warrants to purchase not more than 1,600,000 shares of common stock at an exercise price of $2.00 per share and a term of two years to the C&T Group. On December 31, 2010 these warrants have not yet been issued pending "mutual understanding" between the parties. On January 11, 2010, Dr. Igor Filipenko gave notice of his resignation as a director of the Company, effective immediately.

Related party notes payable: During the year ending December 31, 2009, the Company borrowed certain amounts from related parties; certain of these borrowings were extinguished through the issuance of the Company’s common stock during the fourth quarter of 2009. Refer to Note 5 “Related Party Debt”.

Senior Preferred conversions: On December 23, 2009, based on agreements received to convert shares using an October 30, 2009 conversion amount, two directors and the wife of a director, converted 67,633 shares of their 8% Cumulative Convertible Senior Preferred stock into 684,209 common shares.

Warrants: On September 22, 2009, we entered into an Amendment to Warrants and Securities Purchase Agreement with The Quercus Trust, amending the January 14, 2008 Warrant and Securities Purchase Agreement. The Amendment resets the exercise price for warrants previously issued to Quercus from $2.60 per share to $0.75 per share. On December 15, 2009, in Amendment No. 2 to the Securities Purchase Agreement, The Quercus Trust agreed to waive further anti-dilution rights on its warrants to purchase our common stock below an exercise price of $0.75 per share subject to the close of the Private Placement which occurred on December 22, 2009.

Note 11 — Supplemental Cash Flow Information

The following table provides summary information on our significant non-cash investing and financing transactions during the twelve-month periods ended December 31, 2010 and 2009:
	2010	2009
Dividend accrued to preferred stock – Senior	$-	$126,497
Dividend accrued to preferred stock – Series-A	-	909,819
Beneficial conversion feature on preferred stock	-	3,010,517
Warrants issued in lieu of liquidated damages	-	45,380
Placement fees payable in shares	-	410,209
Interest converted to common stock	-	13
Origination fees issued with related party note	-	105,666
Notes payable converted to common stock	-	371,366
Fair value of warrants issued with related party note	-	34,002

Cash payments for interest during the year ended December 31, 2010 and December 31, 2009 were $21,143 and $46,382 respectively. There were no payments of income taxes during the years ended December 31, 2010 and 2009.

Note 12 — Commitments and Contingencies and Significant Contracts

Facilities: On November 4, 2010, the Company entered into a Commercial Lease (“Lease”) with Becan Development, LLC (“Lessor”) to lease a 45,000 square foot building, located at 209 Green Ridge Road in New Castle PA, (the “Property”). The salient terms of the Lease are as follows:

•	The Lease term commenced on January 1, 2011 and the term expires on December 31, 2015.
•
The Lease may be extended for two 5-year terms, by giving notice not less than 30 nor more than 120 days before the expiration of the initial term or first renewal term (as applicable). The renewal leases shall be on terms substantially similar to the terms of the initial Lease except for any adjustment to rent, if warranted, as mutually agreed upon by Lessor and the Company.

•	The rental amount for the initial term is $19,297 per month and is on a “triple net” basis.
•
If the Company is able to obtain sufficient funding from either the federal or state government or agencies, and it enters into a binding agreement to purchase the Property, the Lease shall be immediately terminated and Lessor shall credit the most recent 6 months of actual rental payments made to Lessor against the purchase price of the Property

•
The Company also has a right of first refusal to purchase the property within 30 days of receipt of notice of a third party offer from Lessor upon substantially the same terms as those offered by the third party.

•	The Lease contains market terms on standard provisions such as defaults and maintenance.

On March 28, 2010, we renewed our lease for existing space at our manufacturing plant, located at 3601 Clover Lane, in New Castle, Pennsylvania. The salient terms of the Lease are as follows:

•	The term commenced on April 3, 2010 with an initial term of three years.
•	The renewal lease may be extended for two successive five-year renewal options with future rent to be negotiated at a commercially reasonable rate.
•
The battery manufacturing facility includes 70,438 square feet of floor space, including 7,859 square feet of office, locker, lab and lunch area, 46,931 square feet of manufacturing space, 1,488 square feet of dedicated lab space, 9,200 square feet of storage buildings and 5,000 square feet of basement area.

•
The rental amount for the initial term is $16,700 per month, which is fixed through 2013. In addition to the monthly rental, we are obligated to pay all required maintenance costs, taxes and special assessments, maintain public liability insurance, and maintain fire and casualty insurance for an amount equal to 100% of the replacement value of the leased premises.

Employment Agreements: The Company has entered into executive employment agreements with Thomas Granville, Charles R. Trego, and Phillip S. Baker. These agreements generally require each executive to devote substantially all of his business time to the Company’s affairs, establish standards of conduct, prohibit competition with our company during their term, affirm our rights respecting the ownership and disclosure of patents, trade secrets and other confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement. Each of the executives is allowed to participate in our standard employee benefit programs, including medical/hospitalization insurance and group life insurance, as in effect from time to time. Each of the covered executives will generally receive an automobile allowance, reimbursement for all reasonable business expenses incurred by him on behalf of the Company in the performance of his duties, and a severance package that guarantees continued remuneration equal to the executives base salary for a total of 23 months so long as the company elects to enforce the provisions of the Non-Competition Agreement, should the executive be unable to find employment or accepts employment at a reduced rate of pay due solely to the Non-Competition Agreement. The provisions of the individual agreements are set forth in the following table:

Name	Position	Date	Term	Salary	Options	Price	Vesting	Stock
Thomas Granville (1)	CEO	6/29/10	3-year	$380,000	360,000	$1.50	Monthly	0
Charles R. Trego (2)	CFO	4/01/10	3-year	$225,000	265,000	$1.50	Monthly	0
Philip S. Baker (3)	COO	4/01/10	3-year	$199,800	230,000	$1.50	Monthly	0
Dr. Edward Buiel (4)	VP and CTO(former)
Donald T. Hillier (5)	CFO(former)

1.
Thomas Granville. On June 29, 2010, the Company entered into an Executive Employment Agreement with Thomas Granville as Chief Executive Officer. Pursuant to this agreement, Mr. Granville receives an annual salary of $380,000, and an annual car allowance of $9,000 for the period commencing June 29, 2010, and terminating June 30, 2013. Mr. Granville’s base salary is subject to annual review, and such salary is subject to renegotiation on the basis of Mr. Granville’s and the Company’s performance. In addition, Mr. Granville received a signing bonus of $270,000 and was paid on July 9, 2010. The Company also granted Mr. Granville an option to purchase 360,000 shares of our common stock at a price of $1.50 per share at a vesting rate of 10,000 shares per month through the term of the agreement. Mr. Granville is eligible to participate in any executive compensation plans adopted by the shareholders of the Company and the Company's standard employee benefit programs.

2.
Charles R. Trego. On April 1, 2010, the Company entered into an Executive Employment Agreement with Charles R. Trego as Chief Financial Officer. Under the terms of his employment agreement, which has a term of three years, Mr. Trego receives an annual salary of $225,000, which is subject to review after the initial six month term of the agreement and annually thereafter, an annual car allowance of $9,000, bonuses as determined by the compensation committee, and a 5-year option to purchase 265,000 shares of our common stock at a price of $1.50 per share. 27,000 options shall vest upon execution of this contract and, beginning in June 2010, 7,000 options will vest monthly through the remaining 34 months of this contract.

3.
Philip S. Baker. On April 1, 2010, the Company entered into an Executive Employment Agreement with Philip S. Baker as Chief Operating Officer. Under the terms of his employment agreement, which has a term of three years, Mr. Baker receives an annual salary of $199,800, which is subject to review after the initial six month term of the agreement and annually thereafter, an annual car allowance of $6,000, and a 5-year option to purchase 230,000 shares of our common stock at a price of $1.50 per share. 26,000 options shall vest upon execution of this contract and, beginning in June, 2010, 6,000 options will vest monthly through the remaining 34 months of this contract.

4.
Dr. Edward Buiel. On June 23, 2008, the Company entered into an Executive Employment Agreement with Dr. Edward Buiel as Vice President and Chief Technology Officer, which terminated on May 31, 2010. Upon expiration of his status as employee, 50,000 shares of restricted stock were forfeited pursuant to the terms of his 2008 employment agreement. On June 7, 2010 the Company agreed to engage Dr. Buiel as an interim independent contractor with compensation at $10,000 per week, plus travel expenses to and from all work sites, meals, administrative expenses, other travel related expenses, and health care benefits through December 31, 2010. Dr. Buiel is currently working as a consultant to the Company on a project basis. There is no formal consulting agreement in place, and Dr. Buiel’s compensation is determined on a project specific basis.

5.
Donald T. Hillier. Under the terms of his employment agreement effective June 2008, which had a term of three years, Mr. Hillier received an annual salary of $150,000, an annual car allowance of $9,000, bonuses as determined by the compensation committee, and a 5-year option to purchase 180,000 shares of our common stock at a price of $2.50 per share that vests over 36 months beginning in June 2008. Mr. Hillier also received 90,000 shares of the Company's common stock with vesting to occur in equal 30,000 shares on the next 3 anniversary dates of his employment agreement. However, 60,000 of these shares were forfeited upon termination. Mr. Hillier served as our CFO throughout fiscal year 2009 and was terminated as the Company’s CFO on February 5, 2010. Under the terms of the separation agreement, Mr. Hillier received $35,000 in cash, health insurance through April 30, 2010, and waived his right to receive the 30,000 vested common shares owing to him under his 2008 contract in exchange for 30,000 vested common shares valued at $23,400 on June 22, 2010, the physical stock issuance date.

We have no retirement plans or other similar arrangements for any directors, executive officers or employees, other than a noncontributory 401(k) plan.

Purchase Orders

On May 11, 2010, the Company was awarded federal contract number N00014-10-C-0094. Under the terms of the agreement, Axion shall furnish personnel and facilities to conduct the research effort for the development of new lightweight, high-powered batteries for use in vehicles operated by the U.S. Marine Corps. This cost-plus-fixed-fee completion contract requires scientific or technical reports to be delivered, inspected and accepted prior to reimbursement. Costs incurred during the performance period, will be reimbursed quarterly. The contract spans a twelve month period, providing $1,004,747 to us for this project, and is subject to defined reporting requirements and financial audit upon contract completion.

Selling price is determined by periodic spending using the hourly labor, overhead, and G&A rates submitted with the proposal. The rates are subject to adjustment at the end of contract, and secured by the unpaid fixed fee. Revenue based on the proportionate performance of the work performed is recognized from inception to completion when collection of the reimbursement is reasonably assured. Recognition of the fixed fee is postponed to contract completion. Fixed fee billings are recorded under deferred revenue. The contract contributed $535,105 to net sales during 2010.

Amendment No. 3 to Securities Purchase Agreement, dated as of September 30, 2010

On September 28, 2010, both Stanley A. Hirschman and Joseph Bartlett gave notice of their resignations as directors of the Company, effective immediately. In connection with Mr. Bartlett’s resignation, Quercus has executed Amendment No. 3 to Securities Purchase Agreement, dated as of September 30, 2010, pursuant to which it has waived its right to have three directors appointed to the Company’s Board and instead will reserve the right to have one director appointed. These actions are consistent with the Company’s overall goal of reducing the size of its Board.

Note 13 — Subsequent Events

On February 1, 2011, we were issued U.S. Patent No. 7,881,042 – Activated Carbon Electrode with PTFE Binder which expires on March 11, 2027

On March 8, 2011, we announced that we had received a series of orders for the production and immediate delivery of flooded lead-acid batteries. The batteries will be branded by the purchaser, and will not carry an Axion Power identification label. Axion anticipates weekly shipments of these batteries in 2011 with a total minimum purchase price of $3.5 million dollars and a potential maximum purchase price of $8 million dollars. The maximum number is based on the purchaser's forecast, which was projected from their historical data. The flooded lead-acid batteries will be built by Axion Power, with the purchaser carrying the cost of inventory and providing the raw materials required. The battery order is well suited to production on the newly renovated, and currently under-utilized, manufacturing lines at the Clover Lane New Castle, PA battery facility. These battery types have been produced on the manufacturing lines at New Castle for decades. Revenue and margin from the sale of these batteries will begin to be reported in our financial results for the first quarter of 2011.

3,421,036 Shares of Common Stock
PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Issuance and Distribution

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:
Securities and Exchange Commission registration fee (1)	$53.86
Printing and engraving expenses	$1,000.00
Legal fees and expenses	$18,000.00
Accountant fees and expenses	$5,000.00
Total	$21,541.60

(1) Paid in connection with the original filing of this registration statement.

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit.

Our amended and restated certificate of incorporation specifically limits each director’s personal liability, as permitted by Section 102 of the Delaware General Corporation Law, and provides that if the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors of otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

Item 15. Recent Sales of Unregistered Securities

Since January 1, 2007, Axion has issued and sold the following securities in transactions exempt from registration under Section 4(2) of the Securities Act of 1933:

Equity Transactions - Year ended December 31, 2007:

During 2007, 40,000 shares of Series A Preferred Stock were issued to two unaffiliated accredited investors at a purchased price of $10.00 per share for aggregate proceeds to the Company of $400,000.

Restricted stock transactions during the year ended December 31, 2007 are as follows:
•
The Company’s Vice President of Manufacturing and Engineering received 36,000 restricted shares, valued at $82,800, pursuant to his 2007 employment contract. The shares will vest at a rate of 1,000 shares per month. The expense related to these shares will be recognized over this three-year requisite service period and the shares will be considered issued and outstanding upon vesting.

Equity Transactions – Year ended December 31, 2008:

At the first Quercus closing on January 14, 2008, we issued and sold 1,904,762 first closing units (a unit is one share of common stock, and a 5-year warrant to purchase 1.5 additional shares of common stock at an exercise price of $2.60 per share) issuable to Quercus for an aggregate purchase price of $4,000,000, or $2.10 per Unit.

On March 31, 2008, an accredited investor under the terms of his 2007 Bridge Loan agreement, converted $223,984 of his Bridge Loan to purchase 106,659 first closing units under the same terms and conditions as was offered to Quercus, at $2.10 per Unit.

At the second Quercus closing on April 8, 2008, we issued and sold 1,904,762 second closing units (a unit is one share of common stock, and a 5-year warrant to purchase 1.25 additional shares of common stock at an exercise price of $2.60 per share) issuable to Quercus for an aggregate purchase price of $4,000,000, or $2.10 per Unit.

On April 21, 2008, an accredited investor under the terms of his 2007 Bridge Loan agreement, converted $52,500of their Bridge Loans to purchase 25,000 first closing units under the same terms and conditions as was offered to Quercus, at $2.10 per Unit.

On May 6, 2008, one accredited investor under the terms of the 2006 Series A Preferred private placement offering, converted 50,000 preferred shares with a stated value of $635,641 to purchase 508,512 shares of the Company’s common stock at the stated conversion price of $1.25 per share.

On May 29, 2008, a director under the terms of his 2007 Bridge Loan agreement, converted $4,200 of his Bridge Loan to purchase 2,000 second closing units under the same terms and conditions as was offered to Quercus, at $2.10 per Unit.

At the third and final Quercus closing on June 30, 2008, we issued and sold 4,761,905 third closing units (a unit is one share of common stock, and a 5-year warrant to purchase 1 additional shares of common stock at an exercise price of $2.60 per share) issuable to Quercus for an aggregate purchase price of $10,000,000, or $2.10 per Unit.

On June 30, 2008, a director under the terms of his 2007 Bridge Loan agreement, converted $800,000 of his Bridge Loan to purchase 380,952 third closing units under the same terms and conditions as was offered to Quercus, at $2.10 per Unit.

On August 20, 2008, one accredited investor under the terms of the 2006 Series A Preferred private placement offering, converted 50,000 preferred shares with a stated value of $650,984 to purchase 520,787 shares of the Company’s common stock at the stated conversion price of $1.25 per share.

On September 11, 2008, one accredited investor under the terms of the 2006 Series A Preferred private placement offering, converted 4,000 preferred shares with a stated value of $52,250 to purchase 41,800 shares of the Company’s common stock at the stated conversion price of $1.25 per share.

During 2008, an officer vested in 12,000 shares of his 2007 restricted stock award.

Restricted stock transactions during the year ended December 31, 2008 are as follows:
•
The Company’s chief financial officer received 90,000 restricted shares, valued at $166,500, pursuant to his 2009 employment contract. The shares will vest in equal 30,000 share amounts on June 16 of each of 2009, 2010 and 2011. The expense related to these shares will be recognized over this three-year requisite service period and the shares will be considered issued and outstanding upon vesting.

•
The Company’s chief technical officer received 50,000 restricted shares, valued at $90,500 and an additional 30,000 restricted shares, valued at $51,000, pursuant to his 2009 employment contract. The 50,000 shares will become fully vested on May 31, 2011. The expense related to these shares will be recognized over this three-year requisite service period and the shares will be considered issued and outstanding upon vesting. The 30,000 shares vest December 29, 2009. The expense related to these shares will be recognized over this eighteen month requisite service period and the shares will be considered issued and outstanding upon vesting.

•
An employee received 50,000 restricted shares, valued at $92,500, pursuant to his 2009 employment contract. The 50,000 shares will become fully vested on June 15, 2011. The expense related to these shares will be recognized over this three-year requisite service period and the shares will be considered issued and outstanding upon vesting.

Equity Transactions – Year ended December 31, 2009:

During 2009, an officer vested in 23,000 shares of his 2007 restricted stock award.

On June 16, 2009, an officer vested in 30,000 shares of his 2008 restricted stock award.

On July 21, 2009 an accredited investor under the terms of the 2006 Series A Preferred private placement offering, converted 25,000 preferred shares with a stated value of $358,418 to purchase 286,735 shares of the Company’s common stock at the stated conversion price of $1.25 per share.

On November 4, 2009 an accredited investor under the terms of the 2006 Series A Preferred private placement offering, converted 63,100 preferred shares with a stated value of $921,890 to purchase 862,466 shares of the Company’s common stock at the stated conversion price of $1.07 per share.

On December 22, 2009, we issued and sold 45,106,052 of the Company’s common stock under a Securities purchase agreement for an aggregate purchase price of $ 25,710,450, or $0.57 per share.

On December 22, 2009, a director under the terms of his 2009 Bridge Loan agreement, converted $171,353 of his Bridge Loan to purchase 300,620 of the Company’s common stock under the same terms and conditions offered to investors in the December 22,2009 Securities purchase agreement at $0.57.

On December 22, 2009, an accredited investor under the terms of his 2009 Bridge Loan agreement, converted $200,013 of his Bridge Loan to purchase 350,900 of the Company’s common stock under the same terms and conditions offered to investors in the December 22,2009 Securities purchase agreement at $0.57.

On December 23, 2009 a director under the terms of the 2005 8% Convertible Senior Preferred private placement offering, converted 25,000 preferred shares with a stated value of $360,440 to purchase 252,912 shares of the Company’s common stock at the stated conversion price of $1.43 per share.

On December 23, 2009 a director and his wife under the terms of the 2005 8% Convertible Senior Preferred private placement offering, converted 42,633 preferred shares with a stated value of $614,665 to purchase 431,297 shares of the Company’s common stock at the stated conversion price of $1.43 per share.

On December 23, 2009 eight individuals under the terms of the 2005 8% Convertible Senior Preferred private placement offering, converted 69,867 preferred shares with a stated value of $1,007,210 to purchase 706,735 shares of the Company’s common stock at the stated conversion price of $1.43 per share.

On December 23, 2009 eleven individuals under the terms of their Placement Agency Agreements received 719,664 shares of the Company’s common stock as Placement fees for their assistance in the financing attributed to the December 22, 2009 Securities Purchase Agreement at a price of $410,208, or $0.57 per share .

On December 29, 2009, an officer vested in 280,000 shares of his 2006 and 2008 restricted stock awards.

2010 Transactions

Warrants: On February 9, 2010, April 19, 2010, July 12, 2010, and October 1, 2010 a total of 400,000 warrants (100,000 warrants from each transaction) were exercised for a total of $228,000. During August 2010, 301,700 warrants issued were exercised for $131,266, in partial settlement of the Mercatus matter.

Common Stock & Private Placements: In December 2010, 198,300 shares of our common stock were issued for a total of $113,031, in settlement of the Mercatus matter.

Common Stock Issuances: The following table represents per share issuances of common stock from May 1, 2005 through December 31, 2009.

2005
Description:	Date	Shares	Per share Valuation	Business reason:
7 individuals	6/10/2005	29,565	$3.57	Exercise of Director options
3 individuals	7/11/2005	190,000	$1.58	Conversion of Preferred and accrued dividends
Banca di Unionale	7/11/2005	10,000	$1.60	Exercise of preferred warrants
3 individuals	8/28/2005	150,000	$1.67	Conversion of Preferred and accrued dividends
James Smith	9/7/2005	30,000	$1.67	Conversion of Preferred and accrued dividends
2 individuals	9/28/2005	1,050,000	$1.69	Conversion of Preferred and accrued dividends
2 individuals	various	226,900	$1.79	Exercise of Series I warrants
3 individuals	various	91,200	$2.40	Exercise of Series III warrants
2 individuals	various	25,000	$1.60	Exercise of Preferred warrants
Officer	10/20/2005	446,000	$1.00	Exercise of warrants and options
Officer	10/20/2005	25,000	$2.00	Exercise of warrants
6 individuals	12/1/2005	600,000	$2.00	Common stock and warrants
2005 Totals		3,642,665	$1.94

2006
2 individuals	4/21/06	80,000	2.50	Common stock and warrants issued for cash
Officer	4/21/06	56,700	2.00	Exercise of non-plan incentive option granted to CEO
Officer	4/21/06	6,000	4.00	Unrestricted share grant to CTO
Mega-C Trust	11/28/06	(500,000)	2.25	Return of shares per settlement agreement
2006 Totals		(357,300)	$2.20

2007
Officer	12/01/07	1,000	2.30	Unrestricted share grant to VP Mfg Engineering
2007 Totals		1,000	$2.30
2008
The Quercus Trust	1/14/2008	1,904,762	2.10	Securities purchase agreement
1 individual	3/31/2008	106,659	2.10	2007 Bridge Loan Conversion
The Quercus Trust	4/08/2008	1,904,762	2.10	Securities purchase agreement
1 individuals	4/21/2008	25,000	2.10	2007 Bridge Loan Conversion
Lichtensteiniche Landsbank	5/06/2008	508,512	1.25	Series A Preferred Conversions
Director	5/29/2008	2,000	2.10	2007 Bridge Loan Conversion
The Quercus Trust	6/30/2008	4,761,905	2.10	Securities purchase agreement
Director	6/30/2008	380,952	2.10	2007 Bridge Loan Conversion
1 individual	8/20/2008	520,787	1.25	Series A Preferred Conversion
1 individual	9/11/2008	41,800	1.25	Series A Preferred Conversion
V.P. Mfg Engineering	01/01/2008-12/01/2008	12,000	1.85	Unrestricted share Grant
2008 Totals (as of December 31, 2008)		10,169,139	$2.01

2009
V.P. Mfg Engineering	01/01/2009-12/01/2009	23,000	1.55	Unrestricted share Grant
CFO	06/16/2009	30,000	1.41	Unrestricted share Grant
New Energy Fund	07/21/2009	286,735	1.25	Series A Preferred Conversions
Fursa Global Event Driven Fund LP	11/04/2009	862,466	1.07	Series A Preferred Conversions
Director	12/23/2009	252,912	1.43	Senior Preferred Conversion
Director	12/23/2009	431,297	1.43	Senior Preferred Conversion
8 individuals	12/23/2009	706,735	1.43	Senior Preferred Conversion
11 individuals	12/23/2009	719,664	0.57	Common stock placement fees
48 investors	12/22/2009	45,106,052	0.57	Securities purchase agreement, net of 2009 Bridge Loan conversion
Director	12/22/2009	300,620	0.57	2009 Bridge Loan conversion
1 individual	12/22/2009	350,900	0.57	2009 Bridge Loan conversion
CTO	12/29/2009	280,000	1.50	Unrestricted share Grant
2009 Totals (as of December 31, 2009)		49,350,381	$0.61

2010
Description:	Date	Shares	Per share valuation	Business reason:
1 individual	1/26/2010	1,426,960	$1.07	Series-A conversion
1 individual	2/9/2010	100,000	$0.57	Warrant Exercise
18 individuals	2/24/2010	3,453,899	$1.07	Series-A conversion
Director	2/24/2010	1,692,160	$1.07	Series-A conversion
Officer	2/24/2010	275,296	$1.07	Series-A conversion
Director	2/24/2010	1,937,169	$1.07	Series-A conversion
1 individual	4/19/2010	100,000	$0.57	Warrant Exercise
1 individual	7/12/2010	100,000	$0.57	Warrant Exercise
1 individual	7/28/2010	301,700	$0.44	Mercatus Warrants
1 individual	10/1/2010	100,000	$0.57	Warrant Exercise
2 individuals	12/15/2010	198,300	$0.57	Settlement of accrued liabilities to selling shareholders in the Mercatus settlement
2010 Totals		9,685,484	$1.02

All of the above equity transactions were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules
2.1	Reorganization Agreement (without exhibits) between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated December 31, 2003.	(1)
2.2	First Addendum to the Reorganization Agreement between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated January 9, 2004.	(1)
3.1	Amended and Restated Certificate of Incorporation of Tamboril Cigar Company dated February 13, 2001.	(2)
3.3	Amendment to the Certificate of Incorporation of Tamboril Cigar Company dated June 4, 2004.	(3)
3.4	Amendment to the Certificate of Incorporation of Axion Power International, Inc. dated June 4, 2004.	(3)
3.5	Amended By-laws of Axion Power International, Inc. dated June 4, 2004. (3)

4.1	Specimen Certificate for shares of Company’s $0.00001 par value common stock.	(9)
4.2	Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated December 31, 2003.	(1)
4.3	Succession Agreement Pursuant to the Provisions of the Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated March 25, 2004.	(4)
4.4	Form of Warrant Agreement for 1,796,300 capital warrants.	(9)
4.5	Form of Warrant Agreement for 667,000 Series I investor warrants.	(9)
4.6	Form of Warrant Agreement for 350,000 Series II investor warrants.	(9)
4.7	Form of Warrant Agreement for 313,100 Series III investor warrants.	(9)
4.8	Form of 8% Cumulative Convertible Senior Preferred Stock Certificate	(D)
4.9	First Amended and Restated Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated February 28, 2005.	(11)
4.10	Second Amendment and Restated Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated November 21, 2006	(19)
4.11	Certificate of Powers, Designations, Preferences and Rights of the 8% Convertible Senior Preferred Stock of Axion Power International, Inc. dated March 17, 2005.	(12)
4.12	Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, Par Value $0.0001 Per Share, of Axion Power International, Inc. dated October 23, 2006.	(13)
4.13	Amended Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, Par Value $0.0001 Per Share, of Axion Power International, Inc. dated October 26, 2006.	(13)
5.1	Opinion of Jolie Kahn, Esq.	(25)
9.1	Agreement respecting the voting of certain shares beneficially owned by the Trust for the Benefit of the Shareholders of Mega-C Power Corporation.	Included in Exhibit 4.2
10.1	Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 15, 2003.	(1)
10.2	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 17, 2003.	(1)
10.3	Tamboril Cigar Co. Incentive Stock Plan dated January 8, 2004	(A)
10.4	Tamboril Cigar co. Outside Directors Stock Option Plan dated February 2, 2004	(A)
10.5	Stock Purchase & Investment Representation Letter among John L. Petersen, Sally A. Fonner and C and T Co. Incorporated dated January 9, 2004	(1)
10.6	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated January 9, 2004.	(1)
10.7	First Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated as of January 9, 2004.	(5)
10.8	Definitive Incentive Stock Plan of Axion Power International, Inc. dated June 4, 2004.	(3)
10.9	Definitive Outside Directors’ Stock Option Plan of Axion Power International, Inc. dated June 4, 2004.	(3)
10.10	Executive Employment Agreement of Charles Mazzacato.	(9)
10.11	Executive Employment Agreement of Peter Roston.	(9)
10.12	Amended Retainer Agreement between the law firm of Fefer, Petersen & Cie dated March 31, 2005	(C)
10.13	Retainer Agreement dated January 2, 2004 between the law firm of Fefer, Petersen & Cie and Tamboril Cigar Company.	(10)
10.14	Bankruptcy Settlement Agreement Between Axion Power International, Inc. and Mega-C Power Corporation dated December, 2005	(E)
10.15	Second Amendment to Development and License Agreement between Axion Power International, Inc. and C and T Co. Incorporated dated as of March 18, 2005.	(12)
10.16	Executive Employment Agreement of Thomas Granville dated June 23, 2008.	(20)
10.17	Loan agreement dated January 31, 2006 between Axion Battery Products, Inc. as borrower, Axion Power International, Inc. as accommodation party and Robert Averill as lender respecting a $1,000,000 purchase money and working capital loan.	(14)

10.18	Security agreement dated January 31, 2006 between Axion Battery Products, Inc. as debtor and Robert Averill as secured party.	(14)
10.19	Security agreement dated January 31, 2006 between Axion Power International, Inc. as debtor and Robert Averill as secured party.	(14)
10.20	Promissory Note dated February 14, 2006 between Axion Battery Products, Inc. as maker and Robert Averill as payee.	(14)
10.21	Form of Warrant Agreement between Axion Power International, Inc. and Robert Averill.	(14)
10.22	Commercial Lease Agreement dated February 14, 2006 between Axion Battery Products, Inc. as lessee and Steven F. Hoye and Steven C. Warner as lessors.	(14)
10.23	Asset Purchase Agreement dated February 10, 2006 between Axion Battery Products, Inc. as buyer and National City Bank of Pennsylvania as seller.	(14)
10.24	Escrow Agreement dated February 14, 2006 between Axion Battery Products, Inc. and National City Bank of Pennsylvania as parties in interest and William E. Kelleher, Jr. and James D. Newell as escrow agents.	(14)
10.25	Executive Employment Agreement of Edward Buiel dated June 23, 2008.	(21)
10.26	Consulting Agreement, dated as of September 27, 2007, by and between Axion Power International, Inc. and Andrew Carr Conway, Jr.	(16)
10.27	Amendment No. 1 to Consulting Agreement, dated as of October 31, 2007, by and between Axion Power International, Inc. and Andrew Carr Conway, Jr.	(16)
10.28	Securities Purchase Agreement dated as of January 14, 2008, by and between Axion Power International, Inc. and Quercus Trust.	(17)
10.29	Common Stock Purchase Warrant dated January 14, 2008, executed by Axion Power International, Inc.	(17)
10.30	Executive Employment Agreement of Donald T. Hillier dated June 18, 2008.	(19)
10.31	Amendment to Warrants and Securities Purchase Agreement dated as of September 22, 2009, by and between Axion Power International, Inc. and Quercus Trust.	(22)
10.32	Securities Purchase Agreement dated as of December 18, 2009, by and between Axion Power International, Inc. and the Investors named therein.	(23)
10.33	Registration Rights Agreement, executed by Axion Power International Inc. and the Investors named therein.	(23)
10.34	Amendment No. 2 to Securities Purchase Agreement dated as of January 14, 2008, by and between Axion Power International, Inc. and Quercus Trust.	(23)
10.35	Lock-Up Agreement executed by Quercus Trust and David Gelbaum and Monica Chavez Gelbaum.	(23)
10.36	Lease Agreement, dated March 28, 2010, by and between Steven F. Hoye and Steven C. Warner, Lessor, and Axion Power Battery Manufacturing, Inc., Lessee.	(24)
10.37	Executive Employment Agreement, dated as of April 1, 2010, between Charles R. Trego and the Company	(26)
10.38	Executive Employment Agreement, dated as of April 1, 2010 between Philip S. Baker and the Company	(26)
10.39	Executive Employment Agreement of Thomas Granville dated June 29, 2010.	(27)
10.40	Amendment No. 3 to Securities Purchase Agreement by and between Axion Power International, Inc. and the Quercus Trust dated September 30, 2010.	(28)
10.41	Commercial Lease with Becan Development, LLC dated November 4, 2010.	(29)
14.1	Code of Business Conduct and Ethics	(6)
16.1	Letter from Predecessor Independent Registered Public Accounting Firm	(25)
23.1	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1)	(25)
23.2	Consent of EFP Rotenberg, LLP

(1)	Incorporated by reference from our Current Report on Form 8-K dated January 15, 2004.
(2)	Incorporated by reference from our Current Report on Form 8-K dated February 5, 2003.
(3)	Incorporated by reference from our Current Report on Form 8-K dated June 7, 2004.
(4)	Incorporated by reference from our Current Report on Form 8-K dated April 13, 2004.
(5)	Incorporated by reference from our Form S-3 registration statement dated May 20, 2004.
(6)	Incorporated by reference from our Annual Report on Form 10-KSB dated March 30, 2004
(7)	Incorporated by reference from our Current Report on Form 8-K dated April 13, 2003.
(8)	Incorporated by reference from our Current Report on Form 8-K dated February 16, 2004.
(9)	Incorporated by reference from our Form S-1 registration statement dated September 2, 2004.
(10)	Incorporated by reference from our Form S-1 registration statement dated December 17, 2004.
(11)	Incorporated by reference from our Current Report on Form 8-K dated February 28, 2005.
(12)	Incorporated by reference from our Current Report on Form 8-K dated March 21, 2005.
(13)	Incorporated by reference from our Current Report on Form 8-K dated November 8, 2006.
(14)	Incorporated by reference from our Current Report on Form 8-K dated February 16, 2006.
(15)	Incorporated by reference from our Current Report on Form 8-K dated January 3, 2007.
(16)	Incorporated by reference from our Current Report on Form 8-K dated November 6, 2007.
(17)	Incorporated by reference from our Current Report on Form 8-K dated January 17, 2008.
(18)	Incorporated by reference from our Current Report on Form 8-K dated January 31, 2008.
(19)	Incorporated by reference from our Registration Statement on Form S-1 dated July 3, 2008.
(20)	Incorporated by reference from our Current Report on Form 8-K dated June 27, 2008.
(21)	Incorporated by reference from our Current Report on Form 8-K dated July 2, 2008.
(22)	Incorporated by reference from our Current Report on Form 8-K dated September 22, 2009.
(23)	Incorporated by reference from our Current Report on Form 8-K dated December 18, 2009.
(24)	Incorporated by reference from our Form 10-K for the year ended December 31, 2009 filed on March 30, 2010
(25)	Incorporated by reference from our Registration Statement on Form S-1, filed on May 20, 2009.
(26)	Incorporated by reference from our Current Report on Form 8-K, filed on April 6, 2010.
(27)	Incorporated by reference from our Current Report on Form 8-K dated July 6, 2010.
(28)	Incorporated by reference from our Current Report on Form 8-K dated October 4, 2010.
(29)	Incorporated by reference from our Current Report on Form 8-K dated November 10, 2010.
(A)	Incorporated by reference from our Current Report on Form 8-K/A dated February 2, 2004.
(B)	Incorporated by reference from our Current Report on Form 8-K dated April 4, 2005.
(C)	Incorporated by reference from our Registration Statement on Form SB-2 dated April 16, 2005.
(D)	Incorporated by reference from our Current Report on Form 8-K dated December 13, 2005.

Item 17. Undertakings

The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B (Section 430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New Castle, Pennsylvania, on the 20th day of April, 2011.

AXION POWER INTERNATIONAL, INC.
By: /s/ Thomas Granville
Thomas Granville, Principal Executive Officer

Date: April 20, 2011

By: /s/ Charles Trego
Charles Trego, Principal Financial Officer and Principal Accounting Officer.

Date: April 20, 2011

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ D. Walker Wainwright	Director	April 20, 2011
D. Walker Wainwright
/s/ Robert G. Averill	Director	April 20, 2011
Robert G. Averill

/s/ Glenn Patterson	Director	April 20, 2011
Glenn Patterson

/s/ David Anthony	Director	April 20, 2011
David Anthony

/s/ Thomas Granville	Director	April 20, 2011
Thomas Granville

/s/ Michael Kishinevsky	Director	April 20, 2011
Michael Kishinevsky
/s/ Howard K. Schmidt	Director	April 20, 2011
Howard K. Schmidt